UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Amendment No. 1)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BAYOU CITY EXPLORATION, INC. (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

***PRELIMINARY COPY***

BAYOU CITY EXPLORATION, INC.

1151 Old Porter Pike

Bowling Green, Kentucky 42103

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF MAJORITY OF STOCKHOLDERS

To the Stockholders of Bayou City Exploration, Inc.:

This Information Statement is furnished to holders of shares of Common Stock, $.005 par value (the “Common Stock”) of Bayou City Exploration, Inc. (“BCE,” “we,” “us” or the “Company”), on January __, 2014, to inform you of (i) the approval on November 11, 2013 of consent resolutions by our Board of Directors (the “Board”) proposing amendments to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to effect a reverse stock split of our Common Stock followed immediately by a forward stock split of our Common Stock (the “Reverse/Forward Stock Split” or the “Transaction”) and (ii) our receipt of written consents dated November 11, 2013, approving such amendments by stockholders entitled to vote on the matter as of November 11, 2013 (the “Record Date”). As of the Record Date, there were 990,217 shares of Common Stock issued and outstanding, with each entitled to one vote per share. A majority of the votes entitled to be cast by holders of the Common Stock was required to approve the Reverse/Forward Stock Split. Stockholders holding 555,610 shares, or 56% of the total Common Stock issued and outstanding, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment (hereinafter defined). The resolutions adopted by the Board and the written consents of the stockholders give us the authority to file Certificates of Amendment to the Articles of Incorporation (the “Certificates of Amendment”). The Certificates of Amendment shall be filed with the Nevada Secretary of State on or after the expiration of 20 calendar days following the date this Information Statement is first mailed to our stockholders and will become effective immediately thereafter (the “Effective Date”).

As a result of the Reverse/Forward Stock Split, as described in more detail below, stockholders owning fewer than 20,000 shares of our Common Stock will be paid consideration of $1.43 per share for all shares owned and will no longer be stockholders in the Company, and the holdings of all other stockholders will remain unchanged. The per share consideration to be paid in the Reverse/Forward Stock Split is within a range of fair market value of the Common Stock identified in the ValueScope Report.  The Common Stock, however, is thinly traded, and during 2013, the trading price ranged from a low of $0.35 to a high of $7.00. Our Board has reviewed the Transaction and has determined, on behalf of the Company, that the Transaction is in the best interests of the Company and is substantively and procedurally fair to the stockholders of the Company, including all unaffiliated stockholders as well as stockholders who will be cashed-out as a result of the Transaction and stockholders who will continue to hold our Common Stock after the Transaction. In connection with its review, our Board retained ValueScope, Inc. (“ValueScope”), an independent professional valuation and advisory firm, to provide a fair market valuation of Bayou City Exploration, Inc.’s Common Stock (the “ValueScope Report”) which the Company expects to cash out in the Transaction.

Although the Reverse/Forward Stock Split has been approved by stockholders holding the requisite number of shares, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company and its stockholders. This could occur because stockholders may purchase, sell or otherwise transfer shares of our Common Stock after the mailing of this Information Statement, and the possible number of stockholders who would receive cash payments in connection with the Reverse/Forward Stock Split and the number of shares which we would purchase from such stockholders may fluctuate between the mailing of this Information Statement and the date immediately preceding the Effective Date.

1

The intended effects of the Reverse/Forward Stock Split are to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to permit the Company to elect to be taxed as an S corporation. Because the Transaction would result in the Company becoming eligible to terminate its registration under the Exchange Act, it is a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, and the Company and certain other persons are required to file with the Securities and Exchange Commission (the “Commission”) a Transaction Statement on Schedule 13E-3 (the “Transaction Statement”). The Transaction Statement was filed with the Commission on November 18, 2013 by the Company and each of the following individual stockholders of the Company (each a “Filing Person” and collectively with the Company, the “Filing Persons”): Stephen C. Larkin, our President, Chief Exectuive Officer, Chief Financial Officer, and a director of the Company; Robert D. Burr and Doris R. Burr, individual stockholders of the Company; and Travis N. Creed, Jr., our Senior Vice President and a director of the Company. Each of the individual Filing Persons has adopted the analysis and conclusions of the Board regarding the fairness of the Transaction to the stockholders of the Company.

If the Reverse/Forward Stock Split is completed, we intend to immediately file a Certificate and Notice of Termination of Registration under Section 12(g) of the Exchange Act on Form 15 to terminate the registration of our Common Stock. Upon filing the Form 15, our obligation to file periodic reports with the Commission such as Forms 10-Q, 10-K and 8-K will be immediately suspended and we will no longer be subject to the Commission’s proxy rules. However, we will continue to be subject to the general antifraud and other provisions of federal and applicable state securities laws. Deregistration of our Common Stock will be effective 90 days after the filing of the Form 15.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is dated January __, 2014 and is first being mailed to our stockholders on or about January __, 2014.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS (i) APPROVED OR DISAPPROVED OF THIS TRANSACTION; (ii) PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR (iii) PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All necessary corporate approvals in connection with the Reverse/Forward Stock Split have been obtained. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the provisions of the Nevada Revised Statutes (the “NRS”), for the purpose of informing stockholders of the Reverse/Forward Stock Split before it takes effect.

NRS Section 78.320 generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Under Nevada law, stockholders are entitled to certain dissenters’ rights of appraisal in connection with the Reverse/Forward Stock Split.

The Reverse/Forward Stock Split is comprised first of a reverse stock split (the “Reverse Split”) pursuant to which each 20,000 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately thereafter by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 20,000 shares of Common Stock. Interests in fractional shares owned by stockholders owning fewer than 20,000 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted solely into the right to receive a cash payment of $1.43 per share owned by such stockholders prior to the Reverse Split. However, if a registered stockholder holds 20,000 or more shares of Common Stock in his or her account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

2

The determination of the 1 for 20,000 Reverse Split ratio was based on the Company’s intention to reduce the number of record stockholders remaining after the Reverse Split to: (i) fewer than 300 so that the Company could terminate the registration of its Common Stock with the Commission, and (ii) a number so that the Company would meet the requirements to elect to be taxed as an S corporation. The resulting estimated cost to cash out these shares was determined to be reasonable in light of the expected benefits from the Reverse/Forward Stock Split. We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 20,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name by __________, 2014 to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 20,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account by __________, 2014 may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 20,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by __________, 2014 to Securities Transfer Corporation, our exchange agent (the “Exchange Agent”).

As soon as practicable after the Effective Date, we will send all stockholders with stock certificates representing the right to receive cash payments a letter of transmittal to be used to transmit Common Stock certificates to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s shares that are cashed out in the Transaction. Stockholders should allow for approximately five business days after mailing for the Exchange Agent to receive the letter of transmittal and accompanying stock certificate. The Exchange Agent will send a check for such stockholder’s stock within approximately five business days of receiving such letter of transmittal and accompanying stock certificate. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.

By order of the Board of Directors,

/s/ Stephen C. Larkin

Stephen C. Larkin President, Chief Executive Officer and Chief Financial Officer

Bowling Green, Kentucky

January __, 2014

3

Exhibit A-1	FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT
Exhibit A-2	FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT FORWARD STOCK SPLIT
Exhibit B	REPORT ON FORM 10-K OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2012
Exhibit C	REPORT ON FORM 10-Q OF THE COMPANY FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2013
Exhibit D	NEVADA REVISED STATUTES CHAPTER 92A
Exhibit E	VALUATION REPORT OF VALUESCOPE, INC.

4

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date of this Information Statement. The Company does not assume any obligation to update or correct forward-looking statements to reflect subsequent events or actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undo reliance on any forward-looking statements included in this Information Statement.

SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT

The following is a summary of the material terms of the proposed Certificates of Amendment, the Reverse/Forward Stock Split and the other transactions contemplated in connection with the Reverse/Forward Stock Split.

This Information Statement contains a detailed description of the terms of the proposed Certificates of Amendment and the Reverse/Forward Stock Split. We encourage you to read the entire Information Statement and each of the documents that we have attached as an Exhibit to this Information Statement carefully.

—	The Board has authorized, and the Company’s stockholders have approved, a 1-for-20,000 Reverse Split of our Common Stock, followed immediately thereafter by a 20,000-for-1 Forward Split of our Common Stock. See also the information under the captions “Structure of the Reverse/Forward Stock Split,” and “Recommendation of the Board; Fairness of Reverse/Forward Stock Split” in this Information Statement.

—	The Board has determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the caption “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement.

—	A majority of the votes entitled to be cast by holders of the issued and outstanding shares of Common Stock was required to approve the Reverse/Forward Stock Split. Stockholders holding 555,610 shares of our issued and outstanding Common Stock, or 56% of the total Common Stock, was voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment.

—	When the Reverse/Forward Stock Split becomes effective, if you hold at least 20,000 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not be entitled to receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

—	When the Reverse/Forward Stock Split becomes effective, if you hold fewer than 20,000 shares of Common Stock, you will receive a cash payment of $1.43 per pre-split share. As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent. You should allow for approximately five business days after mailing for the Exchange Agent to receive the stock certificates surrendered. Upon receipt of a properly completed letter of transmittal and your stock certificates by the Exchange Agent, you will receive your cash payment within approximately five business days. See also the information under the caption “Description of the Reverse/Forward Stock Split—Exchange of Certificates for Cash Payment or Shares” in this Information Statement.

—

Though currently outstanding options would be exercisable for an increased percentage of outstanding Common Stock, the Reverse/Forward Stock Split will not otherwise affect any stock options, whether exercisable or unexercisable, granted by us, and holders of our outstanding options will, following the Reverse/Forward Stock Split, continue to hold derivative securities for the same number of shares of Common Stock at the same exercise price and other terms as they currently do. See also the information under the caption “Special Factors—Effect of the Reverse/Forward Stock Split on Option Holders,” in this Information Statement.

5

—	The Reverse/Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public reporting company. See also the information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split, “Special Factors—Financial Effect of the Reverse/Forward Stock Split” and “Conduct of the Company’s Business After the Reverse/Forward Stock Split” in this Information Statement.

—	When the Reverse/Forward Stock Split becomes effective, we intend to terminate the registration of our Common Stock with the Commission. Upon termination of our registration, we will no longer file periodic reports with the Commission, including, among other things, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and we will not be subject to the Commission’s proxy rules. See also the information under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split” and “Recommendation of the Board; Fairness of Reverse/Forward Stock Split” in this Information Statement.

—	The Board, on behalf of the Company, has made determinations as to substantive and procedural fairness of the Transaction and as to the fairness, from a financial point of view, of the consideration to be paid to the holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. Each of the invidual Filing Persons has adopted the analysis and conclusions of the Board regarding the fairness of the Transaction to the stockholders of the Company and as to the fairness, from a financial point of view, of such consideration. See also the information under the caption “Fairness of the Reverse/Forward Stock Split to Stockholders” in this Information Statement.

—	For those stockholders who receive a cash payment in the Reverse/Forward Stock Split, the receipt of cash will be a taxable transaction for United States federal income tax purposes and may be such for state, local, foreign and other tax purposes as well. Those stockholders who retain Common Stock immediately following the Reverse/Forward Stock Split will not recognize any gain or loss for federal income tax purposes. See also the information under the caption “Special Factors—Federal Income Tax Consequences of the Reverse/Forward Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

—	Under Nevada law, stockholders who would be cashed-out in the Reverse/Forward Stock Split are entitled to dissent and may elect to have us purchase pre-Reverse/Forward Stock Split shares that would become fractional shares as a result of the Reverse Split for a cash price that is equal to the “fair value” of those shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A of the NRS. See also the information under the caption “Description of the Reverse/Forward Stock Split—Dissenter Rights” in this Information Statement.

—	We currently have the financial resources to complete the Reverse/Forward Stock Split. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse/Forward Stock Split that are not addressed in the “Summary of Terms of Reverse/Forward Stock Split.” They may not include all the information that is important to you. We urge you to read carefully this entire Information Statement, including our financial statements and the Exhibits hereto.

Q:	What are some of the advantages of the Reverse/Forward Stock Split?

A:	Our Board believes that the Reverse/Forward Stock Split may have, among others, the following advantages:

  We will terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a public company, with tangible cost savings of an estimated $300,000 before taxes annually, based on our historical costs;

  We will be able to eliminate the expense of approximately $15,000 per annum associated with maintaining stockholder accounts for numerous stockholders with small accounts;

6

  Small stockholders will not be obligated to pay any commissions in connection with the Reverse/Forward Stock Split, however if you hold your shares through a nominee your nominee may charge you a fee;

  We believe we will be able to achieve overhead reductions associated with the Reverse/Forward Stock Split without negatively affecting our business operations. Since we will no longer have to comply with the public reporting and other requirements of the Exchange Act, we will no longer need to incur certain expenses relating to printing and mailing stockholder documents, EDGAR filing fees and personnel time required to comply with the Exchange Act;

  We will be able to provide complete liquidity for the relatively large number of unaffiliated record stockholders holding fewer than 20,000 shares where there has been limited liquidity available through the public market, and will be able to do so through a transaction in which such unaffiliated stockholders generally may be eligible to receive capital gains tax treatment for their proceeds; and

  We may benefit from not having to reveal detailed financial and operational information to the public and our competitors.

See also information under the caption “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Q:	What are some of the disadvantages of the Reverse/Forward Stock Split?

A:	Our Board believes that the Reverse/Forward Stock Split may have, among others, the following disadvantages:

  Stockholders owning fewer than 20,000 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, such stockholders will be cashed out, will no longer be stockholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

  Stockholders holding our Common Stock following the Reverse/Forward Stock Split will no longer have readily available to them all of the legally mandated information regarding our operations and financial results that is currently available in our filings with the Commission;

  It will be more difficult for us to access the public capital markets; and

  The termination of our Exchange Act registration will make many of the provisions of the Exchange Act, such as certain short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13, no longer applicable.

See also information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split,” “Special Factors—Financial Effect of the Reverse/Forward Stock Split” and “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement.

Q:	What are some of the reasons for going private now?

A:	Our Board believes that any material benefit from our public company status is outweighed by the significant costs of being a public company.

See also information under the caption “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Q:	What are some of the factors that the Board considered in approving the Reverse/Forward Stock Split?

A:	The Board considered several factors in approving the Reverse/Forward Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors—Strategic Alternatives Considered, “Special Factors—Background of the Reverse/Forward Stock Split” and “Special Factors—Effects of the Reverse/Forward Stock Split” in this Information Statement. The Board also considered numerous other factors, including:

7

  The financial presentations and analyses of management regarding the Reverse/Forward Stock Split, including the valuation of our Common Stock obtained by the Board from ValueScope and determination of the range of fair prices per pre-split share;

  The Board’s discussions and conclusions about the fairness of the price of $1.43 per pre-split share to be paid following the Reverse/Forward Stock Split to our stockholders owning fewer than 20,000 shares of our Common Stock; and

  the projected tangible and intangible cost savings to us by terminating our status as a public company.

See also information under the captions “Fairness of the Reverse/Forward Stock Split to Stockholders” and “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement.

Q:	What are the interests of directors and executive officers in the Reverse/Forward Stock Split?

A:	As a result of the Reverse/Forward Stock Split, we believe that our directors and executive officers, collectively, will increase their direct beneficial ownership of our Common Stock from approximately 30.4% to 46.3%. The number of shares held by our directors and executive officers will remain substantially unchanged as a result of the Reverse/Forward Stock Split.

See also information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split” and “Special Factors—Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders” in this Information Statement.

Q:	What is the total cost of the Reverse/Forward Stock Split to the Company?

A:	We estimate that we will pay up to approximately $492,788.01 to cash out fractional shares in the Transaction. In addition, we anticipate incurring approximately $76,350 in advisory, legal, financial, accounting, printing and other fees and costs in connection with the Reverse/Forward Stock Split.

See also information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split,” “Special Factors—Financial Effect of the Reverse/Forward Stock Split” and “Costs of the Reverse/Forward Stock Split” in this Information Statement.

Q:	At what prices has our stock traded recently?

A:	Our Common Stock is quoted on the OTC Market Groups, Inc. OTCQB (“OTCQB”) under the symbol “BYCX.” The following table sets forth, for the periods indicated, the high and low closing bid prices of our Common Stock as reported on the OTCQB. We consider our Common Stock to be thinly traded and any reported bid or sale prices may not be a true market-based valuation of the Common Stock. The quotations reflect inter-dealer price, without mark-up, markdown or commission and may not represent actual transactions.

		Common Stock
		High	Low
2013	Fourth Quarter	$1.90	$1.25
	Third Quarter	$1.59	$1.39
	Second Quarter	$5.50	$0.26
	First Quarter	$0.36	$0.26

2012	Fourth Quarter	$0.60	$0.36
	Third Quarter	$1.15	$0.10
	Second Quarter	$0.05	$0.01
	First Quarter	$0.04	$0.03

2011	Fourth Quarter	$0.04	$0.02
	Third Quarter	$0.04	$0.03
	Second Quarter	$0.08	$0.04
	First Quarter	$0.09	$0.05

8

On January __, 2014, the last practicable trading day prior to the date of this Information Statement, our Common Stock’s closing price was $___.

See also information under the caption “Trading Market and Price of our Common Stock and Dividend Policy” in this Information Statement.

Q:	Will I be entitled to appraisal rights (also known as dissenters’ rights) if I object to the Reverse/Forward Stock Split?

A:	Yes. See the information under the caption “Description of the Reverse/Forward Stock Split—Dissenter Rights” in this Information Statement.

SPECIAL FACTORS

Filing Persons

The Company is filing a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Commission simultaneously with the filing of this Information Statement.  The filing persons on the Schedule 13E-3 are the Company, and each of the following individuals (the “Individual Filing Persons”): Stephen C. Larkin, Robert D. Burr, Doris R. Burr and Travis N. Creed, Jr. (each a “Filing Person”, and collectively, the “Filing Persons”).  The members of the Company’s Board of Directors are Stephen C. Larkin and Travis N. Creed, Jr. Stephen C. Larkin, who serves as the President, Chief Executive Officer and Chief Financial Officer, and Travis N. Creed, Jr., who serves as the Senior Vice President of the Company, are the only executive officers of the Company. The principal executive office of the Company and the business address of each executive officer and director of the Company is 1151 Old Porter Pike, Bowling Green, Kentucky 42103, and the telephone number of the Company and its executive officers and directors is (270) 282-8544. As described below, each of Mr. Burr and Mrs. Burr is retired and therefore neither has a business address or telephone number. Each of Mr. Larkin, Mr. Burr and Mrs. Burr may be deemed an affiliate of the subject company because of his or her respective holdings of Common Stock. Each of Mr. Larkin and Mr. Creed also is an affiliate of the Company because of his respective position with the Company.

All of the Individual Filing Persons are United States citizens. During the last five years, none of the Individual Filing Persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) as a result of which any such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of those laws. Information concerning the Individual Filing Persons is as follows:

Stephen C. Larkin was elected to serve as our President and Chief Executive Officer effective as of November 30, 2012 and has served as a director and the Chief Financial Officer of the Company since November 22, 2010. Mr. Larkin served as a director and the President of Blue Ridge Group, Inc. from November 2010 until September 30, 2013. From September 1998 until September 2007, Mr. Larkin served as President and Chief Executive Officer of Sensus Precision Die Casting, Inc. and President, Chief Executive Officer and Chairman of the Board Sensus Rongtai (Yangzhou) Precision Die Casting, Ltd. (a Chinese subsidiary of Sensus Precision Die Casting, Inc.) and managed all aspects of the company. Mr. Larkin spent a total of 21 years with Sensus Metering Systems, Inc. (parent company to Sensus Precision Die Casting, Inc.) in positions ranging from Controller and Chief Financial Officer of one of its divisions (for seven years), to Vice President of Operations (for four years) then finally with Sensus Precision Die Casting Company as their President and Chief Executive Officer. Prior to that Mr. Larkin spent almost six years with Ernst and Young, LLP both in the Lansing, Michigan office and the Tampa Bay, Florida office and held the position of Senior Manager-Auditing when he left. Mr. Larkin earned a B.A. Degree from Michigan State University in Accounting in 1981, a Master of Business Administration degree from Michigan State University in Operations Management in 1989 and an Executive Master of Business Administration from the University of New Hampshire in International Business in 1997. Mr. Larkin became a Certified Public Accountant in May 1982 in the State of Florida.

9

Robert D. Burr founded Blue Ridge Group, Inc. in 1991 and served as its Chairman, President, and Chief Executive Officer until late 2010. Mr. Burr is currently retired.

Doris R. Burr worked as an accountant for Blue Ridge Group, Inc. from August 1993 until November 2010. Mrs. Burr is retired.

Travis N. Creed, Jr. was appointed to serve as a director of the Company in July 2010. Mr. Creed also serves as Senior Vice President of the Company. From 2007 through September 30, 2013, Mr. Creed also served as Senior Vice President - Real Property Division for Blue Ridge Group, Inc. Mr. Creed holds degrees from Westminster College and the University of Arkansas School of Law. Mr. Creed is licensed to practice law in the State of Arkansas, however, he has been voluntarily inactive since 2007 and does not presently engage in the practice of law. In addition to the practice of law, Mr. Creed has owned an electrical contracting company, a mortgage trading company and a real estate development company. He has experience in banking including founding and serving as President of Pinnacle Resources, a wholly owned subsidiary of Pinnacle Bank in Little Rock, Arkansas.

Reasons for and Purposes of the Reverse/Forward Stock Split

The primary purpose of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. Another purpose of the Reverse/Forward Stock Split is to enable the Company to elect to be taxed as an S corporation.

The Reverse/Forward Stock Split is expected to result in the elimination of the expenses related to our disclosure, compliance and reporting requirements under the Exchange Act, to decrease the management resources deployed to comply with the federal securities laws and to decrease the administrative expense we incur in servicing a large number of record stockholders who own relatively small numbers of our shares.

The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the significant cost. The Company’s historical costs associated with being a public company are approximately $300,000 annually. We believe we have been unable to provide increased value to our stockholders as a public company, and particularly as a result of the cost and tangible and intangible burdens associated with being a public company, we do not believe that continuing our public company status is in the best interest of the Company or our stockholders. The corporate governance, reporting, internal control documentation and attestation procedures, and disclosure compliance obligations required of us as a public company are disproportionately more burdensome to us based on our size, financial resources, human capital, small number and percentage of shares that are held by the public, absence of sustained interest from public investors and securities research analysts and inability to access the capital markets, compared to a larger public company.

Our Board believes that our status as a public company places an unnecessary financial, management and competitive burden on us. As a public company, we incur direct costs associated with compliance with the Commission’s filing and reporting requirements imposed on public companies. To comply with the public company requirements, we incur an estimated $300,000 annually in related expenses. In light of our current size, opportunities and resources, the Board does not believe that such costs are justified. Therefore, the Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with being a public company.

Management expends a significant amount of time and resources on the preparation and review of our public filings. Since we have relatively few management personnel, these indirect costs are significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Stock Split is effected and we will cease filing periodic reports with the Commission, the time currently devoted by management to our public company reporting and compliance obligations could be devoted to other purposes, such as operational and strategic projects to promote and improve our business and the interests of our stockholders.

The Reverse/Forward Stock Split will terminate the equity interests in the Company of approximately 548 record holders of Common Stock; as of November 11, 2013, each of these record holders hold fewer than 20,000 shares of Common Stock. We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as record holders. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name are urged to contact their nominees.

10

The Reverse/Forward Stock Split and the deregistration of our Common Stock is expected to relieve us of the administrative burden, cost and other disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws. Additionally, the Reverse/Forward Stock Split will provide small stockholders an efficient mechanism to liquidate their equity interest at a fair price for their shares and without brokers’ commission.

Based on information available to us, we presently have an aggregate of 1,091 record holders and beneficial holders of our Common Stock (collectively, “holders”), of which approximately 1,085 holders each own fewer than 20,000 shares. In the aggregate, the shares held by these small holders comprise approximately 34.8% of our outstanding shares of Common Stock, but represented approximately 99.5% of our total number of record stockholders. Administrative expenses, consisting of transfer agent expenses relating to accounts for all our record holders is approximately $15,000 per year. Virtually all of these expenses relate to administering accounts of small holders. As a result, a disproportionate amount of our expense relating to the administration of stockholder accounts is attributable to stockholders holding only 34.8% of our issued and outstanding shares. The administrative burden and cost to us of maintaining records in respect of these numerous small accounts and the associated cost of preparing, printing and mailing information to them is, in the Board’s view, excessive given our limited size and the nature of our operations. The Reverse/Forward Stock Split will enable us to eliminate much of these costs.

The Reverse/Forward Stock Split also is intended to enable us to elect to be taxed as an S corporation for United States federal income tax purposes. In order to become eligible to make such an election, the Company must be a “small business corporaton” as defined in Section 1361(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). In order to be a small business corporation, the Company, among other things, must not have:

(i)	more than 100 stockholders,

(ii)	as a stockholder a person who is not an individual (other than certain estates, trusts or organizations), and

(iii)	a partnership, corporation or nonresident alien as a stockholder.

An S corporation also may not have more than one class of stock and may not be an ineligible corporation (i.e., certain financial institutions, insurance companies and domestic international sales corporations).

If the Company meets the eligibility requirements to elect to be taxed as an S corporation, all post-Transaction stockholders would have to sign the form making the election, which could result in significant tax benefits for the continuing stockholders. An S corporation is a “pass through” entity for tax purposes, which means that it generally does not pay an entity level tax. Instead, the S corporation's profits and losses generally pass through to its stockholders, who include their respective share of those items on their income tax returns (whether or not the profits or losses have been distributed). This eliminates what is often referred to as double taxation of corporate profits.

While the Company believes that the Reverse/Forward Stock Split will result in the Company meeting the requirements to elect S corporation status, there can be no assurance that will be the case. Changes in the composition of our stockholders prior to the effective time of the Reverse/Forward Stock Split could result in the Company having either too many stockholders or one or more stockholders who does not meet the requirements to be a stockholder of an S corporation.

When the Reverse/Forward Stock Split is consummated, stockholders owning fewer than 20,000 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our equity, assets or operations. The stockholders that will continue to have an equity interest in the Company after the Reverse/Forward Stock Split will own a security, the liquidity of which will be severely restricted. See also information under the captions “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” and “Fairness of the Reverse/Forward Stock Split to Stockholders” in this Information Statement.

The Reverse/Forward Stock Split will (i) cause us to cash out shares held by any stockholder holding fewer than 20,000 pre-split shares, (ii) not cash out any shares held by any stockholder holding at least 20,000 pre-split shares of Common Stock and (iii) change the percentage of Common Stock held by the remaining stockholders to 100%. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company. If stockholders take actions to reduce their holdings to under 20,000 shares prior to the proposed Effective Date, the Company may be forced to make further changes to the Reverse Split ratio or to abandon the Reverse/Forward Stock Split entirely. Similarly, if stockholders take actions to increase their holdings to 20,000 shares or more, the Board may elect to change the Reverse Split ratio or to abandon the Reverse/Forward Split entirely.

11

Strategic Alternatives Considered

In making the determination to proceed with the Reverse/Forward Stock Split, the Board evaluated other strategic alternatives. As discussed below, the Board ultimately rejected the alternatives to the Reverse/Forward Stock Split because the Board believed that the Reverse/Forward Stock Split would be the simplest and most cost-effective approach to achieve the purposes described in this Information Statement. These alternatives were:

  Self-Tender Offer.   The Board considered a self-tender offer by which we would offer to repurchase shares of our outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain whether this alternative would result in shares being tendered by a sufficient number of record stockholders so as to permit us to reduce the number of record stockholders to fewer than 300 and to terminate our public reporting requirements, or to enable us to meet the requirements to elect to be taxed as an S corporation. The Board believed it unlikely that many holders of small numbers of shares would make the effort to tender their shares. In addition, the Board considered that the estimated transaction costs of completing a tender offer would be similar to or greater than the costs of the Reverse/Forward Stock Split transaction, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that stockholders would tender a significant number of shares. We believe that it is not in the best interests of our stockholders to incur such expenses without reasonable assurances that a tender offer would at least result in the reduction of our record stockholders to fewer than 300.

  Purchase of shares in the open market. The Board also considered purchasing shares of our Common Stock in the open market in order to reduce the number of our record stockholders to fewer than 300. However, given the low daily trading volume of our Common Stock and most of the time, no trading at all, there was no assurance that purchasing shares in isolated transactions would reduce the number of stockholders sufficiently to at least permit us to terminate our public reporting requirements under the Exchange Act and deregister in a reasonable period of time.

  Taking No Action.   The Board also considered taking no action to reduce the number of our stockholders and remaining a public company. However, due to the significant costs of being public, the Board believed that maintaining taking no action would be detrimental to all of our stockholders. We would continue to incur the expenses of being a public company without realizing many benefits of public company status.

Background of the Reverse/Forward Stock Split

Beginning in the summer of 2013, the Board discussed concerns regarding the significant ongoing costs of remaining a public company, relative to the value realized by the Company’s stockholders as a result of the rules and regulations of the Commission. After a review, including the advantages and disadvantages of the alternatives described above, the Board generally concurred that going private pursuant to a reverse stock split which would reduce the number of record stockholders to fewer than 300 might be a desirable strategic alternative to consider, provided that it was effected at a price and on terms fair to all of the Company’s stockholders.

Following that discussion, the Board contacted outside legal counsel to explore in more depth the feasibility and fairness from a financial point of view to the unaffiliated stockholders of the Company of such a going private transaction. Upon advice of counsel, on or about October 9, 2013, the Board retained ValueScope, an independent professional valuation and advisory firm specializing in business valuation, appraisals and strategic corporate advisory services, to conduct a valuation of the shares of Common Stock the Company would need to acquire or cash out to effect a going private transaction and to recommend a range of the fair market value of such shares so the Board could determine a price to effect that transaction that is fair to those stockholders. The conclusions of ValueScope are subsumed in a report on the Fair Market Valuation of Bayou City Exploration, Inc. Common Shares as of September 1, 2013 (referred to herein as the ValueScope Report).

12

During October 2013, the Board continued to discuss the reasons for possibly effecting a reverse stock split and the potential advantages and disadvantages of a reverse stock split to the Company and its stockholders.  See “Questions and Answers About the Reverse/Forward Stock Split,” “Reasons for and Purposes of the Reverse/Forward Stock Split,” “Effects of the Reverse Forward/Stock Split,” and “”Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders.”  The Board also obtained and reviewed a list of its stockholders so that it could determine an appropriate ratio for a reverse stock split.  The Board preliminarily decided on a ratio of 1 for 20,000 based on the Company’s intention to reduce the number of record stockholders remaining after the Reverse Split to: (i) fewer than 300 so that the Company could terminate the registration of its Common Stock with the Commission, and (ii) a number that would result in the Company’s shares being held by fewer than 100 stockholders, each of whom was an individual or other person or entity permitted to be a stockholder of an S corporation.

On November 11, 2013, the Board held a meeting at which all members were present. The sole agenda item was the continuation of discussion and consideration of the privatization of the Company through a reverse stock split. The Board reviewed the ValueScope Report and resolved to pursue a going private transaction by a reverse stock split followed immediately by a forward stock split. The Board determined that the Transaction would cash out fractional holders that exist prior to the forward stock split at a price of $1.43 per share, which represented a price it determined fair from a financial point of view to the unaffiliated stockholders based upon the ValueScope Report. The Board considered the cost of effecting such a transaction and approved and resolved to recommend to the majority stockholders a Reverse Split ratio of 1 for 20,000.  In its deliberations regarding the cash out price, the Board noted that ValueScope estimated the fair market value range of one share of Common Stock of the Company, on a non-marketable minority interest basis, as of September 1, 2013, was reasonably stated as  between $1.41 to $1.46 per share, The Board further noted that ValueScope applied three separate methodologies to estimate the value of the Company: (a) the income approach, (b) the market approach and (c) the cost approach, and that its indications of value under each of these approaches was $1.46, $1.41 and $1.38, respectively. The Board observed that the average of each of the three indications of value was $1.417 and that the midpoint of the valuation range stated by ValueScope was $1.435. After discussion of these indications of value, the Board selected $1.43 as the cash out price for the Reverse Split.  Based on the information in the ValueScope Report and after a general discussion, the Board determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders and unanimously approved the Transaction.

On November 11, 2013 the Company received the written consent of stockholders holding sufficient shares to approve the Reverse/Forward Stock Split and the filing of the Certificates of Amendment.

Effects of the Reverse/Forward Stock Split

If effected, based on current information available to us, the Reverse/Forward Stock Split will reduce the number of record stockholders of our Common Stock from approximately 554 to approximately 6, two of whom are not presently affiliates of the Company. This reduction in the number of our stockholders will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our stockholders and to the Commission. Additionally, certain provisions of the Exchange Act will no longer apply, such as the proxy rules and the short-swing profit recovery provisions of Section 16(b).

For a total expenditure by us of up to approximately $76,350 in Transaction costs (including advisory, legal, financial, accounting, printing and other fees and costs) and approximately $492,788.01 in purchase costs for fractional shares, we estimate we will realize an estimated $300,000 in cost savings on an annual basis by terminating our public company status, based on our historical costs. We estimate future annual cost savings of approximately $300,000 because we would not incur external auditor fees, consulting and legal fees and other expenses. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse/Forward Stock Split. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company and its stockholders.

The effect of the Reverse/Forward Stock Split on each stockholder will depend on the number of shares that such stockholder owns, as summarized in the table below. See also information under the caption “Structure of the Reverse/Forward Stock Split” in this Information Statement for additional information with respect to the effect of the Reverse/Forward Stock Split on each stockholder.

13

Stockholders Before Completion of the Reverse/Forward Stock Split	Net Effect After Completion of the Reverse/Forward Stock Spilt

Registered stockholders holding 20,000 or more shares of Common Stock.

The percentage of beneficial ownership of each of the remaining stockholders of the Company will be increased. Based on an assumed cash-out of approximately 344 , 607 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by approximately 53.4%.

Registered stockholders holding fewer than 20,000 shares of Common Stock.	Shares will be converted into the right to receive cash at $1.43 per pre-split share.

Stockholders holding Common Stock in street name through a nominee (such as a bank or broker).	We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered on the books of the Company in their own names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name are urged to contact their nominees. A stockholder holding fewer than 20,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name by _______, 2014 to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 20,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account by _______, 2014 may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 20,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by _______, 2014 to the Exchange Agent.

Our directors, executive officers and major stockholders (i.e., persons known by us to be the beneficial owner of more than 5% of our outstanding Common Stock) are considered to be “affiliates” of the Company. As of the Record Date, Stephen C. Larkin, our President, Chief Exectuive Officer, Chief Financial Officer, and a director of the Company; Robert D. Burr and Doris R. Burr, individual stockholders of the Company; and Travis N. Creed, Jr., our Senior Vice President and a director of the Company, were considered affiliates of the Company. Each of the above noted affiliates held 20,000 or more shares of Common Stock as of the Record Date.

As noted above, the Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of our officers, directors and major stockholders.  None of our affiliate directors, executive officers or major stockolders shall have their Common Stock cashed-out as a result of the Reverse/Forward Stock Split.   Based on an assumed cash-out of approximately 344,607 pre-split shares of Common Stock, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split, including our affiliate directors, executive officers or major stockolders, will increase by approximately 53.4%. As of the Record Date, Mr. Stephen C. Larkin beneficially owned 270,629 shares of Common Stock (representing 27.06% of our issued and outstanding shares), Travis N. Creed, Jr., beneficially owned 35,000 shares of Common Stock (representing 3.52% of our issued and outstanding shares), and Robert D. Burr and Doris R. Burr, collectively owned 294,981 shares of Common Stock (representing 29.79% of our issued and outstanding shares).  Accordingly, based on an assumed cash-out of approximately 344,607 pre-split shares of Common Stock, the percentage ownership of our Common Stock owned by Mr. Larkin will increase to 41.92%, the percentage ownership of our Common Stock owned by Mr. Creed will increase to 5.42%, and the percentage ownership of our Common Stock collectively owned by Mr. and Mrs. Burr will increase to 45.69%.Therefore, after the Transaction, Mr. Larkin will have an increase in his equity interest in the Company’s net book value from 27.06% to 41.92% (an approximate $301,283 increase) and a corresponding increase in net earnings for the three months ended September 30, 2013 (an approximate $34,113 increase), Mr. Creed will have an increase in his equity interest in the Company’s net book value from 3.52% to 5.42% (an approximate $38,522 increase) and a corresponding increase in net earnings for the three months ended September 30, 2013 (an approximate $4,362 increase), and Mr. and Mrs. Burr will have an increase in their equity interest in the Company’s net book value from 29.79% to 45.69% (an approximate $322,369 increase) and a corresponding increase in net earnings for the three months ended September 30, 2013 (an approximate $36,500 increase), based on the Company’s unaudited financial statements as of September 30, 2013.

14

Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders

The stockholders owning fewer than 20,000 shares of Common Stock immediately prior to the effectiveness of the Reverse/Forward Stock Split will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future potential earnings or growth. It is expected that all but approximately six holders will be fully cashed out in the Reverse/Forward Stock Split. It will be difficult or impossible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from the remaining stockholders or an active public market for the Common Stock develops, which the Board believes is unlikely.

The Reverse/Forward Stock Split will require stockholders who own fewer than 20,000 shares of Common Stock involuntarily to surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split overall will benefit these stockholders because of, among other reasons, the immediate liquidity provided to them by the transaction at a price determined by the Board to be fair, from a financial point of view, to these stockholders.

The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of the remaining stockholders of the Company. Based on an assumed cash-out of approximately 344,607 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by approximately 53.4%. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

Potential disadvantages to our stockholders who will remain as stockholders after the Reverse/Forward Stock Split include a significant decrease in the disclosure of Company information and a potentially more illiquid market for their Common Stock. When the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act. Our Common Stock is currently traded in the over-the-counter market on the OTCQB, which is a quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. This source of liquidity and information will no longer be available to our stockholders following the Reverse/Forward Stock Split and the termination of our registration and reporting obligations to the Commission.

Termination of registration under the Exchange Act will also substantially reduce the information which we will be required to furnish to our stockholders. After we become a non-reporting, privately-held company, our stockholders will have access to our corporate books and records to the extent provided by the NRS, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to us and our stockholders.

Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

15

Effect of the Reverse/Forward Stock Split on Option Holders

Regardless of whether an outstanding option provides a right to acquire less than, equal to or greater than 20,000 shares, the number of shares underlying each outstanding option will not change as a result of the Reverse/Forward Stock Split.  The Board has determined that no adjustment to outstanding options is necessary or appropriate in connection with the Reverse/Forward Stock Split.  Because of the symmetry of the 1-for-20,000 Reverse Split and the 20,000-for-1 Forward Split, except for the increased percentage of outstanding Common Stock for which the currently outstanding options would be exercisable, the Board has determined that the Reverse/Forward Stock Split will not cause dilution or enlargement of the benefits intended by us to be made available under our outstanding options.

Financial Effect of the Reverse/Forward Stock Split

Completion of the Reverse/Forward Stock Split will require approximately $569,138 of cash, which includes the acquisition costs of the Common Stock being cashed out as a result of the transaction as well as advisory, legal, financial, accounting, printing and other fees and costs related to the transaction. We plan to use available cash to pay these costs. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

Effect of the Reverse/Forward Stock Split on the Trading Market of our Common Stock

Currently, our Common Stock trades on the OTCQB tier of the OTC Markets under the symbol “BYCX”. The OTC Markets is a listing service, formerly known as the Pink Sheets, that offers financial and other information about issuers of securities, and collects and publishes quotes of market makers for over-the-counter securities. The OTCQB is the middle tier of the OTC Market, which requires that OTCQB companies be reporting with either the Commission or a U.S. banking regulator. Following the completion of the Reverse/Forward Stock Split, the fractional shares of Common Stock acquired by the Company in the Reverse Split will be cancelled and returned to the status of authorized but unissued shares. Our Common Stock will be suspended from quotation on the OTCQB; however, our Common Stock may be eligible for continued quotation on the OTC Pink tier of the OTC Markets (“OTC Pink”). OTC Pink is the bottom tier of the OTC Market and has no financial standards or reporting requirements, but companies in this tier choose the level of information they provide to investors and may have current, limited or no public disclosure. OTC Pink, however, is not a stock exchange, and we do not have the ability to control whether our shares are quoted on OTC Pink. Trading opportunities in OTC Pink will be dependent upon whether any broker-dealers commit to continue making a market for our Common Stock. Accordingly, we cannot guarantee that our Common Stock will continue to be quoted on OTC Pink. In addition, any prices at which our shares are quoted on the OTC Pink, if at all, may be more or less than the current pre- Reverse/Forward Stock Split price of our Common Stock. In addition, the spread between the bid and asked prices of our Common Stock on the OTC Pink may be wider than before the Transaction and the liquidity of our shares may be lower. We give no assurance that there will be any OTC Pink quotations after the Transaction or that, if such quotations continue, they will continue for any length of time.

Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse/Forward Stock Split, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

16

This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our Company (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our Common Stock and partners in such partnerships should consult their tax advisors.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Bayou City Exploration, Inc.

We will not recognize taxable income, gain or loss in connection with the Reverse/Forward Stock Split.

Stockholders

The federal income tax consequences of the Reverse/Forward Stock Split for our stockholders will differ depending on the number of shares of pre-split Common Stock owned and, in some cases, constructively owned by such stockholders. As set forth in more detail below, stockholders who own at least 20,000 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Stockholders who own fewer than 20,000 shares of pre-split Common Stock will receive cash, the treatment of which will depend on whether the constructive ownership rules described below are applicable. If such constructive ownership rules do not apply, a stockholder who owns fewer than 20,000 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the stockholder may be required to treat any cash received as a dividend distribution rather than as gain or loss from a sale or exchange, as more fully described below. The differences in tax consequences to the stockholders do not depend on whether a stockholder is an affiliate of the Company, has voted to approve the Reverse/Forward Stock Split or is an unaffiliated stockholder. With respect to the Company, as described above, the Company will not recognize any income, gain or loss in connection with the Reverse/Forward Stock Split. Neither the differences in tax consequences between stockholders who hold at least 20,000 shares of pre-split Common Stock and stockholders who own fewer than 20,000 shares of pre-split Common Stock nor the differences in tax consequences between the stockholders and the Company were reasons for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

17

Stockholders Who Receive Shares of Post-Split Common Stock

A stockholder who retains shares of post-split Common Stock in the transaction (i.e., a stockholder who owns at least 20,000 shares of pre-split Common Stock) will not recognize gain or loss or dividend income as a result of the Reverse/Forward Stock Split, and the tax basis (as adjusted for the Reverse/Forward Stock Split) and holding period of such stockholder in shares of pre-split Common Stock will carry over as the tax basis and holding period of such stockholder’s shares of post-split Common Stock.

Stockholders Who Receive Cash

A stockholder who receives cash in the Reverse/Forward Stock Split (i.e., a stockholder that owns fewer than 20,000 shares of pre-split Common Stock) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either:

  a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or

  a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Currently, amounts treated as a taxable dividend are taxed to the recipient at special reduced federal income tax rates. A corporate taxpayer (other than an S corporation) may be allowed a dividends received deduction subject to applicable limitations and other special rules.

Under Section 302 of the Code, a redemption of shares from a stockholder as part of the Reverse/Forward Stock Split will be treated as a sale or exchange of the redeemed shares if:

  the Reverse/Forward Stock Split results in a “complete termination” of such stockholder’s interest in the Company;

  the receipt of cash is “substantially disproportionate” with respect to the stockholder; or

  the receipt of cash is “not essentially equivalent to a dividend” with respect to the stockholder.

These three tests (the “Section 302 Tests”) are applied by taking into account not only shares that a stockholder actually owns, but also shares that the stockholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in which the stockholder has an interest in addition to shares directly owned by the stockholder. For example, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a stockholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such stockholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities (“entity attribution”). A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

A stockholder who receives cash in the Reverse/Forward Stock Split (i.e., owns fewer than 20,000 shares of pre-split Common Stock) and does not constructively own any shares of post-split Common Stock will have his or her interest in the Company completely terminated by the Reverse/Forward Stock Split and will therefore receive sale or exchange treatment on his or her pre-split Common Stock. That is, such a stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for his or her shares of pre-split Common Stock.

18

A stockholder who receives cash in the Reverse/Forward Stock Split and would only constructively own shares of post-split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-split Common Stock by waiving family attribution and, thus, be treated as having had his or her interest in the Company completely terminated by the Reverse/Forward Stock Split. Among other things, waiving family attribution requires (i) that the stockholder have no interest in the Company (including as an officer, director, employee or stockholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/Forward Stock Split other than stock acquired by bequest or inheritance and (ii) including an election to waive family attribution in the stockholder’s tax return for the year in which the Reverse/Forward Stock Split occurs.

Backup Tax Withholding

We are required to furnish to the holders of Common Stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the Common Stock.

You may be subject to backup withholding at the rate of 28% with respect to proceeds received from a disposition of the shares of Common Stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect TIN; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

STRUCTURE OF THE REVERSE/FORWARD STOCK SPLIT

The Reverse/Forward Stock Split includes both a reverse stock split and a forward stock split of our Common Stock. The Reverse Split is expected to occur on the Effective Date, which will be 20 calendar days following the date this Information Statement is first mailed to our stockholders and the Forward Split is expected to occur immediately thereafter. Although the Reverse/Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company.

Except for the increased percentage of outstanding Common Stock for which the currently outstanding options would be exercisable, the Reverse/Forward Stock Split will not impact any of the holders of our outstanding options.

Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Common Stock for each 20,000 shares of Common Stock held in his, her or its account immediately prior to the effective time of the Reverse Split. If a registered stockholder holds more than 20,000 shares of Common Stock in his, her or its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split. Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. Any registered stockholder who holds fewer than 20,000 shares of Common Stock in his, her or its account immediately prior to the effective time of the Reverse Split will receive a cash payment of $1.43 per pre-split share instead of fractional shares. In connection with the Forward Split, all registered stockholders holding at least 20,000 shares prior to the Reverse Split will receive 20,000 shares of Common Stock for every one share of Common Stock they held following the Reverse Split.

The determination of the 1 for 20,000 Reverse Split ratio was based on the Company’s intention to reduce the number of record stockholders remaining after the Reverse Split to a number that would result in the Company’s shares being held by fewer than 100 stockholders, each of whom was an individual or other person or entity permitted to be a stockholder of an S corporation, in light of the Company’s intention to terminate its registration with the Commission and become eligible to file an election to be taxed as an S corporation. The resulting estimated cost to cash out these shares was determined to be reasonable in light of the expected benefits from the Reverse/Forward Stock Split.

19

We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 20,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name by ____________, 2014 to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 20,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account by ____________, 2014 may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 20,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by ____________, 2014 to the Exchange Agent.

FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT TO STOCKHOLDERS

Substantive and Procedural Fairness

After discussion of alternatives described herein and review of the ValueScope Report, the Board determined that the Reverse/Forward Stock Split, including the proposed cash payment of $1.43 per pre-split share to stockholders whose shares will be cashed out, is both substantively and procedurally fair, to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company.

The Board is comprised of two members, both of whom are executive officers of the Company and approved the Reverse/Forward Stock Split.  We received the ValueScope Report from ValueScope but we neither requested nor received an opinion from ValueScope or any other outside adviser in connection with the Reverse/Forward Stock Split.  Although the Company retained ValueScope, the Board did not believe it was necessary or advisable to also seek a fairness opinion because the cost and time that would be consumed in doing so would exceed the benefits of a fairness opinion due to the relatively low total value of the fractional interests to be cashed out.

The Board did not create a special committee of the Board to approve the Reverse/Forward Stock Split in light of the fact that none of the members of the Board are independent.

The Board also did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating the terms of the Reverse/Forward Stock Split or preparing a report concerning the fairness of the Transaction. Retaining an unaffiliated representative on behalf of the unaffiliated stockholders would be an added expense of the Reverse/Forward Stock Split and would not affect the outcome of the Reverse/Forward Stock Split because a majority vote of the unaffiliated stockholders is not required under applicable law.

The Board did not grant unaffiliated stockholders access to our corporate files, except as provided under the NRS, nor did it extend the right to retain counsel or appraisal services at our expense. With respect to unaffiliated stockholders’ access to our corporate files, the Board determined that this Information Statement, together with our other filings with the SEC, provide adequate information for unaffiliated stockholders. In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.

For the reasons cited above, the Board, on behalf of the Company, concluded that a fairness opinion, a special committee of the Board and an unaffiliated representative retained to act solely on behalf of the unaffiliated stockholders were not necessary or advisable to ensure that the Reverse/Forward Stock Split is substantively and procedurally fair to our unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

In reaching this conclusion, the Board determined that the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse/Forward Stock Split by increasing their holdings of our Common Stock to at least 20,000 shares or decreasing their holdings of our Common Stock to less than 20,000 shares prior to the Effective Date afforded protection to unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.  The Board noted that stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may be unable to do so at a price they are willing to pay or accept due to the limited trading volume in our Common Stock.

20

The Board also noted that its members beneficially own approximately 30.4% of our outstanding shares of Common Stock and after the Reverse/Forward Stock Split are expected to beneficially own approximately 46.3% of our outstanding shares of Common Stock, which aligns the interests of holders who will retain an equity interest in the Company subsequent to the consummation of the Transaction with the interests of the members of our Board in their capacities as stockholders in the Company.

The Board also noted that in determining procedural fairness, it complied and intends to comply with all of the requirements of Nevada law, including providing dissenters’ appraisal rights to objecting stockholders who are to be cashed out in the Reverse/Forward Stock Split.

Factors Considered to Determine Fairness

The Board considered a number of factors in determining the fairness of the Reverse/Forward Stock Split prior to its approval of the Transaction, which factors are applicable to both unaffiliated stockholders who will remain our stockholders after the Transaction and unaffiliated stockholders who will be cashed out, except for the factors with respect to savings in operating costs, the liquidity of our Common Stock and the ability to participate in our earnings and growth, if any, subsequent to the effectiveness of the Reverse/Forward Stock Split.  The factors considered by the Board include the following:

  Fairness of Price .  The Board, on behalf of the Company, believes that the price which will be received by stockholders in lieu of fractional shares of Common Stock is fair from a financial point of view to our unaffiliated stockholders.  The Board considered a number of factors in reaching this determination.  In particular, the Board considered the ValueScope Report, the current market price of our Common Stock, and the historical market prices of our Common Stock. The following specific factors were considered by the Board:

o	Though the closing price of our Common Stock on November 8, 2013, the most recent trading day before the Board finally resolved to approve the Transaction, was $2.00, in light of sporadic aberrant trading and the limited volume of trading in the Company’s stock, the Board determined that the bid prices for the Common Stock during the third quarter of 2013, which ranged from $1.39 to $1.59 were a more accurate frame of reference to determnine the fairness of the price to be offered.

o	The analysis described in this section under the caption “The ValueScope Report” and ValueScope’s estimates that the fair market value range of one share of Common Stock of the Company, on a non-marketable minority interest basis, as of September 1, 2013 (the “Valuation Date”), is reasonably stated as $1.41 to $1.46 per share.

o	We repurchased 13 shares of our Common Stock at a price of $1.40 per share on July 22, 2013.

o	The Board noted that historical prices for our Common Stock over the 52 weeks prior to September 1, 2013 fluctuated between $0.35 and $7.00. The Board also considered that the high price occurred during a short period of volatile trading that occurred during April and May of 2013, and that the normalized 52 week low trading price of $0.35 and high trading price of $1.80 was a more accurate characterization of trading price at normalized volumes. For purposes of the Board’s analysis, normalized prices and volumes were determined by removing aberrant trading data during the highly volatile month between April 11, 2013 and May 10, 2013.

Although potentially relevant to a determination of fairness of the Transaction, the factor listed below, for the reasons given, was determined by the Board to not be applicable to the Company and was not considered or given any weight by the Board:

o	No Firm Offers. The Board did not consider firm offers made by unaffiliated persons during the last two years to acquire all or a substantial part of the Company by merger, asset sale, acquisition of a controlling block of securities or otherwise, as no such offers were made during the last two years to the knowledge of the Board.

21

  Fairness of Process to Determine Price . The Board, on behalf of the Company, believes that all of the factors mentioned above, both favorable and unfavorable, when viewed together support a conclusion that the Transaction is procedurally and substantively fair to all the Company stockholders, including the unaffiliated stockholders who will be cashed out as a result of the Transaction and the continuing stockholders who will continue to be stockholders of the Company after the Transaction. Our Board, on behalf of the Company, set the cash-out price at $1.43 based on the factors described above, and in particular, the analysis in the ValueScope Report, which the Board adopted as its own. In addition, the Board complied and intends to comply with all of the requirements of Nevada law, including providing dissenters’ appraisal rights to objecting stockholders.

  Significant Savings Will Benefit the Company and Remaining Unaffiliated Stockholders. Following the Transaction, the Board believes that we and our remaining unaffiliated stockholders will benefit from the savings in direct and indirect operating costs to us resulting from our no longer being a public company, which benefit outweighs the decreased access to information and decreased liquidity.

  Fairness of the Determination of Reverse Split Ratio. Based upon the information presented by management including the ValueScope Report, the Board, on behalf of the Company, selected the Reverse Split ratio by calculating a ratio that could be used to reliably reduce our stockholders of record to less than 300 and to enable us to qualify to elect to be taxed as an S corporation. The Board believes that in order to maximize the value of the transaction, the ratio should be high enough to achieve the stated purpose of the Transaction.

  Liquidity for Remaining Unaffiliated Stockholders. The Board recognizes that the Transaction will result in a decrease in liquidity for our Common Stock. Currently, our Common Stock is quoted on the OTCQB tier of the OTC Markets. However, there has not been an active market for our shares and the Board believes that the decreased liquidity is offset by the gain to us in decreasing our public company compliance costs and the other benefits of the Transaction described in this Information Statement. Moreover, our Common Stock may be eligible for continued quotation on the OTC Pink Markets after the Transaction. See also the information under the caption “Special Factors – Effect of the Reverse/Forward Stock Split on the Trading Market of our Common Stock” in this Information Statement.

  Cashed Out Stockholders. One of the negative aspects of the Transaction is the inability of those stockholders who are cashed out to maintain an interest in our future earnings, growth and progress, if any, with current holdings. The Board believes that this factor is outweighed by the ability of any stockholder who wishes to remain a stockholder to increase its holdings to at least 20,000 shares of our Common Stock prior to the Reverse/Forward Stock Split by purchasing shares on the open market prior to the Effective Date, subject to the effects, if any, of the limited trading volumes in our Common Stock.

  Stockholder Alternatives. The Board believes that another factor to support the fairness of the Reverse/Forward Stock Split is that any stockholder who wishes not to remain a stockholder following the Reverse Split may decrease its holdings of Common Stock to less than 20,000 shares prior to the Effective Date. The Board noted that stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may be unable to do so at a price they are willing to pay or accept due to the limited trading volume in our Common Stock.

22

After considering all of the foregoing factors, the Board concluded that, as a whole, the Transaction is substantively fair to our unaffiliated stockholders, whether they would remain our stockholders or not. The Board believes the potential benefits of the Transaction to us and our unaffiliated stockholders outweighs the potential detriments. As described above, such potential benefits for the Company and the affiliated and unaffiliated stockholders who will not be cashed out in the Transaction include the price to be paid by the Company in the Transaction, which the Board has determined is fair; the significant savings in direct and indirect operating costs to be realized if the Company is no longer a public company; the potential that the Company will qualify to elect to be taxed as an S corporation after the Transaction is completed; and the proportionate increase in ownership of the Company to be realized by the continuing stockholders.  Potential benefits to the unaffiliated stockholders who will be cashed out as a result of the Transaction include the ability to liquidate their investments in the Company in a single transaction, at a price the Board believes is fair to our unaffiliated stockholders from a financial point of view, in most cases without incurring commissions or other charges, and the ability to seek dissenters’ appraisal rights under Nevada law if they object to the Transaction.  Potential detriments for the Company and the affiliated and unaffiliated stockholders who will not be cashed out in the Transaction include the cost to acquire the Common Stock being cashed out and the fees and costs related to the Transaction; decreased liquidity of the Common Stock (although the Board observed that the Common Stock has been thinly traded); the Company’s decreased access to the public capital markets; and the decreased Company information that will be available when the Company is no longer subject to Exchange Act periodic reporting, proxy statement and certain other requirements.  The potential detriments for the unaffiliated stockholders who will be cashed out in the Transaction arise from the facts that they will be required to involuntarily surrender their shares for the cash payment to be made in the Transaction (or via their exercise of dissenters’ appraisal rights) and will not have an opportunity to remain a stockholder of the Company and participate in our future earnings or growth, if any.  The Board also believes that our affiliated and unaffiliated stockholders will receive equal treatment and face the same detriments throughout and subsequent to the Transaction. While the Company believes that all affiliated stockholders presently own sufficient shares that they would not be cashed out in the Transaction, any stockholder may increase or decrease his holdings prior to the effective time of the Reverse/Forward Stock Split and thereby remain a stockholder or become a stockholder who will be cashed out in the Transaction.  Other than the ValueScope Report, the Board did not consider any other report, opinion or appraisal from any outside party in considering the Reverse/Forward Stock Split.

In reviewing the Reverse/Forward Stock Split and determining whether it is fair to and in the best interests of our stockholders, the Board analyzed the factors set forth above, consulted with certain members of our management and consulted with legal counsel.

As noted above, the Board did not believe it was necessary to seek a fairness opinion from an independent financial advisor, including ValueScope, because the costs and time that would be consumed in retaining a financial advisor for that purpose would exceed the benefits of a fairness opinion due to the relatively low total value of the fractional interests to be cashed out.

The discussion of the information and factors set forth above and considered by the Board in making its decision is not intended to be exhaustive, but includes the material factors considered by the Board.  In view of the wide variety of factors considered in connection with the evaluation of the Transaction, neither the Board nor individual directors found it useful to, nor did either it or they attempt to, quantify, rank or otherwise assign relative weight to the factors set forth above, except as specifically discussed in the disclosures regarding the ValueScope Report herein.  In addition, individual members of the Board may have given different weight to different factors.

Stephen C. Larkin, our President, Chief Exectuive Officer, Chief Financial Officer, and a director of the Company; Robert D. Burr and Doris R. Burr, individual stockholders of the Company; and Travis N. Creed, Jr., our Senior Vice President and a director of the Company, each of whom is a “Filing Person” for purposes of the Transaction Statement filed with the Commission with respect to the Reverse/Forward Stock Split, have adopted the analysis and conclusions of the Board regarding the fairness of the Reverse/Forward Stock Split and the material factors upon which it was determined that the Reverse/Forward Stock Split is procedurally and substantively fair to our unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company after the Transaction.

The ValueScope Report

On or about October 9, 2013, the Board retained ValueScope to act as a third party independent financial advisor to prepare a valuation report to determine the fair market value for the shares of Common Stock, on a pre-split basis (the “ValueScope Report”).   The Board considered other possible financial advisors and selected ValueScope on the basis of its experience in business valuation and the time it would take to complete its work and the cost to the Company of its engagement.   On November 11, 2013, the Board reviewed and accepted the ValueScope Report, which provided its analysis of value as of September 1, 2013.

23

ValueScope is an independent professional valuation and advisory firm that provides valuation of assets and security interests. ValueScope is a leader in the application of financial and econometric analysis to value measurement and shareholder value growth. ValueScope’s range of services include business valuations, damage calculations, expert witness testimony, strategic and econometric analysis, transaction advisory services and estate planning. The ValueScope Report and analysis were prepared under the direction of Gregory E. Scheig. Mr. Scheig is a Certified Public Accountant (CPA), Accredited in Business Valuation (ABV), Certified in Financial Forensics (CFF) by the AICPA and has been awarded the CFA (Chartered Financial Analyst) charter. Mr. Scheig has more than 25 years of consulting and valuation experience, concentrating on complex financial analyses in the energy industry. Working with domestic and international clients, Mr. Scheig has performed hundreds of valuations involving common stock, preferred stock, options, intellectual property and other tangible and intangible assets. Mr. Scheig obtained a Petroleum Engineering degree and a Masters in Business Administration from the University of Texas at Austin. He began his career with the economic consulting firm Financo, Inc. in Austin, focusing on electric utility matters. He then was a Senior Manager for Deloitte Consulting’s energy strategy practice. Afterwards Mr. Scheig led the Dallas offices of CBIZ Valuation Group and Kroll Associates, prior to joining ValueScope in 2008.

During the past two years ValueScope and its principals have not had, and they are not mutually understood to be contemplating, a relationship with the Company or its affiliates, other than in connection with providing the valuation services discussed herein.

The Company paid ValueScope a fee of $20,000 for the ValueScope Report, which is not contingent on any result. ValueScope set the fee for their report.

The full text of the ValueScope Report is attached as Exhibit E and should be read carefully in its entirety.  The ValueScope Report has been provided in this Information Statement with the express written permission of ValueScope.  The ValueScope Report is directed to the Board and relates only to the fair market value of the shares of Common Stock, does not address any other aspect of the Reverse/Forward Stock Split or any related transaction and does not constitute a recommendation to any stockholder with respect to the Reverse/Forward Stock Split or any other matter being voted upon by the stockholders.

In the course of preparing the Valuation Report, the Financial Advisor conferred with the Company’s management concerning its business, operations and outlook for the future. In connection with providing the valuation, the Board provided no specific instructions to ValueScope, other than to provide a fair value appraisal of the Company’s Common Stock that could be filed in connection with a going private transaction, and no limitations were imposed by the Board upon ValueScope with respect to the scope of its investigations or procedures followed in rendering the valuation.

The following is a summary of the material financial analysis that ValueScope performed in connection with the rendering of its opinion.

ValueScope’s valuation conclusions are based on a number of key considerations, including but not limited to:

•	The nature of the Company’s business and its history from inception

•	The economic outlook in general and the condition and outlook of the specific industry in particular

•	The book value of the stock and the financial condition of the Company

•	The earning capacity of the Company

•	The dividend-paying capacity of the Company

•	Whether or not the Company has goodwill or intangible value

•	Prior sales of the stock and the size of the block of the stock to be valued

•	The market price of stocks of corporations engaged in the same or a similar line of business, having their stocks actively traded on an exchange or over-the-counter market

Based on the procedures outlined in the ValueScope Report and the corresponding analysis, ValueScope estimates that the fair market value of one share of common stock of the Company, on a non-marketable minority interest basis, as of September 1, 2013, is reasonably stated as between $1.41 and $1.46 per share.

Set forth below is a summary of the material financial analyses performed bu ValueScope in preparation of the ValueScope Report. The summary does not purport to be a complete description of the analyses performed by ValueScope in this regard.

24

ValueScope applied three separate methodologies to estimate the value of the Company: (a) the income approach, (b) the market approach and (c) the cost approach. The income approach was utilized to arrive at a conclusion of value for the Company’s business enterprise value (BEV) and stockholders’ equity. The income approach directly measures the value of the Company by estimating the expected cash flows derived from the business. The market approach provides an indication of value by observing the market value of comparable companies and transactions based on various pricing measures. ValueScope conducted an analysis under the market approach using existing market data for the Company’s Common Stock. Lastley, ValueScope utilized the cost approach to determine a lower limit of value for the Company’s Common Stock.

Income Approach

As noted in the ValueScope Report, ValueScope prepared Projected Income Statements reflecting projected cash flow of the Company based upon historical financial information from the trailing twelve month period ended June 30, 2013 and discussions with Company management. The Projected Income Statements are set forth below:

25

Based on the forecasts and methodologies presented in the ValueScope Report, ValueScope determined that the Company’s enterprise value, as of the Valuation Date, could be reasonably stated as approximately $2.16 million. The Company has $100 thousand of debt, resulting in an equity value, on a marketable, controlling interest basis, of approximately $2.06 million, or $2.08 per share as of the Valuation Date.

ValueScope then applied a discount for lack of control (“DLOC”) of approximately 20% and a discount for lack of marketability (“DLOM”) of approximarely 12% resulting in an applied combined discount of 29.6% to reach an equity value of $1.45 million, or $1.46 per share on a non-marketable, minority interest basis.

Market Approach

ValueScope considered both the market price of one share of Company Common Stock as of the Valuation Date as well as the weighted average 2013 year-to-date stock price (“Weighted Average Value”) for its indication of value under the market approach. The price for one share of Company Common Stock as of market close on August 30, 2013 was $1.49 per share.

ValueScope computed the Weighted Average Value by calculating the weighted average share price from January 1, 2013 through the Valuation Date, weighted by Normalized Volume (i.e., trading data for the highly volatile period between April 11, 2013 and May 10, 2013 was not included in the calculation). Normalized Volume was utilized because historical trading data indicated that the volatile trading between April 11, 2013 and May 10, 2013 was sporadic and aberrant, and because ValueScope did not believe that such aberrant trading data would be indicative of a fair market price. As such, omitting the data during the volatile period was necessary to arrive at an accurate valuation. ValueScope concluded the Weighted Average Value was $1.41 per share.

Cost Approach

Based upon discussions with management, ValueScope determined it was necessary to adjust one item on the Company’s balance sheet to more accurately reflect the fair value of the Company’s net assets. In 2011, the Company invested $190,000 and entered into the Next Energy Illinois Basin Oil & Gas Lease Development JV (“Next Energy JV”), a joint venture with Next Energy, LLC and other industry participants to evaluate, test and purchase mineral leases in the Illinois Basin. The investment entitles the Company to a 0.005% interest in the Next Energy JV. The Company does not own a direct interest in any of the acreage, but rather an interest in a joint venture that holds undeveloped acreage. In light of the fact that the Next Energy JV has not sold or otherwise made arrangements to develop the lease interests held by it, Company management believes that the full book value of the asset is not likely to be recoverable. As such, investments held for sale was adjusted downward on the balance sheet by 50%, from $190 thousand to $95 thousand.

The adjusted book value of equity on a marketable basis was $1.7 million. ValueScope then applied a discount of 20.0% to account for costs associated with liquidation and impairment of the assets to arrive at the adjusted book value of equity. A discount of 20% was selected by ValueScope to reflect the time and costs required to complete a hypothetical orderly liquidation. The adjusted book value of equity on a non-marketable basis was then divided by the number of shares of Common Stock outstanding as of the Valuation Date to arrive at ValueScope’s conclusion of value under the cost approach. ValueScope determined that the value of one share of Common Stock on a non-marketable basis as of the Valuation Date under the cost approach is $1.38.

Fair Market Value Conclusion

Based on the analysis described above, ValueScope is of the opinion that the fair market value of the equity in the Company, on a non-marketable, minority interest basis, as of the Valuation Date, was between $1.41 and $1.46 per share.

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

Amendments of Articles of Incorporation to Effect the Reverse/Forward Stock Split

The Board determined that it is advisable to amend our Articles of Incorporation to effect a 1-for-20,000 Reverse Split of Common Stock immediately followed by a 20,000-for-1 Forward Split of Common Stock, and to provide for the cash payment of $1.43 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Split.

Regulatory Approvals

Aside from stockholder approval of the Certificates of Amendment, which has been obtained, the amendments are not subject to any regulatory approvals.

26

Vote Required

Pursuant to NRS Section 78.2055, a corporation that wants to decrease the number of issued and outstanding shares of stock may only do so by a resolution of the board of directors and the approval of stockholders holding a majority of the voting power of the affected class of stock.

Pursuant to NRS Section 78.320, unless otherwise provided in the articles of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders having a right to vote thereon were present and voted.

A majority of the votes entitled to be cast by holders of the issued and outstanding shares of Common Stock was required to approve the Reverse/Forward Stock Split. We have received the written consent of stockholders holding 555,610 shares of our issued and outstanding Common Stock , or approximately 56% of the total Common Stock, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment. No special meeting of stockholders is required under Nevada law, since the requisite vote for adoption of the Reverse/Forward Stock Split has been obtained and the vote of other stockholders is not necessary.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated stockholders because the vote of a majority of unaffiliated stockholders was not required under Nevada law.

Holders as of Effective Date; Net Effect After Reverse/Forward Stock Split

Stockholders holding fewer than 20,000 pre-split shares of Common Stock will be cashed out at a price of $1.43 per share, and the holdings of all other stockholders will be unchanged after implementation of the Reverse/Forward Stock Split. Any stockholders whose shares are cashed out will have no continuing equity interest in the Company.

NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY’S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS BY _____________, 2014 TO DETERMINE HOW TO EFFECT THE TRANSFER.

The proposed Certificates of Amendment are attached as Exhibits A-1 and A-2 to this Information Statement. The Reverse/Forward Stock Split will become effective upon the filing of the proposed Certificates of Amendment with the Nevada Secretary of State.

Exchange of Certificates for Cash Payment or Shares

We will file the Certificates of Amendment with the Nevada Secretary of State and effect the amendments set forth in Exhibits A-1 and A-2 to this Information Statement approximately 20 calendar days after the mailing date of this Information Statement. Securities Transfer Corporation has been appointed as the Exchange Agent to carry out the exchange of certificates for cash.

As soon as practicable after the Effective Date, record holders holding fewer than 20,000 shares will be notified and sent a letter of transmittal and instructed how to transmit their certificates representing shares of Common Stock to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s Common Stock. Stockholders should allow for approximately five business days after mailing for the Exchange Agent to receive the letter of transmittal and accompanying stock certificate. The Exchange Agent will send a check for such stockholder’s stock within approximately five business days of receiving such letter of transmittal and accompanying stock certificate. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Record holders owning fewer than 20,000 shares of Common Stock on the Effective Date will receive in exchange a cash payment in the amount of $1.43 per pre-split share. Those record holders beneficially owning at least 20,000 shares of Common Stock will continue to hold the same number of shares of Common Stock.

27

If the Reverse/Forward Stock Split is effected, any stockholder owning fewer than 20,000 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, except to be paid the cash consideration, as described in this Information Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 20,000 shares after the Reverse/Forward Stock Split is effected.

No service charges will be payable by stockholders in connection with the exchange of certificates for cash, all expenses of which will be borne by us except for expenses, if any, imposed by your nominee.

Nominees (such as a bank or broker) may have required procedures, and a stockholder holding Common Stock in street name should contact his, her or its nominee to determine how the Reverse/Forward Stock Split will affect them. The Exchange Agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse/Forward Stock Split. However, if you are a beneficial owner of fewer than 20,000 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name by ______________, 2014 to ensure that you will be considered a holder of record prior to the Effective Date, which is anticipated to be on or after _____________, 2014, the date 20 calendar days after the date this Information Statement is first mailed to our stockholders. A stockholder holding fewer than 20,000 shares of Common Stock in street name who does not transfer shares into a record account by _____________, 2014 may not have his or her shares cashed out in connection with the Reverse/Forward Stock Split. For instance, such stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 20,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by _____________, 2014 to the Exchange Agent.

In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the shares of Common Stock have been properly presented for exchange.

Dissenters’ Rights

Pursuant to Section 78.207 of the NRS, stockholders who would be cashed-out in the Reverse/Forward Stock Split are entitled to dissent and may elect to have us purchase pre-Reverse Split shares that would become fractional shares as a result of the Reverse Split for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A of the NRS (“Chapter 92A”).  The fair value of the shares of any stockholder means the value of such shares immediately before the effectuation of the Reverse Split, excluding any appreciation or depreciation in anticipation of the Reverse Split, unless exclusion of any appreciation or depreciation would be inequitable.

Chapter 92A is set forth in its entirety in Exhibit D to this Information Statement.  If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Exhibit D.  If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights.  Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Stockholders who perfect their dissenters’ rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by a Nevada state court and will be entitled to receive a cash payment equal to such fair value.  Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate.  The value so determined could be more or less than the $1.43 per pre-Reverse Split share to be paid in connection with the Reverse Split.  In addition, stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the transaction on the amount determined to be the fair value of their shares.

28

Within 10 days after the effectuation of the Reverse Split, we will send a written notice (“Dissenters’ Rights Notice”) to all of our stockholders entitled to dissenters’ rights.  The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from us that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenters’ rights to certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenters’ rights.

In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions within 30 days of the date that the Dissenters’ Rights Notice was delivered: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to us.

Within 30 days after receipt of a demand for payment, we must pay each dissenter who complied with the provisions of Chapter 92A the amount we estimate to be the fair value of such shares, plus interest from the Effective Date. The payment will be accompanied by the following: (i) our financial statements for the year ended December 31, 2012 and the most recent interim financial statements; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment for the difference between our estimate of the fair value of the shares and the stockholder’s estimate of the fair value of the shares; and (v) a copy of Chapter 92A. If we do not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce the dissenter’s rights by commencing an action in the City of Reno, Washoe County, Nevada or if the dissenting stockholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting stockholder disagrees with the amount of our payment, the dissenting stockholder may, within 30 days of such payment (i) notify us in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by us; or (ii) reject our offer if the dissenting stockholder believes that the amount offered by us is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and we accept the offer to purchase the shares at the offer price, then the stockholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.

If a demand for payment remains unsettled, we must commence a proceeding in the Washoe County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by us. If a proceeding is commenced to determine the fair value of the Common Stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against us, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against us if the court finds that (i) we did not comply with Chapter 92A; or (ii) against either us or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner.  If a stockholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

29

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner.  In such case, the written demand must set forth the number of shares covered by the demand.

The foregoing summary of the rights of dissenting stockholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal available under Chapter 92A.  The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to Exhibit D to this Information Statement.

FINANCING OF THE REVERSE/FORWARD STOCK SPLIT

Completion of the Reverse/Forward Stock Split will require approximately $569,138, which includes approximately $76,350 in advisory, legal, financial, accounting, printing and other fees and costs related to the transaction. As a result, we will have decreased working capital and borrowing capacity following the Reverse/Forward Stock Split which may have a material effect on our capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from our available cash on hand. You should read the discussion under the caption “Costs of the Reverse/Forward Stock Split” in this Information Statement for a description of the fees and expenses we expect to incur in connection with the transaction.

COSTS OF THE REVERSE/FORWARD STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs. Please note that the following estimate of costs does not include the cost of paying for shares of those stockholders holding fewer than 20,000 shares pursuant to the Reverse/Forward Stock Split.

Legal fees	$50,000
Advisory fee to ValueScope, Inc.	20,000
Transfer and exchange agent fees	3,600
Printing and mailing costs	1,750
Miscellaneous (including SEC filing fees)	1,000
Total	$76,350

CONDUCT OF THE COMPANY’S BUSINESS
AFTER THE REVERSE/FORWARD STOCK SPLIT

We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse/Forward Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to realize management time and cost savings as a result of terminating our public company status. When the Reverse/Forward Stock Split is consummated, all persons owning fewer than 20,000 shares of Common Stock at the effective time of the Reverse/Forward Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company, and therefore will not participate in our future potential earnings and growth.

When the Reverse/Forward Stock Split is effected, we believe that, based on our stockholder records, approximately six holders will remain as holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. Stockholders who currently beneficially own approximately 65.7% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement. When the Reverse/Forward Stock Split is effected, members of the Board and our executive officers, collectively, will directly beneficially own approximately 46.3% of the outstanding Common Stock compared to approximately 30.4% of the outstanding Common Stock prior to the Effective Date.

30

We plan, following the consummation of the Reverse/Forward Stock Split, to become a privately held company. The registration of our Common Stock under the Exchange Act will be terminated and our Common Stock will cease to be quoted on the OTCQB. In addition, because our Common Stock will no longer be publicly held, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and our officers and directors and stockholders owning more than 10% of Common Stock will be relieved of the stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission, such as Forms 10-K, 10-Q and 8-K. Among other things, the effect of this change will be to enable us to realize management time and cost savings from not having to comply with the requirements of the Exchange Act.

If, after consummation of the Reverse/Forward Stock Split, we have fewer than 100 stockkholders, each of whom is eligible to be a stockholder of an S corporation, we and our continuing stockholders may elect for the Company to be taxed under the provisions of Subchapter S of the Code. The making of such an election could result in significant tax benefits for the continuing stockholders by eliminating taxation of corporate profits at the entity level.

RECOMMENDATION OF THE BOARD;
FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT

The Board believes that the Reverse/Forward Stock Split is fair to our unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. The discussion below summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination, in addition to the detailed discussion in this Information Statement under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors—Strategic Alternatives Considered,” “Special Factors—Background of the Reverse/Forward Stock Split” and “Special Factors—Effects of the Reverse/Forward Stock Split.” For the reasons described above under the caption “Fairness of the Reverse/Forward Stock Split to Stockholders—Procedural Fairness to All Stockholders,” the Board also believes that the process by which the transaction has been approved is fair to all unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

In consideration of the factors discussed under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors—Strategic Alternatives Considered,” “Special Factors—Background of the Reverse/Forward Stock Split,” “Special Factors—Effects of the Reverse/Forward Stock Split” and “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement, the Board, approved the Reverse/Forward Stock Split by a unanimous vote of the Board on November 11, 2013. In addition, on November 11, 2013, the Company received the written consent of stockholders holding sufficient shares to approve the transaction.

Reservation of Rights

The Board presently believes that the Reverse/Forward Stock Split is in the best interests of the Company, our stockholders being cashed out pursuant to the Reverse/Forward Stock Split and our stockholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split, and thus recommended a vote for the Reverse/Forward Stock Split and the proposed Certificates of Amendment. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Information Statement and the date that the Reverse/Forward Stock Split will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time or on the terms currently proposed. Such factual circumstances could include changes in the number of shares held by our stockholders, a superior offer to our stockholders, a material change in our business or financial condition or litigation affecting our ability to proceed with the Reverse/Forward Stock Split. If the Board decides to withdraw or modify the Reverse/Forward Stock Split, the Board will notify the stockholders of such decision promptly in accordance with applicable rules and regulations.

31

FINANCIAL STATEMENTS

Financial Information

Our audited financial statements are included in our annual report on Form 10-K for the year ended December 31, 2012, a copy of which is included in this Information Statement as Exhibit B. In addition, our unaudited consolidated financial statements as of and for the three months ended September 30, 2013 are included in our quarterly report on Form 10-Q for that period, a copy of which is included in this information statement as Exhibit C.

Pro Forma Financial Information

The following pro forma financial information presents the effect on our historical financial position and results of operations of the Reverse/Forward Stock Split and the cash payments of (i) $492,788.01 to stockholders who hold fewer than 20,000 shares attributable to the Reverse/Forward Stock Split and (ii) $76,350 in estimated fees and expenses incurred in connection with the Reverse/Forward Stock Split, as if the Reverse/Forward Stock Split had been effected on September 30, 2013.

The unaudited pro forma consolidated balance sheet is not necessarily indicative of what our financial position would have been if the Reverse/Forward Stock Split had been effected on the date indicated, or will be in the future. The information shown on the unaudited pro forma consolidated statements of operations is not necessarily indicative of what our results of operations would have been if the Reverse/Forward Stock Split had been effected during the periods indicated, or will be in the future.

32

Bayou City Exploration, Inc.

Pro Forma Consolidated Balance Sheet

(Unaudited)

	Historical September 30,	Pro Forma	As Adjusted September 30,
	2013	Adjustments	2013
ASSETS

CURRENT ASSETS:
Cash	$878,697	(569,138)	309,559
Accounts receivable:
Trade and other	115,789		115,789
Receivable due from partnerships	1,113,064		1,113,064
Prepaid expenses and other	297,024		297,024

TOTAL CURRENT ASSETS	2,404,574	(569,138)	1,835,436

OIL AND GAS PROPERTIES, NET	311,281		311,281
OTHER FIXED ASSETS, NET	31,813		31,813
OTHER INVESTMENTS AT COST	120,564		120,564
INVESTMENT IN UNCONSOLIDATED AFFILIATE COMPANY	58,300		58,300
INVESTMENTS HELD FOR SALE	190,000		190,000

TOTAL ASSETS	$3,116,532	(569,138)	2,547,394

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$247,682		247,682
Accounts payable - minority shareholder	84,906		84,906
Turnkey partnership obligation	656,464		656,464
Accounts payable - related party	–		–
Notes payable - minority shareholder	100,000		100,000
Federal income taxes payable	–

TOTAL CURRENT LIABILITIES	1,089,052	–	1,089,052

TOTAL LIABILITIES	1,089,052	–	1,089,052

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; No shares issued and outstanding at September 30, 2013	–
Common stock, $0.005 par value; 150,000,000 shares authorized; 990,176 shares issued, 645,610 shares outstanding at September 30, 2013	4,951		4,951
Additional paid in capital	13,912,814		13,912,814
Accumulated deficit	(11,890,268)	(76,350)	(11,966,618)
Treasury stock, 344,620 shares at cost	(17)	(492,788)	(492,805)

TOTAL STOCKHOLDERS' EQUITY	2,027,480	(569,138)	1,458,342

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,116,532	(569,138)	2,547,394

33

Bayou City Exploration, Inc.
Pro Forma Consolidated Statement of Operations
(Unaudited)

	Historical Nine Months Ended September 30,	Pro Forma	As Adjusted Nine Months Ended September 30,
	2013	Adjustments	2013
OPERATING REVENUES:
Oil and gas sales	$291,950		291,950
Turnkey drilling contract revenue	1,598,658		1,598,658
TOTAL OPERATING REVENUES	1,890,608	–	1,890,608

OPERATING COSTS AND EXPENSES:
Lease operating expenses and production taxes	3,190		3,190
Abandonment and dry hole costs	82,059		82,059
Depletion, depreciation, and amortization	91,274		91,274
Turnkey drilling contract costs	850,161		850,161
Marketing costs	146,046		146,046
General and administrative costs	566,836	76,350	643,186
TOTAL OPERATING COSTS	1,739,566	76,350	1,815,916

OPERATING INCOME	151,042	(76,350)	74,692

OTHER INCOME (EXPENSE):
Miscellaneous income (expense)	7,529		7,529
Equity in earnings from affiliated company	58,300		58,300

NET INCOME BEFORE INCOME TAX PROVISION	216,871	(76,350)	140,521

Income tax provision	–	–	–

NET INCOME	$216,871	(76,350)	140,521

NET INCOME PER COMMON SHARE - BASIC	$0.22		0.22

NET INCOME PER COMMON SHARE - DILUTED	$0.22		0.22

Weighted average common shares outstanding -

Basic	990,217	(344,607)	645,610

Diluted	990,217	(344,607)	645,610

Ratio of Earnings to Fixed Charges

The Company did not have fixed charges during the two most recent fiscal years and the nine months ended September 30, 2013.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income tax expenses from continuing operations before adjustment for equity in losses of affiliated companies, adding fixed charges and subtracting preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, capitalized debt issuance costs, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

Net Book Value per Share of Our Shares

The net book value per Share as of September 30, 2013 was $2.05, and $2.26 as adjusted to reflect the Reverse/Forward Stock Split.

34

TRADING MARKET AND PRICE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock is quoted on the OTC Market Groups, Inc. OTCQB under the symbol “BYCX.” The following table sets forth, for the periods indicated, the high and low closing bid prices of our Common Stock as reported on the OTCQB. We consider our Common Stock to be thinly traded and any reported bid or sale prices may not be a true market-based valuation of the common stock. The quotations reflect inter-dealer price, without mark-up, markdown or commission and may not represent actual transactions.

		Common Stock
		High	Low
2013	Fourth Quater	$1.90	$1.25
	Third Quarter	$1.59	$1.39
	Second Quarter	$5.50	$0.26
	First Quarter	$0.36	$0.26

2012	Fourth Quarter	$0.60	$0.36
	Third Quarter	$1.15	$0.10
	Second Quarter	$0.05	$0.01
	First Quarter	$0.04	$0.03

2011	Fourth Quarter	$0.04	$0.02
	Third Quarter	$0.04	$0.03
	Second Quarter	$0.08	$0.04
	First Quarter	$0.09	$0.05

Since inception, we have not paid any cash dividends to our Common Stockholders. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes in tax legislation and other factors deemed relevant by our Board.

On January __, 2014, the last practicable trading day prior to the date of this Information Statement, there were 990,217 outstanding shares of Common Stock and our Common Stock’s closing price was $___.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of November 11, 2013, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers, and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except as otherwise listed below, the address of each person is c/o Bayou City Exploration, Inc., 1151 Old Porter Pike, Bowling Green, Kentucky 42103. Except as set forth below, applicable percentages are based upon 990,217 shares of Common Stock outstanding as of November 11, 2013.

35

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Stephen C. Larkin(1)	270,629	27.06%
Travis N. Creed(2)	35,000	3.52%
All directors, nominees and officers as a group (2 persons)	305,629	30.40%
Robert Burr(3)	294,981	29.79%
Doris Burr(3)	294,981	29.79%

(1)	Mr. Larkin’s beneficial ownership interest includes vested options for the purchase of 10,000 shares exercisable within 60 days of November 11, 2013, plus 260,629 shares in his personal portfolio.

(2)	Mr. Creed’s beneficial ownership interest includes vested options for the purchase of 5,000 shares exercisable within 60 days of November 11, 2013, plus 30,000 shares in his personal portfolio.

(3)	Represents 9,981 shares held by Robert Burr individually and 285,000 shares held jointly with Doris Burr, his spouse. Mr. and Ms. Burr’s address is 1314 Fairview Avenue, Bowling Green, KY 42103.

INTERESTS OF CERTAIN PERSONS

Our directors and executive officers have interests in the Reverse/Forward Stock Split that may be different from your interests as a stockholder and have relationships that may present conflicts of interest, including the following:

•	As noted above in the section entitled “Security Ownership of Certain Beneficial Owners and Management,” Stephen C. Larkin, our President, Chief Executive Officer and Chief Financial Officer, and Travis Creed, our Senior Vice President, who are both members of our Board, each own more than 20,000 shares of our Common Stock and will continue to own shares of Common Stock after the transaction; and

•	As a result of the Reverse/Forward Stock Split, the stockholders who own 20,000 or more shares, such as our directors and executive officers, including Stephen C. Larkin and Travis Creed, will experience an increase in their percentage ownership interest in the Company as a result of the transaction. Our directors and executive officers currently beneficially own approximately 30.4% of the outstanding Common Stock and will have their beneficial ownership increased to approximately 46.3% following completion of the Reverse/Forward Stock Split.

We will make no payments to officers and directors in connection with the Reverse/Forward Stock Split. The executive officers and directors immediately prior to the Reverse/Forward Stock Split will be the executive officers and directors of the Company immediately following the transaction. In addition, the Reverse/Forward Stock Split will not constitute a change of control or otherwise trigger any payments under any severance, employment or other agreement with any of our executive officers or directors.

The Company does not presently have any material agreement, arrangement, understanding or intent to modify the payments or benefits paid to its directors and officers following the Reverse/Forward Stock Split.

36

On March 8, 2012, the Company entered into a Stock Purchase Agreement with eight investors (the “Investors”), pursuant to which the Company sold 70,000,000 (pre-reverse split) shares of the Company’s common stock, $0.005 par value (the “Common Stock”), in a private offering at a price of $0.005 per share, for total consideration to the Company valued at $350,000. The Investors included Charles T. Bukowski, Jr., (who formerly served as the Company’s President and Chief Executive Officer, and as a Board member), Travis N. Creed, a member of the Board, Stephen C. Larkin, the Company’s current President, Chief Executive Officer and Chief Financial Officer and a member of the Board, Robert D. and Doris R. Burr, (Robert D. Burr also formerly served the Company’s Chief Executive Officer), Danny Looney, the Company’s tax accountant, Harry J. Peters, a consultant to the Company, Robert Shallow, a current stockholder, and G2 International, Inc., a consultant to the Company. The consideration for the Common Stock was paid primarily in cash, however, the shares issued to G2 International, Inc. were issued in exchange for settlement of outstanding invoices for consulting services rendered. Mr. Larkin, Mr. Creed, Mr. and Mrs. Burr and Mr. Peters are expected to remain stockholders of the Company after consummation of the Transaction.

On July 22, 2013, the Company purchased 13 shares of Common Stock from one stockholder in a privately negotiated transaction at a price of $1.40 per share, for an aggregate purchase price of $18.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, as filed with the Commission, are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013. Copies of each of the foregoing documents are attached hereto as Exhibit B and Exhibit C, respectively.

All documents and reports filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement. New material information, if any, will be provided in an amended Information Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

AVAILABLE INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

37

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1151 Old Porter Pike, Bowling Green, Kentucky 42103 or telephone at (270) 282-8544. If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Transaction, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors,

Dated: January __, 2014	By:
Stephen C. Larkin President, Chief Executive Officer and Chief Financial Officer

38

EXHIBIT A-1

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bayou City Exploration, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

See Attachment A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 555,610

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

EX A-1 -1

Attachment A

Article VI, Section 1 of the Corporation’s Articles of Incorporation is hereby amended to add the following paragraph:

“Upon the effectiveness (the “Effective Time”) of this Certificate eof Amendment to the Articles of Incorporation, each 20,000 issued shares of Common Stock, par value $0.005 per share, shall be combined and reclassified into 1 fully-paid and nonassessable share of Common Stock, par value $0.005 per share, of the Corporation; provided, however, that in lieu of any fractional interests in shares of Common Stock to which any stockholder who would be entitled only to receive such fractional interest would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), the Corporation shall pay in cash for such fractional interest $1.43 per share held by such stockholder immediately prior to the Effective Time for such fractions of a share as of the Effective Time.”

EX A-1 -2

EXHIBIT A-2

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bayou City Exploration, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

See Attachment A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 555,610

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

EX A-2 -1

Attachment A

Article VI, Section 1 of the Corporation’s Articles of Incorporation is hereby amended to add the following paragraph:

“Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment to the Articles of Incorporation, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (which shall include each fractional share in excess of 1 share held by any stockholder), shall be subdivided and reclassified into 20,000 fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 20,000 to 1 ratio).

EX A-2 -2

EXHIBIT B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-K

(Mark One)

☐	ANNUAL REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2012

or

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File No. 0-27443

BAYOU CITY EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

NEVADA	61-1306702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

632 Adams Street — Suite 700, Bowling Green, KY	42101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (270) 842-2421

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

Securities registered pursuant to section 12(g) of the Act:

Common Stock, $0.005 par value

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in rule 405 of the Securities Act. Yes ☐  No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. Yes ☐  No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑  No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained in this form, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated Filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐  No ☑

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 30, 2012, the last day of the registrant’s most recently completed second quarter, was $870,129.

As of March 21, 2013 the registrant had 990,230 shares of Common Stock, par value $0.005 per share, issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE     None.

FORM 10-K

i

INTRODUCTORY COMMENT

Throughout this Annual Report on Form 10-K (this "Report”), the terms “we,” “us,” “our,” or the “Company” refers to Bayou City Exploration, Inc., a Nevada corporation.

FORWARD LOOKING STATEMENTS

When used in this Report, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding events, conditions and financial trends which may affect the Company’s future plans of operations, business strategy, operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties described herein and actual results may differ materially from those included within the forward-looking statements. Additional factors are described in the Company’s other public reports and filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

This Report contains certain estimates and plans related to us and the industry in which we operate, which assume certain events, trends and activities will occur and the projected information based on those assumptions. We do not know that all of our assumptions are accurate. If our assumptions are wrong about any events, trends and activities, then our estimates for future growth for our business may also be wrong. There can be no assurance that any of our estimates as to our business growth will be achieved.

The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this Report. This discussion should not be construed to imply that the results discussed in this Report will necessarily continue into the future or that any conclusion reached in this Report will necessarily be indicative of actual operating results in the future. The discussion represents only the best assessment of management.

1

PART I

ITEM 1.               business

Development of the Company

Bayou City Exploration, Inc., a Nevada corporation (the “Company”), was organized in November 1994, as Gem Source, Incorporated and in June 1996 changed its name to Blue Ridge Energy, Inc. On June 8, 2005, the Company again changed its name to Bayou City Exploration, Inc.

Overview of Business

The Company is primarily engaged in the oil and gas exploration business, and focuses its operations in the gulf coast of Texas, east Texas, south Texas, and Louisiana. The Company also serves as the Managing Member and Investment Manager of funds organized as limited liability companies to acquire portfolios of mortgage notes and land contracts secured by real estate (the “Mortgage Notes and Land Contracts”). Nevertheless, most of our business resources are focused upon the management of partnerships created to explore and develop oil and gas reserves. We manage partnerships that purchase interests in exploratory wells and/or interests in producing oil and gas properties with undrilled reserves. Our growth strategy is based on sponsoring partnerships in which third party investors purchase an interest. These partnerships then assume the costs associated with the drilling of oil and gas wells in exchange for units in a partnership that holds a portion of the working interest derived from the wells they finance. We act as the managing general partner for these partnerships and typically maintain a 10% interest in such partnerships, but may also maintain a working interest position outside of the partnership in each program for which we pay our proportionate share of the actual cost of drilling, testing, and completing the project and subsequent operating expenses to the extent that we retain a portion of the working interest. We believe this strategy allows for a reduction of financial risk associated with drilling new wells, while enabling us to earn income from present production in addition to income from any successful new drilling.

Oil and Gas Drilling Partnerships and Properties

When we undertake a drilling project, a calculation is made to estimate the costs associated with drilling the project well(s). The Company then forms and sells interest in a partnership that will acquire working interest in the wells and undertake drilling operations. We typically enter into turnkey contracts with the partnerships we manage, pursuant to which we agree to undertake the drilling and completion of the partnerships’ well(s), for a fixed price, to a specific formation or depth (each, a “Turnkey Agreement”). As such, each partnership essentially prepays a fixed amount for the drilling and completion of a specified number of wells, which we record as revenue.

As of December 31, 2012, we served as the managing general partner of eight limited partnerships formed for the purpose of oil and gas exploration and drilling. The Company has entered into Turnkey Agreements with each of these partnerships pursuant to which we receive turnkey fees for drilling the partnerships’ wells and, if applicable, completing the wells (the “Turnkey Fees”).

The 2011 Bayou City Two Well Drilling Program, L.P. (the “2011 Drilling Program”) was formed in Kentucky on January 10, 2011, and planned to acquire up to a 2.125% working interest in two oil and gas wells known as the Miller Prospect Well and the Squeeze Box Prospect Well in Colorado County, Texas. The 2011 Drilling Program has acquired a 1.78% working interest in the wells. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells.

The 2011-B Bayou City Two Well Drilling Program, L.P. (the “2011-B Drilling Program”) was formed in Kentucky on March 4, 2011 to acquire a 5% working interest in two oil wells, in what is known as the Friesian Well, located in Colorado County, Texas and the Little Chenier Well, located in Cameron Parish, Louisiana. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells.

The 2011 Bayou City Drilling & Production Program, L.P. (the “Drilling and Production Program”) was formed on March 18, 2011 to acquire a 2.875% working interest in the same two wells as the 2011 and 2011-B Drilling Programs. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells.

The 2011-C Bayou City Offset Drilling Program, L.P. (the “2011-C Drilling Program”) was formed in Kentucky on April 12, 2011 to acquire up to a 5% working interest in the Kleimann #1 Well, located in Colorado County, Texas. The 2011-C Drilling Program ended up only acquiring a 2.625% working interest in the Kleimann #1 well. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership well.

2

The 2011-D Bayou City Two Well Drilling Program, L.P. (the “2011-D Drilling Program”) was formed in Kentucky on May 10, 2011 to acquire a 5% working interest in the Prairie Bell West Prospect Well and the Prairie Bell East Prospect Well located in Colorado County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells.

The 2011 Bayou City Year End Drilling Program, L.P. (“2011 Year End Program”) was formed in Kentucky on September 13, 2011 to acquire a 6.48% working interest in the Loma Blanca Well located in Brooks County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership well.

The 2012-A Bayou City Year Drilling Program, L.P. (“2012-A Program”) was formed in Kentucky on December 13, 2011 to acquire an 8.33% working interest in the Altair Well located in Colorado County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership well.

The 2012 Bayou City Squeezebox Offset Program, L.P. (“2012 Squeezebox Offset”) was formed in Kentucky on March 13, 2012 to acquire up to a 5% working interest in the Squeezebox Shallow well located in Cameron Parrish, Louisiana. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership well.

The Opportunity Funds and Affiliated Partners

In April 2011, the Company acquired a 25% ownership interest in Affiliated Partners, a general partnership formed for the purpose of holding an 80% interest in Loanmod, LLC, a Delaware limited liability company (“Loanmod”). Affiliated Partners is also owned by our President, Chief Executive Officer, Chief Financial Officer and director, Stephen Larkin (50%) and our other director, Travis Creed (25%). The Company acquired its interest in Affiliated Partners in exchange for its agreement to serve as the managing member and investment manager of the Opportunity Fund VII, LLC, a Delaware limited liability company (the “Opportunity Fund VII”), which invests in mortgage notes and land contracts secured by real estate. The Company also serves as the managing member and investment manager of the BYCX Opportunity Fund I (“BYCX Fund I”), established in June 2011, and the Opportunity Fund VIII, LLC (the “Opportunity Fund VIII,” and collectively with the other managed funds, the “Opportunity Funds”), established in February 2013, both of which are also Delaware limited liability company that invest in Mortgage Notes and Land Contracts. The purchases of Mortgage Notes and Land Contracts by the Opportunity Funds are facilitated primarily by Loanmod, which receives income as a result in connection with its acquisition of Mortgage Notes and Land Contracts for the Opportunity Funds. In the event that the Opportunity Funds acquire Mortgage Notes and Land Contracts from an unaffiliated party, Loanmod is entitled to a transaction fee from such Opportunity Fund equal to 2.5% of the purchase price of all Mortgage Notes and Land Contracts acquired from such third party.

The BYCX Fund I was organized on June 28, 2011 with the objective of investing in a managed portfolio comprised of Mortgage Notes and Land Contracts secured by real estate to provide members with quarterly cash distributions. The subscription periods in which units were offered for sale in the Opportunity Funds have closed. Fund VI, BYCX Fund I and Opportunity Fund VII are participants in a “Holding Fund” called 2011-12 Opportunity Fund 6-1, LLC, which is managed by the Company and Blue Ridge Group, Inc. As of January 2013, Fund VI owns approximately 52% of the Holding Fund, BYCX Fund I owns approximately 28% of the Holding Fund and Opportunity Fund VII owns approximately 20% of the Holding Fund. The Holding Fund has acquired 437 Mortgage Notes and Land Contracts with unpaid balances totaling approximately $15,807,695. The Holding Fund was capitalized with approximately $10,632,660 as of December 31, 2012. The first quarterly distributions from the Holding Fund were made in January 2012 and as of January 2013 a total of approximately $838,634 has been distributed to Holding Fund members.

Competition, Markets and Regulations

Competition in the Oil and Gas industry: The oil and gas industry is highly competitive in all its phases. The sale of interests in oil and gas projects, like those sponsored by the Company, is also very competitive. Major and independent oil and gas companies actively bid for desirable oil and gas prospects. Many of our competitors are substantially larger than we are and possess substantially greater financial resources, personnel, and budgets than we do, which may affect our ability to compete.

3

Competition in the Mortgage Notes and Land Contracts Industry: Our success depends, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring mortgage-related investments, we compete with mortgage REITs, mortgage finance and specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. These entities and others that may be organized in the future may have similar asset acquisition objectives and increase competition for the available supply of mortgage assets suitable for purchase. Additionally, our investment strategy is dependent on the amount of financing available to us in the repurchase agreement market, which may also be impacted by competing borrowers. Our investment strategy will be adversely impacted if we are not able to secure financing on favorable terms, if at all.

Oil and Gas Markets: The price obtainable for oil and gas production from our properties and the oil and gas partnerships we manage is affected by market factors beyond our control. Such factors include the extent of domestic production, the level of imports of foreign oil and gas, the general level of market demand on a regional, national and worldwide basis, domestic and foreign economic conditions that determine levels of industrial production, political events in foreign oil-producing regions, variations in governmental regulations and tax laws and the imposition of new governmental requirements upon the oil and gas industry. There can be no assurance that oil and gas prices will not decrease in the future, thereby decreasing net revenues from our properties. Changes in oil and gas prices can impact our determination of proved reserves as well as our calculation of the standardized measure of discounted future net cash flows relating to oil and gas reserves. In addition, demand for oil and gas in the United States and worldwide may affect the levels of production obtained by our properties. From time to time, a surplus of gas or oil supplies may exist, the effect of which may be to reduce the amount of hydrocarbons that we may produce and sell, while such an oversupply exists. In recent years, initial steps have been taken to provide additional gas pipelines from Canada to the United States. If additional Canadian gas is brought to the United States market, it could create downward pressure on United States gas prices.

Mortgage Notes and Land Contracts Market: There are a number of firms, institutions and individuals who buy Mortgage Notes and Land Contracts similar to those purchased by the Opportunity Funds. Some of the buyers have substantially greater financial, technical and other resources than the Opportunity Funds.

Environmental Regulation

As the managing general partner of the Company’s drilling partnerships, our operations are subject to environmental protection regulations established by federal, state, and local agencies that may necessitate significant capital outlays that, in turn, would materially affect our financial position and business operations. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. Because these laws and regulations change frequently and are becoming increasingly more stringent, the costs to the Company of compliance with existing and future environmental regulations and the overall impact on our operations or financial condition cannot be predicted, but are likely to increase. Furthermore, if any penalties or prohibitions were imposed upon us for violating such regulations, our operations would be adversely affected.

The oil and gas partnerships we sponsor and manage hold interests in properties upon which each partnership has or intends to explore for and produce oil and natural gas. Such properties and the wastes disposed thereon may be subject to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”) and analogous state laws, as well as state laws governing the management of oil and natural gas wastes. Under such laws, the Company and the partnerships we manage could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination) or to perform remedial plugging operations to prevent future contamination.

CERCLA and similar state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for the waste of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

4

Climate Change Legislation and Greenhouse Gas Regulation.

Studies in recent years have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. Many nations have agreed to limit emissions of greenhouse gases (“GHGs”) pursuant to the United Nations Framework Convention on Climate Change, and the Kyoto Protocol. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of crude oil, natural gas, and refined petroleum products, are considered GHGs regulated by the Kyoto Protocol. Although the United States is currently not participating in the Kyoto Protocol, several states have adopted legislation and regulations to reduce emissions of GHGs. Restrictions on emissions of methane or carbon dioxide that may be imposed in various states could adversely affect our operations and demand for crude oil and natural gas. On December 7, 2009, the Environmental Protection Agency (“EPA”) issued a finding that serves as the foundation under the Clean Air Act to issue rules that would result in federal GHGs regulations and emissions limits under the Clean Air Act, even without Congressional action. On September 29, 2009, the EPA also issued a GHG monitoring and reporting rule that requires certain parties, including participants in the oil and gas industry, to monitor and report their GHG emissions, including methane and carbon dioxide, to the EPA. The emissions will be published on a register to be made available on the Internet. These regulations may apply to the operations engaged in by our managed oil and gas partnerships. The EPA has proposed two other rules that would regulate GHGs, one of which would regulate GHGs from stationary sources, and may affect the oil and gas exploration and production industry and the pipeline industry. The EPA’s finding, the GHG reporting rule, and the proposed rules to regulate the emissions of GHGs would result in federal regulation of carbon dioxide emissions and other GHGs, and may affect the outcome of other climate change lawsuits pending in United States federal courts in a manner unfavorable to the oil and gas industry.

Proposed Regulation.

Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in protected areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on our operations.

Federal Regulation of Natural Gas

The transportation and sale of natural gas in interstate commerce is heavily regulated by agencies of the federal government. The following discussion is intended only as a summary of the principal statutes, regulations and orders that may affect the production and sale of natural gas from our oil and gas holdings.

Federal Energy Regulatory Commission Orders

Several major regulatory changes have been implemented by the Federal Energy Regulatory Commission (“FERC”) from 1985 to the present that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry that remain subject to the FERC’s jurisdiction. In April 1992, the FERC issued Order No. 636 pertaining to pipeline restructuring. This rule requires interstate pipelines to unbundle transportation and sales services by separately stating the price of each service and by providing customers only the particular service desired, without regard to the source for purchase of the gas. The rule also requires pipelines to (i) provide nondiscriminatory “no-notice” service allowing firm commitment shippers to receive delivery of gas on demand up to certain limits without penalties, (ii) establish a basis for release and reallocation of firm upstream pipeline capacity and (iii) provide non-discriminatory access to capacity by firm transportation shippers on a downstream pipeline. The rule requires interstate pipelines to use a straight fixed variable rate design. The rule imposes these same requirements upon storage facilities. FERC Order No. 500 affects the transportation and marketability of natural gas. Traditionally, natural gas has been sold by producers to pipeline companies, which then resell the gas to end-users. FERC Order No. 500 alters this market structure by requiring interstate pipelines that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, “first-come, first-served” basis (“open access transportation”), so that producers and other shippers can sell natural gas directly to end-users. FERC Order No. 500 contains additional provisions intended to promote greater competition in natural gas markets.

It is not anticipated that the marketability of and price obtainable for natural gas production from our oil and gas interests will be significantly affected by FERC Order No. 500. Gas produced from our properties normally will be sold to intermediaries who have entered into transportation arrangements with pipeline companies. These intermediaries will accumulate gas purchased from a number of producers and sell the gas to end-users through open access pipeline transportation.

5

Regulation of Mortgage Notes and Land Contracts

The U.S. Government, through the U.S. Federal Reserve, the Federal Housing Administration (“FHA”), and the Federal Deposit Insurance Corporation, has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding residential mortgage loan foreclosures, the Hope for Homeowners Program, or H4H Program, which allows certain distressed borrowers to refinance their mortgages into FHA-insured loans in order to avoid residential mortgage loan foreclosures, and the Home Affordable Refinance Program, or HARP, which applies to loans sold or guaranteed by government-sponsored enterprises on or prior to May 31, 2009, allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments, with no current loan-to-value ratio upper limit and without requiring new mortgage insurance. HAMP, the H4H Program and other loss mitigation programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the Mortgage Notes and Land Contracts held by the Opportunity Funds (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans, or the extension of payment terms of the loans. A significant number of loan modifications with respect to loans in the Opportunity Funds’ portfolios that have not already been modified could result in increased prepayment rates and negatively impact the realized yields and cash flows on such loans. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, residential Mortgage Notes and Land Contracts held by the Opportunity Funds.

In response to the financial issues affecting the banking system and financial markets and going concern threats to commercial banks, investment banks and other financial institutions, the Emergency Economic Stabilization Act, or EESA, was enacted by the U.S. Congress in 2008. There can be no assurance that the EESA or any other U.S. Government actions will have a beneficial impact on the financial markets. To the extent the markets do not respond favorably to any such actions by the U.S. Government or such actions do not function as intended, our business may not receive the anticipated positive impact from the legislation and such result may have broad adverse market implications.

In July 2010, the U.S. Congress enacted the Dodd Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act imposes significant restrictions on the proprietary trading activities of certain banking entities and subjects other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities. The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in a pool of securitized assets and by imposing additional registration and disclosure requirements. Certain of the new requirements and restrictions exempt agency securities, other government issued or guaranteed securities, or other securities. Nonetheless, the Dodd-Frank Act also imposes significant regulatory restrictions on the origination of residential mortgage loans and will impact the formation of new issuances of non-agency securities. The Dodd-Frank Act has also created a new regulatory bureau, the Consumer Financial Protection Bureau, or the CFPB, which now oversees many of the core laws which regulate the mortgage industry, including among others, the Real Estate Settlement Procedures Act and the Truth in Lending Act. While the full impact of the Dodd-Frank Act and the role of the CFPB cannot be assessed until all implementing regulations are released, the Dodd-Frank Act's extensive requirements may have a significant effect on the financial markets, and may affect the availability of mortgage pools being traded and the prices at which loans are purchased and sold. Restrictions on loan trading could have an adverse effect on the Opportunity Funds and the the Mortgage Notes and Land Contracts held by them.

State Regulations

Production of oil and gas from our oil and gas holdings is affected by state regulations. States in which we operate have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State regulatory authorities also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

Operating Hazards and Insurance

General: The oil and gas business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases. The occurrence of any of these events could result in substantial losses due to severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. The occurrence of a significant event could materially and adversely affect our future revenues from any given prospect.

6

Recent Terrorist Activities and the Potential for Military and Other Actions: The continued threat of terrorism and the impact of retaliatory military and other action by the United States and its allies might lead to increased political, economic and financial market instability and volatility in prices for oil and natural gas, which could affect the market for our exploration and production operations. In addition, future acts of terrorism could be directed against companies operating in the United States, and it has been reported that terrorists might be targeting domestic energy facilities. While we believe that the risk to our energy assets is minimal, there is no assurance that we can completely secure our assets or completely protect them against a terrorist attack. These developments have subjected our operations to increased risks and, depending on their ultimate magnitude, could have a material adverse effect on our business. In particular, we might experience increased capital or operating costs to implement increased security for our energy assets.

Employees

We currently have one employee, Stephen C. Larkin, our President, Chief Executive Officer and Chief Financial Officer, who is employed by the Company full time. From time to time we may engage outside consultants to perform service on the Company’s behalf. In addition, we often utilize the resources of Blue Ridge Group, Inc., with whom we share common management. See “Item 13. Certain Relationships and Related Transactions, and Director Independence.”

Additional Information

We are required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission (the “SEC”) on a regular basis, and are required to disclose certain material events in a current report on Form 8-K. The public may read and copy any materials that we file with the SEC at the Public Reference Room at the SEC located at 100 F Street NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. In addition, our periodic reports may be found on our website, www.bcexploration.com. We will make available to any stockholder, without charge, copies of any filings not otherwise available on our website. For copies of any other filings, please contact: Stephen C. Larkin at Bayou City Exploration, Inc., 632 Adams Street — Suite 700, Bowling Green, Kentucky 42101 or call (270) 842-2421.

ITEM 1A.            RISK FACTORS

The Company is a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and as such, is not required to provide the information required under this Item.

ITEM 1B.            UNRESOLVED STAFF COMMENTS

None.

ITEM 2.               PROPERTIES

Principal Office

Our principal office is located at 632 Adams Street — Suite 700, Bowling Green, Kentucky 42101, in office space leased from GC Royalty, LLC and shared with Blue Ridge Group, Inc. (“Blue Ridge Group”), which has common employees with the Company. GC Royalty, LLC is owned by Robert and Doris Burr, who collectively beneficially own 29.79% of the Company’s Common Stock. For the year ended December 31, 2012, the space we occupy, which encompasses 24,205 square feet of office and general storage space, was leased by Blue Ridge Group, and used by the Company pursuant to a management arrangement pursuant to which the Company paid Blue Ridge approximately $44,000 per year for use of office space and certain general and administrative duties. In November 2012, the Company executed a new lease for this same space, which became effective January 1, 2013 for a base monthly rent of $15,000. The new lease will expire at the end of 2016. While we believe comparable office space would be available to us on commercially reasonable terms, in the event we were not able to continue to use our current office space, it is likely new space would be acquired on substantially different terms.

During 2011, the Company leased two office suited located at 303 S. Jupiter Road, Allen, Texas 75002. On October 10, 2011, the Company signed an agreement with RMB Jupiter Office Park, Ltd. (the “Landlord”), wherein the Company agreed to move from the two office suites previously leased into one larger suite of approximately 2,041 square feet for $2,891.50 per month. The lease, which was amended on October 10, 2011, extends a lease previously held by the Company and is for a five (5) year term that began November 1, 2011. In the event this office space becomes unavailable, we believe comparable office space would be available on substantially similar terms.

7

Disclosure of Reserves

Net Proved Oil and Gas Reserves

In January 2009, the SEC adopted new rules related to modernizing reserve calculation and disclosure requirements for oil and gas companies, which became effective prospectively for annual reporting periods ending on or after December 31, 2009.  In addition to expanding the definition and disclosure requirements for crude oil and natural gas reserves, the new rule changes the requirements for determining quantities of crude oil and natural gas reserves. The new rule requires disclosure of crude oil and natural gas proved reserves by significant geographic area, using the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period, rather than end-of-period prices, and allows the use of reliable technologies to estimate proved crude oil and natural gas reserves, if those technologies have been demonstrated to result in reliable conclusions about reserves volumes. Reserve and related information for 2012 is presented consistent with the requirements of the new rule.

Presented below are the estimates of the Company’s proved oil and natural gas reserves as of December 31, 2012, based upon a report prepared by Pressler Petroleum Consultants, Inc. (“PPC”). All of the Company’s proved reserves are located in the United States.

Summary of Oil and Gas Reserves as of December 31, 2012

			Future Net Revenue, $
Reserve Category	Oil (Bbls*)	Gas (Mcf**)	Undiscounted	Present Worth at 10%
Proved Developed Producing	5,400	68,180	$612,240	$544,710
Proved Developed Non-Producing	0	0	0	0

Total Net Proved Reserves	5,400	68,180	$612,240	$544,710

*Bbls: Barrels of oil

**Mcf: Thousand cubic feet of gas

As specified by the SEC regulations, when calculating economic producibility, the base product price must be the 12-month average price, calculated as the un-weighted arithmetic average of the first-day-of-the-month price for each month within the prior 12-month period. The benchmark base prices used for this evaluation were $94.71 per barrel of oil for West Texas Intermediate oil at Cushing, Oklahoma, and $2.849 per thousand standard cubic feet of natural gas at Henry Hub, Louisiana. The oil and gas prices were adjusted on each well based on deductions such as quality, energy content, and basis differential, as appropriate. Prices for oil and natural gas were held constant throughout the remaining life of the properties.

Qualifications of Technical Persons and Internal Controls Over the Reserves Estimation Process

Reserve engineering is inherently a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured exactly.  The accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment.  Accordingly, reserve estimates may vary from the quantities of oil and natural gas that are ultimately recovered.  Future prices received for production may vary, perhaps significantly, from the prices assumed for the purposes of estimating the standardized measure of discounted future net cash flows.  The standardized measure of discounted future net cash flows should not be construed as the market value of the reserves at the date shown.  The 10% discount factor required to be used under the provisions of applicable accounting standards may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and natural gas industry.  The standardized measure of discounted future net cash flows is materially affected by assumptions about the timing of future production, which may prove to be inaccurate.

The reserve estimates reported herein were prepared by independent engineers of PPC.  The process performed by PPC engineers to prepare reserve amounts included their estimation of reserve quantities, future producing rates, future net revenue and the present value of such future net revenue, based in part on data provided by the Company.  The estimates of reserves were determined by accepted industry methods. Methods utilized by PPC in preparing the estimates include extrapolation of historical production trends and analogy to similar producing properties. PPC believes the assumptions, data, methods and procedures utilized in preparing the estimates were appropriate for the purpose served by their report, and that it utilized all methods and procedures it considered necessary to prepare their report.

8

The Company’s internal control over the preparation of reserve estimates is a process designed to provide reasonable assurance regarding the reliability of the Company’s reserve estimates in accordance with SEC regulations.  The preparation of reserve estimates are created by a third party consultant, PPC, and overseen by the Company’s Director, President Chief Executive Officer and Chief Financial Officer, Stephen C. Larkin. Mr. Larkin has been working with oil and gas companies since he began his position with Blue Ridge Group, Inc. in 2008. PPC performs evaluations based on accepted engineering standards. Reserves were determined by decline curve projection in the case of established production. For behind the pipe zones, reserves were calculated based on production and review of offset wells in the area and by reviewing calculated volumetric data.  These specific reserve estimates were performed by Mr. Stan S. Valdez, P.E. and Mr. Andrew Tharp, E.I.T. of PPC. Mr. Valdez has over 16 years of practical experience in the estimation and evaluation of petroleum reserves, as well as continuing education concerning the estimating and auditing of oil and gas reserves. He holds a B.S. in Petroleum Engineering from Texas A&M University. Mr. Reis is a qualified reserves estimator as set forth in the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers. Mr. Tharp has over one year of practical experience in the estimation and evaluation of oil and gas reserves and holds a B.S. in Petroleum Engineering from the University of Texas at Austin.

Proved Undeveloped Reserves.

At this time the Company has no undeveloped properties under lease.

Oil and Gas Production, Production Prices and Production Costs.

The following table summarizes the sales volumes of the Company’s net oil and gas production expressed in barrels of oil. Equivalent barrels of oil were obtained by converting gas to oil on the basis of their relative energy content — six thousand cubic feet of gas equals one barrel of oil. During 2012, 2011, and 2010 the average selling price for natural gas was $3.66, $5.06, and $4.44 per Mcf, respectively, and the average selling price for oil was $92.45, $75.69, and $58.47 per barrel, respectively.

	Net	Net	Net
	Production	Production	Production
	For the Year	For the Year	For the Year
	12/31/2012	12/31/2011	12/31/2010
Net Volumes (Equivalent Barrels)	5,277	2,412	7,489
Average Sales Price per Equivalent Barrel	$26.47	$54.17	$33.79
Average Production Cost per Equivalent Barrel (includes production taxes)	$15.72	$20.01	$6.79

The Average Production Cost per Equivalent Barrel represents the Lease Operating Expenses divided by the Net Volumes in equivalent barrels. Lease Operating Expenses include normal operating costs such as pumper fees, operator overhead, salt water disposal, repairs and maintenance, chemicals, equipment rentals, production taxes and ad valorem taxes.

Drilling and Other Exploratory and Development Activities.

In 2012, three partnerships were formed that are managed by the Company and they drilled a total of one exploratory well and one developmental well, one of which is currently in production, and one of which was determined to be a dry hole. There was also one exploratory well drilled in 2012 outside of the managed partnerships that started into production in October 2012. In 2011, the six partnerships managed by the Company drilled a total of seven exploratory wells and one developmental well, four of which are currently in production, one was determined to be in dry hole, and two produced for a short period of time and then became unviable. In 2010, the one partnership managed by the Company at the time drilled one exploratory well that was determined to be a dry hole and the Company drilled one developmental well outside of the managed partnerships that is currently in production.

Present Activities.

The Company formed three new oil and gas drilling partnerships in 2012. The partnerships drilled four wells, one began producing in 2012, one was deemed a dry hole, and the remaining two wells began production in January 2013.

9

Delivery Commitments.

The Company is not currently committed to providing a fixed and determinable quantity of oil or gas under any existing contract or agreement.

Oil and Gas Properties, Wells, Operations and Acreage.

During 2012, the Company participated in the drilling of three new wells, one of which was determined to be a dry hole and has been plugged and abandoned. See “Drilling and Other Exploratory and Development Activities” above.

As of December 31, 2012, the Company owned a direct working interest in six producing wells, including the Rooke #2, the Squeeze Box #1, the Kleimann #1, the Prairie Bell East, the Loma Blanca, and the Koehn #2. Two other wells in which the Company owns working interest have been drilled, one was a dry hole and the other produced for nine months and dried up in October 2012. The Company drilled one dry hole that was plugged and abandoned. The Rooke #1, which stopped producing in October 2010, was converted into a salt water disposal well in 2011 and has yet to be plugged and abandoned.

The following tables summarize by geographic area the Company’s developed acreage and gross and net interests in producing oil and gas wells as of December 31, 2012. The Company did not hold any undeveloped acreage at December 31, 2012. Productive wells are producing wells and wells mechanically capable of production. Wells that are dually completed in more than one producing horizon are counted as one well.

DEVELOPED AND UNDEVELOPED ACREAGE

	Developed Acreage		Undeveloped Acreage
Geographic Area:	Gross Acres	Net Acres	Gross Acres	Net Acres

Louisiana	319.52	2.49	-0-	-0-

Texas	2,117.44	76.52	-0-	-0-

Totals	2,436.96	79.01	-0-	-0-

PRODUCTIVE WELLS

	Gross Wells		Net Wells
Geographic Area:	Oil	Gas	Oil	Gas

Louisiana	0	1	0	.01

Texas	2	3	.02	.21

Totals	2	4	.02	.22

Key Properties

The working interest owned by the Company, either directly or through the partnerships we manage, is owned jointly with other working interest partners. Management does not believe any of these burdens materially detract from the value of the properties or materially interfere with their use. The following are the primary properties held by the Company as of December 31, 2012.

Developed Properties

Rooke #2: The Company owns a 9.5% working interest in one well located in Refugio County, Texas, which began production in May 2010. The well produces about six Bbls per day.

Kleimann #1: The Company owns a 0.26% working interest in the Kleimann #1, a well located in Colorado County, Texas. Production started on March 6, 2012 and the well is currently producing approximately 250 Mcf and six Bbls per day.

10

Squeeze Box: The Company owns a 0.78% working interest in the Squeezebox well. This gas well is located in Cameron Parish, Louisiana, and began production in November 2011. The well produces about 1,286 Mcf and 12 Bbls per day.

Prairie Bell East: The Company owns a 0.49% working interest in the Prairie Bell East well, a gas well is located in Colorado County, Texas. The well has been in production since February 27, 2012 and has been producing approximately 1,522 Mcf and 53 Bbls per day.

Loma Blanca: The Company owns a 0.59% working interest in the Loma Blanca well, which well is located in Brookes County, Texas. The well has been in production since August 2012. The well produces about 112 Mcf per day.

Koehn #2: The Company owns an 11.00% working interest in the Koehn #2 well, which is located in Colorado County, Texas. This well has been in production since October 2012. The well produces about 93 Bbls and 533 Mcf per day.

Key Undeveloped Properties

On August 29, 2011, the Company invested $190,000 and entered into the Next Energy Illinois Basin Oil & Gas Lease Development JV (“Next Energy JV”), a joint venture with Next Energy, LLC and other industry participants to evaluate, test and purchase mineral leases in the Illinois Basin. The venture is targeting up to 300,000 net acres of oil and gas leases. The investment entitles the Company to 0.005% of the joint venture. The Company does not own a direct interest in any of the acreage, but rather an interest in a joint venture that holds undeveloped acreage.

Dry Holes and Abandonment of Properties during 2012

In 2012, the Company incurred $128,344 in dry hole or abandonment expenses. The expenses incurred were from a dry hole drilled by one of the partnerships managed by the Company in 2011, the Company also had a large direct interest in the well.

Title to Properties

In the normal course of business, the operator of each lease has the responsibility of examining the title on behalf of all working interest partners. Titles to all significant producing properties of the Company have been examined by various attorneys. The properties are subject to royalty, overriding royalty and other interests customary in the industry.

The working interest owned by the Company, either directly or through the partnerships we manage, is owned jointly with other working interest partners or is subject to various royalty and overriding royalty interest, which generally range in total between 20%-30% on each property. Management does not believe any of these burdens materially detract from the value of the properties or materially interfere with their use.

ITEM 3.	LEGAL PROCEEDINGS

There are no material pending legal or governmental proceedings relating to our Company or properties to which we are a party, and to our knowledge, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders are a party adverse to us or have a material interest adverse to us.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The Common Stock of the Company is quoted on the OTC Market Groups, Inc. OTCQB (the “OTCQB”) under the symbol “BYCX.” The following table shows the high and low bid information for our Common Stock for each quarter ended during the last two fiscal years. This information has been obtained from the OTC Bulletin Board. The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

11

	High Bid	Low Bid
March 31, 2011	$0.00	$0.00
June 30, 2011	0.00	0.00
September 30, 2011	0.00	0.00
December 31, 2011	0.00	0.00

March 31, 2012	$0.035	$0.025
June 30, 2012	0.045	0.012
September 30, 2012	1.15	0.10
December 31, 2012	0.60	0.36

According to OTC Market Groups, Inc., there were no bid or ask prices for our Common Stock during the 2011 fiscal years. The closing bid prices for the quarters ended September 30 and December 31, 2012, reflect prices following the Company’s 1 for 100 reverse stock split, which occurred on July 26, 2012.

Stockholder Information

As of March 21, 2013, there were 549 stockholders of record of the Company’s Common Stock. The number of registered stockholders excludes any estimate by us of the number of beneficial owners of shares of Common Stock held in “street name.”

Dividend Information

No cash dividends have been declared or paid on our Common Stock since inception. The Company has not paid, nor does it intend to pay, cash dividends on its Common Stock in the foreseeable future. We intend to retain earnings, if any, for the future operation and development of our business. Our dividend policy will be subject to any restrictions placed on it in connection with any debt offering or significant long-term borrowing.

Recent Sales of Unregistered Securities

All of the Company’s recent sales of unregistered securities within the past three years have been previously reported in Quarterly Reports on Form 10-Q and current reports on Form 8-K.

Securities authorized for issuance under equity compensation plans

The following table sets forth certain information, as of December 31, 2012, concerning securities authorized for issuance under the Company’s 2005 Stock Option and Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,000	$1.00	21,500
Equity compensation plans not approved by security holders	–	–	–
Total	20,000	$1.00	21,500

ITEM 6.              selected financial data

The Company is a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and as such, is not required to provide the information required under this Item.

12

ITEM 7.             MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist in an understanding of the Company’s financial position and results of operations for each of the yearly periods ended December 31, 2012 and 2011. The financial statements and the notes thereto contain detailed information that should be referred to in conjunction with the following discussion.

Recently Issued Accounting Pronouncements

During the year ended December 31, 2012 and through April 11, 2013, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Consolidation Policy

The Company consolidates its interest in joint ventures and partnerships in the oil and gas industry using the ‘proportionate consolidation’ method provided for in Accounting Standards Codification (ASC) Topic 810-10-45-14, Consolidation – Other Presentation Matters.   A proportionate consolidation is permitted when the Company does not control the joint venture or partnership but nonetheless exercises significant influence.  Under this method, the Company recognizes their proportionate share of each partnership’s assets, liabilities, revenues and expenses, which are included in the appropriate classifications on the Company’s consolidated financial statements.

All significant intercompany transactions of its consolidated subsidiary and the limited partnerships are eliminated.

Critical Accounting Policies and Estimates

Financial Statements and Use of Estimates: In preparing financial statements, management is required to select appropriate accounting policies and make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Stock Options: Effective January 1, 2006, the Company accounts for stock options in accordance with revised Statement of Financial Accounting Standards (SFAS) No. 123, Share-Based Payment (SFAS 123(R) (ASC 718 and 505). Accordingly, there was no stock compensation expense to be recognized in the year ended December 31, 2012 and stock compensation expense of $11,008 was required to be recognized in the year ended December 31, 2011.

Under SFAS 123(R) (ASC 718 and 505), the fair value of options is estimated at the date of grant using a Black-Scholes-Merton (“Black-Scholes”) option-pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. Volatility is determined using historical stock prices over a period consistent with the expected term of the option. The Company utilizes the guidelines of Staff Accounting Bulletin No. 107 (SAB 107) of the Securities and Exchange Commission relative to “plain vanilla” options in determining the expected term of option grants. SAB 107 permits the expected term of “plain vanilla” options to be calculated as the average of the option’s vesting term and contractual period. The Company has used this method in determining the expected term of all options. The Company has several awards that provide for graded vesting. The Company recognizes compensation cost for awards with graded vesting on a straight-line basis over the requisite service period for the entire award. The amount of compensation expense recognized at any date is at least equal to the portion of the grant date value of the award that is vested at that date.

Oil and Gas Activities: The accounting for upstream oil and gas activities (exploration and production) is subject to special accounting rules that are unique to the oil and gas business. There are two methods to account for oil and gas business activities, the successful efforts method and the full cost method. The Company has elected to use the successful efforts method. A description of our policies for oil and gas properties, impairment and direct expenses is located in Note 1 to our financial statements.

The successful efforts method reflects the volatility that is inherent in exploring for oil and gas resources in that costs of unsuccessful exploratory efforts are charged to expense as they are incurred. These costs primarily include seismic costs (G&G costs), other exploratory costs (carrying costs) and exploratory dry hole costs. Under the full cost method, these costs would be capitalized and then expensed (depreciated/amortized) over time.

13

Oil and Gas Reserves: The term proved oil and gas reserves is defined by the SEC in Rule 4-10(a) (22) of Regulation S-X adopted under the Securities Act of 1933, as amended (the “Act”). In general, proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas and natural gas liquids that geological or engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices based on an unweighted 12-month average and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

Our estimates of proved reserves materially impact depletion expense. If proved reserves decline, then the rate at which we record depletion expense increases. A decline in estimates of proved reserves may result from lower prices, new information obtained from development drilling and production history; mechanical problems on our wells; and catastrophic events such as explosions, hurricanes and floods. Lower prices also may make it uneconomical to drill wells or produce from fields with high operating costs. In addition, a decline in proved reserves may impact our assessment of our oil and natural gas properties for impairment.

Our proved reserves estimates are a function of many assumptions, all of which could deviate materially from actual results. As such, reserves estimates may vary materially from the ultimate quantities of crude oil and natural gas actually produced.

Capitalized Prospect Costs: The Property and Equipment balance on the Company’s balance sheets, if any, include oil and gas property costs that are excluded from capitalized costs being amortized. These amounts represent investments in undeveloped leasehold acreage and work-in-progress exploratory wells. The Company excludes these costs on a property-by-property basis until proved reserves are found, until the lease term expires, or if it is determined that the costs are impaired. All costs excluded are reviewed annually to determine if any of these conditions have occurred; if so, the capitalized amount is transferred to abandonment expense and recorded to the statement of operations.

Impairments: In accordance with FASB ASC 360-10-35, long lived assets, such as oil and gas properties and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of the fair value less costs to sell and are no longer depreciated or depleted.

The application of this guidance did not result in any impairment of the oil and gas properties of the Company for the periods presented.

Results of Operations

The Company reported a net income of $816,410 in 2012, as compared to a net income of $257,114 in 2011. The $559,296 increase in net income resulted from the Company recording $1,339,503 more in total operating revenues, offset by $882,004 more in operating costs and a net increase in other income of $134,669 in 2012 as compared to 2011. On a per share basis the Company had a net income of $0.95 per share in 2012 and a net income of $0.89 per share in 2011.

Operating Revenues: Operating revenues totaled $3,312,772 in 2012 as compared to $1,973,269 in 2011, a 67.9% increase for the year. The increase in total operating revenue was primarily a result of a change in the Company’s business focus during 2011, wherein $3,132,676 of the Company’s revenues were derived from net turnkey drilling contract revenue in 2012, while in 2011, the Company had $1,839,915 of turnkey drilling contract revenue. In 2012, the Company’s revenues from oil and gas sales also increased $46,742 compared to 2011 which was a result of increased production primarily from the Koehn #2 well, which began production in the October 2012.

Direct Operating Costs: Direct operating costs for the producing oil and gas wells, which include lease operating expenses and production taxes, totaled $47,021 in 2011 compared to $75,527 in 2012. This 60.6% increase in expense is primarily due to increased lease operating expenses on the Coastal Plains wells’ which are approaching the end of their useful life.

Other Operating Expenses: Other operating expenses include abandonment and dry hole costs, marketing costs, depreciation, depletion, and amortization expense, turnkey drilling contract costs and marketing. Other operating expenses decreased to $420,607 in 2012 compared to $434,852 in 2011. This decrease of $14,245 was a result of a $33,217decrease in depletion and amortization, and a $74,337 decrease in marketing costs, offset by an increase of $93,309 in abandonment and dry hole costs.

General and Administrative Costs: General and administrative costs were $716,124 in 2012 compared to $636,995 for 2011, an increase of $79,129, or approximately 12.42%. The increase was primarily attributable to increases office rent with related costs, and legal and audit fees related to the SEC filings and review of the Company’s limited partnership offerings, and includes a quarterly management fee of approximately $11,000 payable to Blue Ridge Group, Inc., with whom we share office space and utilize various accounting-related and administrative services.

Other Income: The Company’s Other Income increased $119,931 during the year ended December 31, 2012. This increase in other income was primarily a result of $150,099 in equity earnings received by the Company for its holdings in Affiliated Partners, which was purchased during 2012, offset by $22,799 in miscellaneous expenses. In contrast, during 2011, the Company had net other expense of $7,369 including $631 worth of miscellaneous income and $8,000 of interest expense.

14

Income Taxes: In 2012 the Company had $32,872 in federal or state income tax liability and no income tax liability or benefit in 2011 as a result of a large net operating loss carry forward from years 2011 and prior. Based on the amount of net losses in 2011 and prior, a full valuation allowance has been recorded against the deferred tax assets associated with the net operating loss carry forwards. The Company had an estimated net operating loss carry forward of $7,264,508 and $8,004,196 as of December, 31, 2012 and 2011, respectively.  However, the Company had an ownership change in March, 2012 with the issuance of additional shares in a private placement transaction.  This resulted in an Internal Revenue Code (IRC) Section 382 limitation on the availability of the Company’s net operating losses immediately before the ownership change to operational periods following the date of the ownership change.  The Section 382 limitation rule limits the use of the Company’s current net operating loss carry forward to $30,193 per year in future years.  This annual limitation was allocated in the year 2012 to the period following the change date and resulted in net operating losses available for the time period of April through December, 2012, being limited to $22,645 and the above tax liability for 2012 of $32,872.

Balance Sheet Review

Assets: The Company’s total assets increased $977,203 from $2,218,336 as of December 31, 2011 to $3,195,539 as of December 31, 2012. The increase was primarily attributable to a $591,439 increase in current assets during 2012, from $1,778,140 as of December 31, 2011 to $2,369,579 as of December 31, 2012. The increase was attributable to an $827,546 increase in cash received from Turnkey Agreements entered into between the Company and partnerships we sponsored, as well as increases in accounts receivable of $151,179. The increase in total current assets was offset in part by a $387,286 decrease in pre-paid expenses from 2011 to 2012. The $385,764 additional increase in the Company’s assets was a result of a $184,015 increase in oil and gas properties as compared to 2011, a $57,017 increase in other investments at cost during 2012, and a $150,099 investment in an unconsolidated affiliate company in which we did not hold an interest during 2011, partially offset by decrease in the Company’s other fixed assets, which deceased a $5,367, from $25,047 during 2011 to $19,680 for the year ended December 31, 2012.

Liabilities: The Company’s liabilities decreased $197,207 in 2012 to $1,384,913 as of December 31, 2012 compared to $1,582,120 as of December 31, 2011. The majority of this decrease is the result of a $659,763 decrease in turnkey partnership obligations, due to a decrease in the number of limited partnerships formed, from six in 2011 to only three in 2012. There was also a $100,752 decrease in accounts payable and accrued expenses, offset by a $530,611 accounts payable to related parties and $32,697 in federal income taxes payable during 2012. The Company did not owe income taxes for 2011. The accounts payable to related parties is attributable to the amounts received by the Company as the result of Turnkey Agreements it has with the partnerships it sponsors and manages. The amounts received under such Turnkey Agreements are booked as revenue, but considered a deferred liability until such time as the Company has completed all its responsibilities under the Turnkey Agreements.

There was $84,906 in deferred liability and a $100,000 note payable obligation to a minority stockholder remained unchanged from period to period.

Stockholders’ Equity: Total stockholder’s equity of the Company increased $1,174,410, from $636,216 at December 31, 2011 to $1,810,626 at December 31, 2012. This increase is mainly the result of a net operating profit of $932,744 and an issuance of stock in the amount of $327,500 during 2012.

Liquidity and Capital Resources

The Company’s current ratio (current assets / current liabilities) was 1.12 to 1 as of December 31, 2011 compared to 1.71 to 1 as of December 31, 2012. The change in the current ratio from 2011 to 2012 is the result a significant increase in current assets due to the cash on hand the Company holds as a result of certain Turnkey Agreements.

The Company saw a significant change in its liquidity during the year ended December 31, 2012, which was primarily the result of implementing a new business plan that started in 2010, in which we serve as the sponsor and managing general partner of partnerships formed for the purpose of undertaking oil and gas exploration activities. During 2011, in contrast, the Company sponsored an additional five limited partnerships, for which it serves as the managing general partner and has received revenues from Turnkey Agreements with such partnerships, wherein for a fixed price the Company agrees to drill, test and, if advisable, complete, oil and wells in which each partnership holds an interest. Generally, the amount charged by the Company to undertake these exploration activities under a Turnkey Agreement exceeds the total costs paid by the Company to complete such operations. When the Company receives payment from a partnership for the services it agrees to perform under a Turnkey Agreement, it records any amounts received as revenue. However, such amounts are also considered a deferred liability on the Company’s balance sheets until such time as the Company’s obligations under the Turnkey Agreement are completed. As of December 31, 2012, the Company recorded $3,132,676 in net turnkey drilling contract revenue, and had a deferred liability of $582,746. As the Company continues to sponsor and manage partnerships, it expects that the revenues received from Turnkey Agreements will enable it to continue to meet its financial obligations and be profitable. To the extent the Company is unable to successfully sponsor additional partnerships, it may have difficulty continuing operations.

15

The Company also anticipates it will earn revenue over time from its direct oil and gas holdings, including holdings in oil and gas wells held by the limited partnerships it manages. In 2012, the Company purchased an 11% working interest in the Koehn #2 which started into production in October 2012 and is currently producing average net revenue in excess of $28,000 per month. In addition, the Company seeks to generate revenue from joint ventures with other oil and gas companies, such as the Next Energy JV, in which it participated in 2011. To date, however, the Company’s revenues from its oil and gas holdings and other investments have been very limited, and it is dependent upon the revenues it receives from Turnkey Agreements in order to continue its operations, which during 2012 were sufficient to pay the Company’s operating expenses. The Company believes that revenue from Turnkey Agreements will be sufficient to fund their ongoing business; and based on previous years’ expenses, the Company’s current cash resources will be enough to fund their operations for the next twelve months.

As of December 31, 2012, the Company’s cash balance was $2,087,480 and its liabilities totaled $1,384,913, which include $582,746 of deferred liability associated with obligations it has under current Turnkey Agreements, $530,611 in accounts payable to related party to pay for an interest in partnership wells, and approximately $184,906 in related party accounts payable and notes outstanding to a minority stockholder. At December 31, 2012 the Company had total working capital of $1,045,113 and no contractual obligations that will encumber its cash flow into the future.

Off Balance Sheet Arrangements

The Company does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structure finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of December 31, 2012 and 2011, the Company was not involved in any unconsolidated SPE transactions nor any other off-balance sheet arrangements.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and as such, is not required to provide the information required under this Item.

ITEM 8.	FINANCIAL STATEMENTS and supplementary data

All financial statements required by this Item are listed in Part IV, Item 15 of this Form 10-K, are presented beginning on Page F-1, and are incorporated herein by this reference.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, including our Chief Executive Officer (CEO) and Chief Financial Officer (CFO), evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) as of the end of the period covered by this report (the “Evaluation Date”). Based on such evaluation, our management, including our CEO and CFO, concluded that our disclosure controls and procedures were not effective due to the inherent limitations describe below, as of the Evaluation Date, to ensure that information required to be disclosed in reports that we file or submit under that Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our CEO and CFO, in a manner that allows timely decisions regarding required disclosures.

16

Management’s Annual Report on Internal Control Over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in rule 13a-15(f) o the Exchange Act. The Company’s internal control system is designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting includes those policies and procedures that:

•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and
•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitation, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

An evaluation was performed under the supervision and with the participation of the Company’s management, including the CEO and CFO, of the effectiveness of the design and operation of the Company’s procedures and internal control over financial reporting as of December 31, 2002. In making this assessment, the Company used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on that evaluation, the Company’s management, including the CEO and CFO, concluded that the Company’s internal controls over financial reporting were not effective in that there was a material weakness as of December 31, 2012.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by the Company’s internal controls.

The Company’s management has identified a material weakness in the effectiveness of internal control over financial reporting related to a shortage of resources in the accounting department required to assure appropriate segregation of duties with employees having appropriate accounting qualifications related to the Company’s unique industry accounting and disclosure rules.

Attestation Report of the Registered Public Accounting Firm

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, wherein non-accelerated filers are exempt from Sarbanes-Oxley internal control audit requirements.

Changes in Internal Controls over Financial Reporting

There were no changes in our internal control over financial reporting, that occurred during the year ended December 31, 2012, that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Inherent Limitations of Internal Controls

There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention and overriding of controls and procedures. A control system, no matter how well conceived and operated, can only provide reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of the control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in a cost-effective control system, misstatements due to error fraud may occur and not be detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur due to human error or mistake. Additionally, controls, no matter how well designed, could be circumvented by the individual acts of specific persons within the organization. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated objectives under all potential future conditions.

17

Management is aware that there is a lack of segregation of duties and accounting personnel with appropriate qualifications at the Company due to the small number of employees dealing with general administrative and financial matters. This constitutes a deficiency in the internal controls. Management has decided that considering the employees involved, the control procedures in place, and the outsourcing of certain financial functions, the risks associated with such lack of segregation were low and the potential benefits of adding additional employees to clearly segregate duties did not justify the expenses associated with such increases. Management periodically reevaluates this situation. In light of the Company’s current cash flow situation, the Company does not intend to increase staffing to mitigate the current lack of segregation of duties within the general administrative and financial functions.

ITEM 9B.            OTHER INFORMATION

None.

PART III

ITEM 10.            DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following individuals currently serve as directors and/or executive officers of our Company. All directors of the Company hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. The executive officers of our Company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Director	Age	Company Position or Office	Director Since

Stephen C. Larkin	53	Director, President, Chief Executive Officer and Chief Financial Officer	2010

Travis Creed	46	Chairman	2010

STEPHEN C. LARKIN, age 53, was elected to serve as our President and Chief Executive Officer effective as of November 30, 2012 and has served as a director and the Chief Financial Officer of the Company since November 22, 2010. Mr. Larkin also currently serves as a director and the President of Blue Ridge Group, Inc., and served as its Chief Financial Officer beginning in July 2008 until his appointment as its President in November 2010. From September 1998 until September 2007, Mr. Larkin served as President and Chief Executive Officer of Sensus Precision Die Casting, Inc. and President, Chief Executive Officer and Chairman of the Board Sensus Rongtai (Yangzhou) Precision Die Casting, Ltd. (a Chinese subsidiary of Sensus Precision Die Casting, Inc.) and managed all aspects of the company. Mr. Larkin spent a total of 21 years with Sensus Metering Systems, Inc. (parent company to Sensus Precision Die Casting, Inc.) in positions ranging from Controller and Chief Financial Officer of one of its divisions (for seven years), to Vice President of Operations (for four years) then finally with Sensus Precision Die Casting Company as their President and Chief Executive Officer. Prior to that Mr. Larkin spent almost six years with Ernst and Young, LLP both in the Lansing, Michigan office and the Tampa Bay, Florida office and held the position of Senior Manager-Auditing when he left. Mr. Larkin earned a B.A. Degree from Michigan State University in Accounting in 1981, a Master of Business Administration degree from Michigan State University in Operations Management in 1989 and an Executive Master of Business Administration from the University of New Hampshire in International Business in 1997. Mr. Larkin became a Certified Public Accountant in May 1982 in the State of Florida.

TRAVIS N. CREED, age 46, was appointed to serve as a director of the Company in July 2010. Since 2007, Mr. Creed has also served as Senior Vice President - Real Property Division and General Counsel for Blue Ridge Group, Inc.  Mr. Creed holds degrees from Westminster College and the University of Arkansas School of Law.  Mr. Creed is a licensed to practice law in the State of Arkansas, however, he has been voluntarily inactive since 2007 and does not presently engage in the practice of law. In addition to the practice of law, Mr. Creed has owned an electrical contracting company, a mortgage trading company and a real estate development company.  He has experience in banking including founding and serving as President of Pinnacle Resources, a wholly owned subsidiary of Pinnacle Bank in Little Rock, Arkansas.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement In Certain Legal Proceedings

During the past ten years, none of the Company's officers or directors were involved in any legal proceedings that are material to an evaluation of the ability or integrity of such directors and officers.

18

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them. Based solely on our review of the copies of such forms received by us with respect to fiscal year 2012, or written representations from certain reporting persons, we believe all of our officers and directors and persons who own more than 10% of our Common Stock have met all applicable filing requirements, except as described in this paragraph. Kevin Cline, who was appointed to serve as a director of the Company on June 26, 2012, filed one late Form 3 on November 27, 2012. Robert D. Burr, a stockholder owning greater than 10% of the Company’s common stock as of March 8, 2012, filed one late Form 3 on March 28, 2012.

Code of Ethics for Financial Executives

On April 14, 2011, the Company's Board of Directors approved a Code of Ethics that applies to the Company’s principal officers. The Company will provide a copy of this policy free of charge upon written request to Stephen C. Larkin at Bayou City Exploration, Inc., 632 Adams Street — Suite 700, Bowling Green, Kentucky 42101.

Board Committees and Financial Expert

The Company does not currently maintain separate audit, nominating or compensation committees. When necessary, the entire Board of Directors performs the tasks that would be required of those committees. Furthermore, we do not have a qualified financial expert serving on the Board of Directors at this time, because we have not been able to hire a qualified candidate and we have inadequate financial resources at this time to hire such an expert.

ITEM 11.            Executive Compensation

Summary Compensation Table

The below table lists the compensation of the Company's principal executive officers who served the Company in such capacities during the fiscal year ended December 31, 2012.

SUMMARY COMPENSATION TABLE

		Salary	Bonus	Total
Name and Principal Position	Year	($)	($)	($)
Charles T. Bukowski	2012	110,000	–	$110,000
Former President and Chief Executive Officer	2011	120,000	–	$127,405
Stephen C. Larkin,	2012	92,500	27,750	$120,250
President, Chief Executive Officer and Chief Financial Officer	2011	90,000	–	$94,653

Narrative Disclosure to Summary Compensation Table

Charles Bukowski, the Company’s former President and Chief Executive Officer, received a base salary of $120,000, which he began receiving in July 2010. However, Mr. Bukowski resigned on November 30, 2012. Our President, Chief Executive Officer, and Chief Financial Officer, Stephen Larkin, currently receives a base salary of $120,000 per year. This was increased on December 1, 2012 from a previous salary of $90,000 per year. As part of the Company’s compensation package, its officers are from time to time awarded stock options. In 2009, Mr. Larkin received stock options as part of a decision on the part of the Board to cancel outstanding stock options that were substantially “out of the money” and issue new stock options on terms more in line with the Company’s stock price at that time. The Board uses the stock options as an incentive to its officers and believes this practice to be comparable to other public companies. In May 2009, Mr. Larkin was awarded an option to purchase 10,000 shares of common stock at an exercise price of $0.01 per share. Mr. Larkin’s options vested over a two year period. The stock option awards were issued pursuant to the Company’s 2005 Stock Option and Incentive Plan. In 2010, Mr. Bukowski was awarded 5,000 stock options in connection with his appointment as the Company’s President and Chief Executive Officer. Mr. Bukowski’s options vested over a two-year period and have a $0.05 exercise price. Each of the named executive officers’ stock option awards have a ten year term, beginning on the award date. However, after Mr. Bukowski’s resignation on November 30, 2012, his stock options expired thirty days later on December 30, 2012.

19

In July 2010, the Board of Directors, in connection with the appointment of Charles Bukowski as the Company’s now former President and Chief Executive Officer, passed a corporate resolution establishing a bonus program for the Company’s Chief Executive Officer and Chief Financial Officer. The resolution established that for the first $500,000 in pre-tax income the Company makes after July 1, 2010, the Company will pay each of the officers 20% of their base salary and for each $250,000 the Company makes in pre-tax income thereafter, the Company will pay an additional bonus equal to 10% of the officer’s base salary. The bonus is to reset on January 1st of each year. During 2011, the Company failed to reach the $500,000 threshold, however in 2012 the company reached over the $750,000 threshold and accordingly Stephen Larkin was paid a bonus of $27,750, which is based on 30% of his gross earnings for 2012, on March 14, 2013.

Employment Agreements

There were no employment agreements in place as of December 31, 2012.

Stock Option Plan

On February 22, 2005, the Board of Directors approved the Bayou City Exploration, Inc. (formerly Blue Ridge Energy, Inc.) 2005 Stock Option and Incentive Plan (the “Stock Option Plan”). The Stock Option Plan allows for the granting of stock options to eligible directors, officers, employees, consultants and advisors.

Effective January 1, 2006, the Company accounts for the Stock Option Plan in accordance with revised Statement of Financial Accounting Standards (SFAS) No. 123, Share-Based Payment (SFAS 123(R). Accordingly, stock compensation expense has been recognized in the statement of operations based on the grant date fair value of the options for the period ended December 31, 2010. Prior to January 1, 2006, the Company accounted for stock compensation cost under the Plan in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) as permitted by SFAS 123 as originally issued. Under APB 25, stock compensation expense was recognized only if the options had intrinsic value (difference between option exercise price and the fair market value of the underlying stock) at the date of grant. As the Company issued all options with an exercise price equal to the grant date market value of the underlying stock, no compensation expense had previously been recorded by the Company.

The maximum number of shares with respect to which options may be awarded under the Stock Option Plan is seventy thousand (70,000) common shares of which approximately 21,500 shares remain available for grant as of December 31, 2012. The following table shows more information about our Stock Option Plan.

Outstanding Equity Awards

The following table shows information regarding awards granted to each of our named executive officers and directors under our Stock Option Plan outstanding as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Stephen C. Larkin
President, CEO and CFO	10,000	–	–	$1.00	05/18/19

Travis N. Creed
Chairman	5,000	–	–	$1.00	05/18/19

Director Compensation

During 2012, the directors of the Company were not compensated for their services as directors of the Company.

20

Compensation Committee Interlocks and Insider Participation

The Company does not currently maintain separate compensation committee. When necessary, the entire Board of Directors performs the tasks that would be required of a compensation committee. Stephen C. Larkin, our President, Chief Executive Officer and Chief Financial Officer and sole employee, also serves on the Board of Directors and participated in deliberations of the Board of Directors concerning executive officer compensation. Moreover, Mr. Larkin also currently serves as a director and the President of Blue Ridge Group, Inc., a company for which Travis N. Creed, the Chairman of our Board of Directors, serves as Senior Vice President - Real Property Division and General Counsel.

Compensation Committee Report

Stephen C. Larkin and Travis N. Creed, who collectively constitute the entire Board of Directors of the Company, perform the tasks that would be required of a compensation committee when necessary. The Board of Directors has reviewed with management the disclosures relating to executive compensation herein and determined that such disclosures should be included in this Annual Report.

ITEM 12.	SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the ownership, as of March 21, 2013, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers, and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except as otherwise listed below, the address of each person is c/o Bayou City Exploration, Inc., 632 Adams Street — Suite 700, Bowling Green, Kentucky 42101. Except as set forth below, applicable percentages are based upon 990,230 shares of Common Stock outstanding as of March 21, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Stephen C. Larkin(1)	270,629	27.33%
Travis N. Creed(2)	35,000	3.53%
All directors, nominees and officers as a group (2 persons)	305,629	30.86%
Robert Burr(3)	294,981	29.79%
Doris Burr(3)	294,981	29.79%

(1)	Mr. Larkin’s beneficial ownership interest includes vested options for the purchase of 10,000 shares exercisable within 60 days March 30, 2013, plus 260,629 shares in his personal portfolio.
(2)	Mr. Creed’s beneficial ownership interest includes vested options for the purchase of 5,000 shares exercisable within 60 days March 30, 2013, plus 30,000 shares in his personal portfolio.
(3)	Represents 9,981 shares held by Robert Burr individually and 285,000 shares held jointly with Doris Burr, his spouse. Mr. and Ms. Burr’s address is 1314 Fairview Avenue, Bowling Green, KY 42103.

21

ITEM 13.            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

The Company has an unwritten agreement with Blue Ridge Group pursuant to which it pays a quarterly management fee in the amount of $11,018. This fee is based on the time and salaries of Blue Ridge Group’s employees for work performed for the Company. The Company and Blue Ridge Group share common management as well as office space. The Company’s President, Chief Executive Officer, and Chief Financial Officer and director, Stephen Larkin, serves as President and Chief Executive Officer of Blue Ridge Group. Travis Creed, who is also a director of the Company, is Senior Vice President – Real Property Division and General Counsel of Blue Ridge Group. In addition, the Company utilizes the administrative and accounting services of Blue Ridge Group, including the services of its Controller, Paul Larkin, for purposes of compiling the Company’s financial statement information for SEC reporting purposes and for reports made to partners of the partnerships sponsored by the Company. Paul Larkin is the son of Stephen Larkin, the Company’s Chief Financial Officer and a member of the Board of Directors of the Company.

On March 8, 2012, the Company entered into a Stock Purchase Agreement with eight investors (the “Investors”), pursuant to which the Company sold 700,000 shares of the Company’s common stock, $0.005 par value (the “Common Stock”) in a private offering at a price of $0.005 per share, for total consideration to the Company valued at $350,000. The Investors included Charles T. Bukowski, Jr., the Company’s President and Chief Executive Officer, as well as a member of the Company’s Board of Directors (the “Board”), Travis N. Creed, a member of the Board, Stephen C. Larkin, the Company’s Chief Financial Officer and a member of the Board, Robert D. and Doris R. Burr, the Company’s former Chief Executive Officer and his spouse, Danny Looney, the Company’s tax accountant, Harry J. Peters, a consultant to the Company, Robert Shallow, a current stockholder and G2 International, Inc., a consultant to the Company. The consideration for the Common Stock was paid primarily in cash, however, the shares issued to G2 International, Inc. were issued in exchange for settlement of outstanding invoices for consulting services rendered.

In April 2012, the Company acquired a 25% ownership interest in Affiliated Partners, a general partnership formed for the purpose of holding an 80% interest in Loanmod, LLC, a Delaware limited liability company (“Loanmod”). Affiliated Partners is also owned by the Company’s President, Chief Executive Officer, Chief Financial Officer and director, Stephen Larkin (50%) and its other director, Travis Creed (25%). The Company acquired its interest in Affiliated Partners in exchange for its agreement to serve as the managing member and investment manager of the Opportunity Fund VII, LLC, a Delaware limited liability company (the “Opportunity Fund VII”), which invests in Mortgage Notes and Land Contracts secured by real estate. The Company also serves as the managing member and investment manager of the BYCX Opportunity Fund I (“BYCX Fund I”), established in June 2011, and the Opportunity Fund VIII, LLC (the “Opportunity Fund VIII,” and collectively with the other managed funds, the “Opportunity Funds”), established in early 2013, subsequent to the date of this Report, both of which are also Delaware limited liability company that invest in Mortgage Notes and Land Contracts. The purchases of Mortgage Notes and Land Contracts by the Opportunity Funds are facilitated primarily by Loanmod, which receives income as a result in connection with its acquisition of Mortgage Notes and Land Contracts for the Opportunity Funds. In the event that the Opportunity Funds acquire Mortgage Notes and Land Contracts from an unaffiliated party, the Company is entitled to a transaction fee from such Opportunity Fund equal to 2.5% of the purchase price of all Mortgage Notes and Land Contracts acquired from such third party.

On June 26, 2012 the Company named Kevin Cline, Source Capital Group’s Managing Principal to its board of directors. Mr. Cline’s appointment was made in connection with the formation of Rivergreen Financial, LLC (“Rivergreen”) a subsidiary formed for the purpose of selling the Company’s managed partnerships and Opportunity Funds, for which Mr. Cline was to serve as President. In November 2012, following the Company’s decision not to utilize Rivergreen as a broker-dealer, Mr. Cline resigned as a board member of the Company.  While serving on the board, Kevin was paid $27,375 in non-employee compensation related to fees earned by Source Capital in connection with the Company’s offerings.

Director Independence

Our securities are not currently listed on a national securities exchange or interdealer quotation system which would require that the Board of Directors include a majority of directors that are “independent.” Furthermore, Travis Creed is the only member of our Board of Directors that would qualify as an “independent” director as such term is defined in the Nasdaq Global Market listing standards.

22

ITEM 14.            PRINCIPAL ACCOUNTANTing FEES AND SERVICES

On June 7, 2012, the Company executed a letter agreement engaging Turner, Stone & Company, L.L.P. (“Turner Stone”) as its independent registered public accounting firm, and terminated the engagement of its former independent registered public accounting firm, KWCO, P.C. (“KWCO”), for geographic convenience. It is not anticipated that the auditors will be present at the Annual Meeting.

Audit Fees

The Company incurred $17,390, in fees from Turner Stone for the review of the second and third 2012 quarterly 10-Q reports, $22,870 from KWCO for review of the first quarter 2012 quarterly 10-Q report, and will pay approximately $30,000 for its annual December 31, 2012 audit. The Company incurred $21,355 in fees from KWCO for the review of the three 2011 quarterly 10-Q reports and $49,453 from KWCO for auditing the Company’s financial statements for December 31, 2011 and review of the annual 10-K.

Audit Related Fees

The Company incurred no fees or expenses for the 2012 and 2011 fiscal years for professional services rendered by Turner Stone or KWCO other than the fees disclosed above under the caption “Audit Fees” for assurance and related services relating to performance of the audit or review of our financial statements.

Tax Fees

We incurred no fees or expenses for the 2012 and 2011 fiscal years for professional services rendered by Turner Stone or KWCO for tax compliance, tax advice, or tax planning.

All Other Fees

We incurred no other fees or expenses for the 2012 and 2011 fiscal years for any other products or professional services rendered by Turner Stone or KWCO other than as described above.

Administration of Engagement of Auditor

The Company does not currently maintain a separate audit committee. When necessary, the entire Board of Directors performs the tasks that would be required of such committees. As such, at its regularly scheduled and special meetings, the Board of Directors considers and pre-approves any audit and non-audit services to be performed by our independent accountants.

ITEM 15.            exhibits, financial statement schedules

(a)	Financial Statements

The following documents are filed as part of this Annual Report on Form 10-K beginning on the pages referenced below:

23

(b)	Exhibits

The following exhibits are filed with this Annual Report on Form 10-K or are incorporated by reference as described below.

Exhibit	Description
3.1	Articles of Incorporation of Gem Source, Incorporated dated November 30, 1994 (incorporated by reference to Exhibit 3(i) of the Company’s Registration Statement on Form 10-SB (Amendment No. 2) filed with the Commission on January 19, 2000)
3.2	Certificate of Amendment to the Articles of Incorporation of Gem Source, Incorporated filed June 17, 1996 (incorporated by reference to Exhibit 3(i) of the Company’s Registration Statement on Form 10-SB (Amendment No. 2) filed with the Commission on January 19, 2000)
3.3	Certificate of Designation of Series E Preferred Stock of Blue Ridge Energy, Inc. filed June 17, 2002 (incorporated by reference to Ex. 3.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on April 15, 2011 (the “2010 10-K”))
3.4	Certificate of Amendment to the Articles of Incorporation of Blue Ridge Energy, Inc. filed October 11, 2004 (incorporated by reference to Ex. 3.4 of the Company’s 2010 10-K)
3.5	Certificate of Amendment to the Articles of Incorporation of Blue Ridge Energy, Inc. filed June 9, 2005 (incorporated by reference to Ex. 3.5 of the Company’s 2010 10-K)
3.6	Certificate of Amendment to the Articles of Incorporation of Bayou City Exploration Inc. filed July 9, 2012 (incorporated by reference to Appendix A to the Company’s Schedule 14C Information Statement filed with the Commission on July 6, 2012)
3.7	Bylaws of Gem Source, Incorporated adopted December 2, 1994 (incorporated by reference to Exhibit 3(ii) of the Company’s Registration Statement on Form 10-SB (Amendment No. 2) filed with the Commission on January 19, 2000)
10.1	Services Agreement between Bayou City Exploration, Inc. and Source Capital Group, Inc. dated effective March 1, 2011 (incorporated by reference to Ex. 10.1 of the Company’s 2010 10-K)
10.2	Limited Partnership Agreement of Bayou City Louisiana Drilling Program, L.P. dated July 8, 2010 (incorporated by reference to Ex. 10.2 of the Company’s 2010 10-K)
10.3	Turnkey Drilling Contract between Bayou City Exploration, Inc. and Bayou City Louisiana Drilling Program, L.P. dated July 8, 2010 (incorporated by reference to Ex. 10.3 of the Company’s 2010 10-K)
10.4	Limited Partnership Agreement of 2011 Bayou City Two Well Drilling Program, L.P. dated January 10, 2011(incorporated by reference to Ex. 10.4 of the Company’s 2010 10-K)
10.5	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2011 Bayou City Two Well Drilling Program, L.P. dated January 10, 2011(incorporated by reference to Ex. 10.5 of the Company’s 2010 10-K)
10.6	Limited Partnership Agreement of 2011-B Bayou City Two Well Drilling Program, L.P. dated March 4, 2011(incorporated by reference to Ex. 10.6 of the Company’s 2010 10-K)
10.7	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2011-B Bayou City Two Well Drilling Program, L.P. dated March 4, 2011 (incorporated by reference to Ex. 10.7 of the Company’s 2010 10-K)
10.8	Limited Partnership Agreement of 2011 Bayou City Two Well Drilling and Production Program, L.P. dated March 18, 2011(incorporated by reference to Ex. 10.8 of the Company’s 2010 10-K)
10.9	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2011 Bayou City Two Well Drilling and Production Program, L.P. dated March 18, 2011(incorporated by reference to Ex. 10.9 of the Company’s 2010 10-K)
10.10	2005 Stock Option and Incentive Plan (incorporated by reference to Exhibit A of the Company’s Definitive Proxy filed May 2, 2005)
10.11	Non-Qualified Stock Option Agreement between the Company and Robert D. Burr, dated May 18, 2009 (1) (incorporated by reference to Ex. 10.11 of the Company’s 2010 10-K)
10.12	Non-Qualified Stock Option Agreement between the Company and Stephen Larkin, dated May 18, 2009 (1) (incorporated by reference to Ex. 10.12 of the Company’s 2010 10-K)
10.13	Non-Qualified Stock Option Agreement between the Company and Travis Creed, dated May 18, 2009 (1) (incorporated by reference to Ex. 10.13 of the Company’s 2010 10-K)
10.14	Non-Qualified Stock Option Agreement between the Company and Kevin Cline, dated May 18, 2009 (incorporated by reference to Ex. 10.14 of the Company’s 2010 10-K)
10.15	Non-Qualified Stock Option Agreement between the Company and Charles Bukowski, dated August 3, 2010 (1) (incorporated by reference to Ex. 10.15 of the Company’s 2010 10-K)
10.16	Purchase of Interest Agreement by and between 2009 Production and Drilling Program, L.P. and the Company, dated January 4, 2010 (incorporated by reference to Ex. 10.16 of the Company’s 2010 10-K)

24

10.17	Purchase of Interest Agreement by and between Argyle Energy 2009-VI Year End Production Program, L.P. and the Company, dated January 4, 2010 (incorporated by reference to Ex. 10.17 of the Company’s 2010 10-K)
10.18	Purchase of Interest Agreement by and between 2009/10 Production & Drilling Program, L.P. and the Company, dated March 1, 2010. (incorporated by reference to Ex. 10.18 of the Company’s 2010 10-K)
10.19	Purchase of Interest Agreement by and between Burrite, Inc. and the Company, dated March 1, 2010 (incorporated by reference to Ex. 10.19 of the Company’s 2010 10-K)
10.20	Purchase of Interest Agreement by and between AE 2009/2010-VI Year End Production Program, L.P. and the Company, dated March 1, 2010 (incorporated by reference to Ex. 10.20 of the Company’s 2010 10-K)
10.21	Lease between RMB Jupiter Office Park, Ltd. and Bayou City Exploration, Inc. dated July 15, 2010 (incorporated by reference to Ex. 10.21 of the Company’s 2010 10-K)
10.22	Lease between RMB Jupiter Office Park, Ltd. and Bayou City Exploration, Inc. dated January 15, 2011 (incorporated by reference to Ex. 10.22 of the Company’s 2010 10-K)
10.23	Joint Venture Agreement of Next Energy Illinois Basin Oil & Gas Lease Development JV, dated August 26, 2011(incorporated by reference to Ex. 10.1 of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2011, filed with the Commission on November 14, 2011 (the “September 2011 10-Q)
10.24	Limited Partnership Agreement of 2011 Bayou City Exploration, Inc. and 2011 Bayou City Year End Drilling Program, L.P., dated October 5, 2011 (incorporated by reference to Ex. 10.2 of the September 2011 10-Q)
10.25	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2011 Bayou City Year End Drilling Program, L.P., dated October 5, 2011 (incorporated by reference to Exhibit 10.3 of the September 2011 10-Q)
10.26	Stock Purchase Agreement, dated March 8, 2012 by and among the Company and the investors named therein (incorporated by reference to Ex. 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on March 9, 2012)
10.27	First Amendment to Lease by and between the RMB Jupiter Office Park and the Company, executed October 10, 2011(incorporated by reference to Ex. 10.27 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2011)
10.28	Limited Partnership Agreement of 2012-A Bayou City Drilling Program, L.P. dated January 2, 2012 (incorporated by reference to Ex. 10.1 of the Company’s quarterly report for the period ended March 31, 2012 (the “March 2012 10-Q”)
10.29	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2012-A Bayou City Drilling Program, L.P., dated January 2, 2012 (incorporated by reference to Ex. 10.2 of the Company’s March 2012 10-Q)
10.30	Limited Partnership Agreement of 2012 Bayou City Squeeze Box Offset Program, L.P. dated April 9, 2012 (incorporated by reference to Ex. 10.4 of the Company’s March 2012 10-Q)
10.31	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2012 Bayou City Squeeze Box Offset Program, L.P., dated April 9, 2012 (incorporated by reference to Ex. 10.5 of the Company’s March 2012 10-Q)
10.32	Operating Agreement of BYCX Opportunity Fund I , LLC dated June 28, 2011*
10.33	Operating Agreement of Opportunity Fund VII , LLC dated June 30, 2011*
10.34	Operating Agreement of Opportunity Fund VIII , LLC dated February 1, 2013*
10.35	Lease Agreement between Bayou City Exploration and GC Royalty, LLC, effective January 1, 2013*
10.36	Operating Agreement of 2011-12 Opportunity Fund 6-1, LLC, dated October 10, 2012*
14.1	Code of Ethics (incorporated by reference to Ex. 14.1 of the Company’s 2010 10-K)
23.1	Consent of Pressler Petroleum Consultants, Inc.*
31.1	Certification of Principal Executive Officer and Principal Financial Officer of Periodic Report pursuant to Rule 13a-14a/Rule 14d-14(a).*
32.1	Certification of Principal Executive Officer Principal Financial Officer pursuant to 18 U.S.C. Section 1350.*
99.1	Report of Pressler Petroleum Consultants, Inc.*

* Filed herewith.

(1) Signifies a management agreement.

25

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bayou City Exploration, Inc.

By:	/s/ Stephen C. Larkin
Stephen C. Larkin
President, Chief Executive Officer and Chief Financial Officer
April 16, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in capacities and the dates indicated.

By:	/s/ Stephen C. Larkin

Stephen C. Larkin, Director
April 16, 2013

By:	/s/ Travis N. Creed

Travis N. Creed, Director April 16, 2013

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Bayou City Explorations, Inc.

Bowling Green, Kentucky

We have audited the accompanying consolidated balance sheet of Bayou City Explorations, Inc. (the “Company”) as of December 31, 2012 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bayou City Explorations, Inc. as of December 31, 2012, and the results of their consolidated operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

April 11, 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Bayou City Exploration, Inc.
Bowling Green, Kentucky

We have audited the accompanying balance sheets of Bayou City Exploration, Inc. as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayou City Exploration, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KWCO, P.C.

KWCO, P.C.

Odessa, Texas

April 9, 2012

F-2

BAYOU CITY EXPLORATION, INC.

BALANCE SHEETS

	December 31,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash	$2,087,480	$1,259,934
Accounts receivable:
Trade and other	60,790	13,778
Receivable due from partnerships	104,167	–
Prepaid expenses and other	117,142	504,428

TOTAL CURRENT ASSETS	2,369,579	1,778,140

OIL AND GAS PROPERTIES, NET	340,053	156,038
OTHER FIXED ASSETS, NET	19,680	25,047
OTHER INVESTMENTS AT COST	126,128	69,111
INVESTMENT IN UNCONSOLIDATED AFFILIATE COMPANY	150,099	–
INVESTMENTS HELD FOR SALE	190,000	190,000

TOTAL ASSETS	$3,195,539	$2,218,336

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$53,953	$154,705
Accounts payable - minority shareholder	84,906	84,906
Turnkey partnership obligation	582,746	1,242,509
Accounts payable - related party	530,611	–
Notes payable - minority shareholder	100,000	100,000
Federal income taxes payable	32,697	–

TOTAL CURRENT LIABILITIES	1,384,913	1,582,120

TOTAL LIABILITIES	1,384,913	1,582,120

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; No shares issued and outstanding as of December 31, 2012 and December 30, 2011	–	–
Common stock, $0.005 par value; 150,000,000 shares authorized; 990,176 and 290,176 shares issued and outstanding at December 31, 2012 and 2011, respectively	4,951	1,451
Additional paid in capital	13,912,814	13,558,314
Accumulated deficit	(12,107,139)	(12,923,549)

TOTAL STOCKHOLDERS' EQUITY	1,810,626	636,216

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,195,539	2,218,336

See accompanying notes to financial statements

F-3

BAYOU CITY EXPLORATION, INC.

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2012	2011
OPERATING REVENUES:
Oil and gas sales	$180,096	$133,354
Turnkey drilling contract revenue	3,132,676	1,839,915

TOTAL OPERATING REVENUES	3,312,772	1,973,269

OPERATING COSTS AND EXPENSES:
Lease operating expenses and production taxes	75,527	47,021
Abandonment and dry hole costs	128,344	35,035
Depletion, depreciation, and amortization	68,689	101,906
Turnkey drilling contract costs	1,378,532	589,918
Marketing costs	223,574	297,911
General and administrative costs	716,124	636,995

TOTAL OPERATING COSTS	2,590,790	1,708,786
OPERATING INCOME	721,982	264,483

OTHER INCOME (EXPENSE):
Miscellaneous income (expense)	(22,799)	(7,369)
Equity in earnings from affiliated company	150,099	–

NET INCOME BEFORE INCOME TAX PROVISION	849,282	257,114

Income tax provision	(32,872)	–

NET INCOME	$816,410	$257,114

NET INCOME PER COMMON SHARE - BASIC	$0.95	$0.89

NET INCOME PER COMMON SHARE - DILUTED	$0.93	$0.89

Weighted average common shares outstanding -

Basic	862,034	290,176

Diluted	874,766	290,176

See accompanying notes to financial statements

F-4

BAYOU CITY EXPLORATION, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2010, as previously reported	29,003,633	$145,018	$13,395,739	$(13,180,663)	$360,094
Reverse stock split (100 for 1)	(28,713,597)	(143,568)	143,568	–	–
Partial shares issued for stock split	140	1	(1)	–	–
Balance adjusted at December 31, 2010	290,176	1,451	13,539,306	(13,180,663)	360,094

Interest on non-interest bearing note payable to shareholder	–	–	8,000	–	8,000
Stock options exercised	–	–	11,008	–	11,008
Net income	–	–	–	257,114	257,114
Balance at 12/31/2011	290,176	1,451	13,558,314	(12,923,549)	636,216

Stock Issued for cash	655,000	3,275	324,225	–	327,500
Stock Issued for services	45,000	225	22,275	–	22,500
Interest on non-interest bearing note payable to stockholder	–	–	8,000	–	8,000
Net income	–	–	–	816,410	816,410
Balance at 12/31/2012	990,176	$4,951	$13,912,814	$(12,107,139)	$1,810,626

See accompanying notes to financial statements

F-5

BAYOU CITY EXPLORATION, INC.

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2012	2011

CASH FLOW FROM OPERATING ACTIVITIES:

Net Income (Loss)	$816,410	$257,114
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation, depletion, and amortization	68,689	101,906
Interest contributed as capital by shareholder	8,000	8,000
Abandoments and dry holes	128,344	–
Equity in earnings of affiliated company	(150,099)	–
Stock issued for services	22,500	–
Stock option expense	–	11,008
Change in operating assets and liabilities:
Accounts receivable - trade	(47,012)	6,340
Receivable from partnerships	(104,167)	–
Prepaid expenses and other	387,286	–
Accounts payable and accrued liabilities	(100,752)	67,514
Net turnkey partnership obligation	(659,763)	743,601
Accounts payable--related party	530,611	–
Federal income tax payable	32,697	–

NET CASH PROVIDED BY OPERATING ACTIVITIES	932,744	1,195,483

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of oil and gas properties	(375,681)	(402,210)
Purchase of other fixed assets	–	(25,047)
Purchase of investment in BYCX opportunity fund	(57,017)	–

NET CASH USED IN INVESTING ACTIVITIES	(432,698)	(427,257)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuing stock	327,500	–

NET CASH PROVIDED BY FINANCING ACTIVITIES	327,500	–

NET INCREASE IN CASH	827,546	768,226

CASH AT BEGINNING OF YEAR	1,259,934	491,708

CASH AT END OF YEAR	$2,087,480	$1,259,934

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$–	$–

Cash paid for federal income taxes	$–	$–

See accompanying notes to financial statements

F-6

BAYOU CITY EXPLORATION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Bayou City Exploration, Inc., a Nevada corporation (the “Company”), was organized in November 1994, as Gem Source, Incorporated and in June 1996 changed the Company’s name to Blue Ridge Energy, Inc. On June 8, 2005, the Company again changed its name to Bayou City Exploration, Inc.

The Company is primarily engaged in the oil and gas exploration business, and focuses its operations in the gulf coast of Texas, east Texas, south Texas, and Louisiana.

The Company also serves as the Managing Member and Investment Manager of funds organized as limited liability companies to acquire portfolios of mortgage notes and land contracts secured by real estate (the “Mortgage Notes and Land Contracts”). Nevertheless, most of its business resources are focused upon the management of partnerships created to explore and develop oil and gas reserves. The Company manages partnerships that purchase interests in exploratory wells and/or interests in producing oil and gas properties with undrilled reserves. The Company’s growth strategy is based on sponsoring partnerships in which third party investors purchase an interest. These partnerships then assume the costs associated with the drilling of oil and gas wells in exchange for unit interests in a partnership that holds a portion of the working interest derived from the wells they finance. The Company acts as the Managing General Partner for these partnerships and typically maintains a partnership interest in such partnerships, but may also maintain a working interest position outside of the partnership in each program for which we pay our proportionate share of the actual cost of drilling, testing, and completing the project and subsequent operating expenses to the extent that we retain a portion of the working interest. The Company believes this strategy allows for a reduction of financial risk associated with drilling new wells, enabling us to earn income from present production in addition to income from any successful new drilling. As of December 31, 2012, the Company held interest in eight partnerships.

Oil and Gas Drilling Partnerships and Properties

When the Company undertakes a drilling project, a calculation is made to estimate the costs associated with drilling the project well(s). The Company then forms and sells interest in a partnership that will acquire working interest in the well and undertake drilling operations. The Company typically enters into turnkey contracts with the partnerships it manages, pursuant to which we agree to undertake the drilling and completion of the partnerships’ well(s), for a fixed price, to a specific formation or depth (each, a “Turnkey Agreement”). As such, each partnership essentially prepays a fixed amount for the drilling and completion of a specified number of wells which the Company records as revenue.

As of December 31, 2012, the Company served as the managing general partner of eight limited partnerships formed for the purpose of oil and gas exploration and drilling. The Company has entered into Turnkey Agreements with each of these partnerships pursuant to which it receives turnkey fees for drilling the partnerships’ wells and, if applicable, completing the wells (the “Turnkey Fees”).

In addition to our current business strategy described above, the Company also owns an interest in Affiliated Partners and manages certain Opportunity Funds (described below) in addition to certain oil and gas interests outside of the interests in the partnerships it sponsors that have developed into revenue producing properties as well as an interest in a lease development joint venture to develop properties located in the Illinois Basin. The Company uses the cash generated by these oil and gas interests in addition to the revenues from our direct investment partnerships to cover its ongoing operational needs and restructuring of the balance sheet.

F-7

The Opportunity Funds and Affiliated Partners

In April 2011, the Company acquired a 25% ownership interest in Affiliated Partners, a general partnership formed for the purpose of holding an 80% interest in Loanmod, LLC, a Delaware limited liability company (“Loanmod”). Affiliated Partners is also owned by our President, Chief Executive Officer, Chief Financial Officer and director, Stephen Larkin (50%) and our other director, Travis Creed (25%). The Company acquired its interest in Affiliated Partners in exchange for its agreement to serve as the managing member and investment manager of the Opportunity Fund VII, LLC, a Delaware limited liability company (the “Opportunity Fund VII”), which invests in mortgage notes and land contracts secured by real estate. The Company also serves as the managing member and investment manager of the BYCX Opportunity Fund I (“BYCX Fund I”), established in June 2011, and the Opportunity Fund VIII, LLC (the “Opportunity Fund VIII,” and collectively with the other managed funds, the “Opportunity Funds”), established February 2013, both of which are also Delaware limited liability company that invest in Mortgage Notes and Land Contracts. The purchases of Mortgage Notes and Land Contracts by the Opportunity Funds are facilitated primarily by Loanmod, which receives income as a result in connection with its acquisition of Mortgage Notes and Land Contracts for the Opportunity Funds. In the event that the Opportunity Funds acquire Mortgage Notes and Land Contracts from an unaffiliated party, Loanmod is entitled to a transaction fee from such Opportunity Fund equal to 2.5% of the purchase price of all Mortgage Notes and Land Contracts acquired from such third party.

Recent accounting pronouncements

During the year ended December 31, 2012 and through April 11, 2013, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Consolidation Policy

The Company consolidates its interest in joint ventures and partnerships in the oil and gas industry using the ‘proportionate consolidation’ method provided for in Accounting Standards Codification (ASC) Topic 810-10-45-14, Consolidation – Other Presentation Matters.   A proportionate consolidation is permitted when the Company does not control the joint venture or partnership but nonetheless exercises significant influence.  Under this method, the Company recognizes their proportionate share of each partnership’s assets, liabilities, revenues and expenses, which are included in the appropriate classifications on the Company’s consolidated financial statements.

All significant intercompany transactions of its consolidated subsidiary and the limited partnerships are eliminated.

Revenue Recognition

Under the sales method, oil and gas revenue is recognized when produced and sold. Management fees are recognized under the accrual method and recorded when earned. Prospect fees charged under joint participation agreements are recorded after execution.

Accounts Receivable

Accounts receivable are from oil and gas produced and sold during the reporting period but awaiting cash payment. Based upon a review of trade receivables as of December 31, 2012 and 2011, there were no receivables considered potentially uncollectible. Receivables are reviewed quarterly, and if any are deemed uncollectible, they are written off as bad debts.

F-8

Managed Limited Partnerships

Prior to 2004 and starting again in 2010, the Company managed limited partnerships for which it serves as the Managing General Partner. The Company normally participates for 10% of the limited partnerships as the Managing General Partner and accounts for the investment under the proportionate consolidation. Certain partnerships that have an interest in the Opportunity Fund, like the 2012 Bayou City Year End Drilling Program L.P., the Company has chosen to participate for the required 1%. Revenues received and changes in the partnership investments are recorded as oil and gas revenues and net assets, respectively. As of December 31, 2012, the Company held interest in eight partnerships.

Oil and Gas Properties

The Company follows the successful efforts method of accounting for oil and gas producing activities. Under the successful efforts method of accounting, costs which relate directly to the discovery of oil and gas reserves are capitalized. These capitalized costs include:

(1)	the costs of acquiring mineral interest in properties,
(2)	costs to drill and equip exploratory wells that find proved reserves,
(3)	costs to drill and equip development wells, and
(4)	costs for support equipment and facilities used in oil and gas producing activities.

These costs are depreciated, depleted or amortized on the units of production method, based on estimates of recoverable proved developed oil and gas reserves. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

The costs of acquiring unproved properties are capitalized as incurred and carried until the property is reclassified as a producing oil and gas property, or considered impaired as discussed below. The Company annually assesses its unproved properties to determine whether they have been impaired. If the results of this assessment indicate impairment, a loss is recognized by providing a valuation allowance. When an unproved property is surrendered, the costs related thereto are first charged to the valuation allowance, with any additional balance expensed to operations.

The costs of drilling exploration wells are capitalized as wells in progress pending determination of whether the well has proved reserves. Once a determination is made, the capitalized costs are charged to expense if no reserves are found or, otherwise reclassified as part of the costs of the Company’s wells and related equipment. In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well are not carried as an asset for more than one year following completion of drilling. If after a year has passed, and the Company is unable to determine that proved reserves have been found, the well is assumed to be impaired, and its costs are charged to expense. At December 31, 2012 and 2011, the Company had no capitalized costs pending determination.

Accounting for Asset Retirement Obligations

The Company follows the provisions of FASB ASC 410, Asset Retirement and Environmental Obligations. ASC 410 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost is capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. Prior to 2005, management determined that any future costs related to plugging and abandonment of producing wells would be substantially offset by the value of equipment removed from the well site and such estimates were immaterial to the financial statements. Therefore, no liability was recorded prior to 2005. Due to continued rising rig and fuel costs, a detailed estimate was made in the second quarter of 2005 to determine how these rising service costs would affect future plugging and abandonment costs. As a result of this analysis, management concluded that a liability should be recorded within the financial statements under the provisions of ASC 410. These costs are evaluated annually and adjusted accordingly under the guidelines of ASC 410. As of December 31, 2012 the Company had no liability established for any of its wells that are currently in production as these amounts have been determined to be immaterial.

F-9

Surrender or Abandonment of Developed Properties

Normally, no separate gain or loss is recognized if only an individual item of equipment is abandoned or retired or if only a single lease or other part of a group of proved properties constituting the amortization base is abandoned or retired as long as the remainder of the property or group of properties continues to produce oil or gas. The asset being abandoned or retired is deemed to be fully amortized, and its cost is charged to accumulated depreciation, depletion or amortization. When the last well on an individual property or group of properties with common geological structures ceases to produce and the entire property or property group is abandoned, gain or loss, if any, is recognized. Abandonment and dry hole costs were $128,344 and $35,035 for the years ended December 31, 2012 and 2011, respectively.

Other Dispositions

Upon disposition or retirement of property and equipment other than oil and gas properties, the cost and related accumulated depreciation are removed from the accounts and the gain or loss thereon, if any, is credited or charged to expense. The Company recognizes the gain or loss on the sale of either a part of a proved oil and gas property or of an entire proved oil and gas property constituting a part of a field upon the sale or other disposition of such. The unamortized cost of the property or group of properties, a part of which was sold or otherwise disposed of, is apportioned to the interest sold and interest retained on the basis of the fair value of those interests.

Impairment of Long-Lived Assets

The Company follows the provisions of ASC Subtopic 360-35, “Property, Plant and Equipment – Subsequent Measurement.” Consequently, the Company reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the successful efforts method of accounting. Whenever events or circumstances indicate the carrying value of those assets may not be recoverable, an impairment loss for proved properties and capitalized exploration and development costs is recognized. The Company assesses impairment of capitalized costs, or carrying amount, of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using known expected prices, based on set agreements. If impairment is indicated based on undiscounted expected future cash flows, then impairment is recognizable to the extent that net capitalized costs exceed the estimated fair value of the property. Fair value of the property is estimated by the Company using the present value of future cash flows discounted at 10%, in accordance with ASC 932-235, “Extractive Activities – Oil and Gas – Notes to Financial Statements.”

Income (Loss) Per Common Share

The Company calculates basic earnings per common share (“Basic EPS”) using the weighted average number of common shares outstanding for the period.

F-10

The following table provides the numerators and denominators used in the calculation of Basic EPS for the years ended December 31, 2012 and 2011:

	2012	2011
Net income (loss) from operations	$816,410	$257,114
Less preferred stock dividends	-0-	-0-

Income (loss) available to common stockholders	$816,410	$257,114

Weighted average shares outstanding, basic	862,034	290,176

Assumed exercise of stock options	12,732	-0-

Weighted average shares outstanding, diluted	874,766	290,176

Stock Options

Effective January 1, 2006, the Company accounts for stock options in accordance with FASB ASC 505, “Equity,” and FASB ASC 718, “Compensation – Stock Compensation.” Accordingly, stock compensation expense has been recognized in the statement of operations based on the grant date fair value of the options for the period ended December 31, 2006 and thereafter.

Under ASC 718 and 505, the fair value of options is estimated at the date of grant using a Black-Scholes-Merton (“Black-Scholes”) option-pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. Volatility is determined using historical stock prices over a period consistent with the expected term of the option. The Company utilizes the guidelines of Staff Accounting Bulletin No. 107 (SAB 107) of the Securities and Exchange Commission relative to “plain vanilla” options in determining the expected term of option grants. SAB 107 permits the expected term of “plain vanilla” options to be calculated as the average of the option’s vesting term and contractual period.

The Company has used this method in determining the expected term of all options. The Company has several awards that provide for graded vesting. The Company recognizes compensation cost for awards with graded vesting on a straight-line basis over the requisite service period for the entire award. The amount of compensation expense recognized at any date is at least equal to the portion of the grant date value of the award that is vested at that date.

Concentrations of Credit Risk Arising From Cash Deposits in Excess of Insured Limits

For purposes of the statements of cash flows, cash includes demand deposits, time deposits and short-term liquid investments with an original maturity of three months or less when purchased.  At December 31, 2012 and 2011, the Company had no such investments included in cash.  The Company maintains deposits in two financial institutions.  Beginning January 1, 2013, the Federal Deposit Insurance Corporation (FDIC) provides insurance coverage of $250,000 per depositor per bank, no longer insuring non-interest bearing transaction accounts separately from other accounts.  Based on the FDIC coverage in effect at January 1, 2013, approximately $1,046,000 of the Company’s cash at December 31, 2012 was in excess of federally insured limits.The Company has not experienced any losses in such accounts and does not believe that the Company is exposed to significant risks from excess deposits.

Marketing

During the years ended December 31, 2012 and 2011, marketing costs, which are expensed as incurred, totaled $223,574 and $297,911, respectively.

F-11

Income Taxes

There was no provision for income taxes for the year ended December 31, 2011 but there was $32,872 in federal and state income taxes to be paid in 2012 The Company had an estimated net operating loss carry forward of approximately $7,265,000 and $8,004,000 as of December, 31, 2012 and 2011, respectively.  However, the Company had an ownership change in March, 2012 with the issuance of additional shares in a private placement transaction.  This resulted in an Internal Revenue Code (IRC) Section 382 limitation on the availability of the Company’s net operating losses immediately before the ownership change to operational periods following the date of the ownership change.  The Section 382 limitation rule will limit the use of the Company’s current net operating loss carry forward to $30,193 per year in future years.  This annual limitation was allocated in the year 2012 to the period following the change date and resulted in net operating losses available for the time period of April – December, 2012 being limited to $22,645 and the above tax liability for 2012 of $32,872. Income taxes are provided for under the liability method in accordance with ASC 740 “Accounting for Income Taxes,” which takes into account the differences between financial statement treatment and tax treatment of certain transactions. It is uncertain as to whether the Company will generate sufficient future taxable income to utilize the net deferred tax assets, therefore for financial reporting purposes, a valuation allowance of $2,303,527 and $2,674,500 has been recognized to offset the net deferred tax assets at December 31, 2012 and December 31, 2011, respectively.

Partnership Interest in Affiliated Entity

In April 2011, the Company acquired a 25% ownership interest in Affiliated Partners, a general partnership formed for the purpose of holding an 80% interest in Loanmod, LLC, a Delaware limited liability company (“Loanmod”). Affiliated Partners is also owned by our Chief Financial Officer and director, Stephen Larkin (50%) and our director, Travis Creed (25%). The Company acquired its interest in Affiliated Partners in exchange for its agreement to serve as the managing member and investment manager of the Opportunity Fund VII, LLC, a Delaware limited liability company (the “Opportunity Fund”), which invests in Mortgage Notes and Land Contracts secured by real estate. The purchases of Mortgages Notes and Land Contracts by the Opportunity Fund are facilitated by Loanmod, which receives income as a result in connection with its acquisition of Mortgages and Contracts for the Opportunity Fund. During the year ended December 31, 2012, the Company recognized income of $150,099 from its Affiliated Partners interest based upon the equity method of accounting.

Investments at Cost

The Company holds an interest in the BYCX Opportunity Fund I and the Opportunity Fund VII through their position as managing general partner for some of their limited partnerships. The investment accounts for these investments on a cost basis for which the Company will receive quarterly interest income. As of December 31, 2012, the Company had $126,128 invested in the Opportunity Funds collectively.

Assets Held for Sale

On August 29, 2011, the Company invested $190,000 and entered into the Next Energy Illinois Basin Oil & Gas Lease Development JV (“Next Energy JV”), a joint venture with Next Energy, LLC and other industry participants to evaluate, test and purchase mineral leases in the Illinois Basin. The venture is targeting up to 300,000 net acres of oil and gas leases. The investment entitles the Company to 0.005% of the joint venture. The Company does not own a direct interest in any of the acreage, but rather an interest in a joint venture that holds undeveloped acreage. As of December 31, 2012 the investment remains valued at $190,000, even though the Company was unable to estimate the fair market value.

Fair Value of Financial Instruments

The carrying cash value and cash equivalents, receivables, prepaids, accounts payable, notes payable and advances payable approximate their fair value. Management is of the opinion that the Company is not exposed to significant interest or credit risk arising from these financial instruments.

F-12

Reclassifications

Certain accounts in prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current-year financial statements.

2. RELATED PARTY TRANSACTIONS

A. Common Stock Transactions

As of December 31, 2012, there are 990,176 shares of common stock issued and outstanding. Of all the stockholders of record two entities own 5% or more, Stephen C. Larkin owns 27.3% and Robert and Doris Burr own 29.8%.

B. Payables and Notes Payable to Related Parties

As of December 31, 2012 and December 31, 2011, the Company had the following debts and obligations to related parties:

	2012	2011
Accounts payable to minority stockholder for operating capital	$84,906	$84,906
Note payable to minority stockholder	100,000	100,000

Total Payable and Note Payable to Related Parties	$184,906	$184,906

During the second and third quarters of 2007, the Company received $84,906 from a minority shareholder. No documents were executed to document the terms of advances. These advances are classified as a current liability on the Company’s consolidated balance sheet at December 31, 2012 and 2011.

During the fourth quarter of 2007, Peter Chen, a minority stockholder loaned the Company $100,000 to finance the Company’s operations. The Company executed a promissory note on October 4, 2007; the note is due on demand, unsecured and bears an interest rate of 0%. The Company charges interest at 8.0% or $8,000 and records it as interest expense and additional paid in capital.

The Company also has accounts payable to Blue Ridge Group of $530,611 for their interest in the purchasing of three wells for the 2012-A Bayou City Drilling Program, L.P.

C. Receivables from Related Parties

As of December 31, 2012, the Company has a receivable from their managed limited partnerships in the amount of $104,167 for billed turnkey fees that have not been received. All fees were received in the first quarter of 2013.

D. Non-Employee Compensation

While serving on the Company’s Board of Directors, Kevin Cline was paid $27,375 in non-employee compensation related to fees earned by Source Capital in connection with the Company’s offerings.

F-13

3. OIL AND GAS PROPERTIES

Oil and gas properties, stated at cost, consisted of the following:

	December 31
	2012	2011

Proved oil and gas properties	$776,540	$572,458

Total oil and gas properties	776,540	572,458

Less accumulated depletion and amortization	(436,487)	(416,420)
Less impairment	–	–
Net oil and gas properties	$340,053	$156,038

Depletion, depreciation, and amortization expense was $68,689 and $101,906 during the years ended 2012 and 2011, respectively. The decrease of $33,217 was due mainly to the fact that the wells producing in 2011 produced very little in 2012 and the wells that began production in 2012 were had very little production according to their respective anticipated life of the well.

During 2012 and 2011, the Company provided for abandonment and dry hole costs of $128,344 and $35,035, respectively. The large increase is due to the fact that six wells that produced in 2011 dried up and were abandoned in 2012. The 2011 amount represents charges for the same well that were not invoiced until 2011, in the amount of $23,705 and a dry hole drilled by one of the partnerships in the amount of $11,330.

4. PROPERTY LEASE

The Company entered into an operating lease agreement on July 12, 2010 which expires on January 31, 2015 for the offices in Texas for $2,890 per month. Rental expense totaled $37,458 and $31,740 for the years ended December 31, 2012 and 2011, respectively. The Company’s future lease commitments are $35,778 for the years ending December 31, 2013 and 2014 and $2,890 for the year ending December 31, 2015.

Effective January 1, 2013, the Company leased its principal office space from GC Royalty, LLC. GC Royalty, LLC is owned by Robert and Doris Burr, who collectively beneficially own 29.79% of the Company’s Common Stock. The lease is for approximately 24,000 square feet of office and storage space, for $15,000 per month and has a three year term expiring on December 31, 2015. The Company’s future lease commitments are $180,000 annually for each of the years ending December 31, 2013 through December 31, 2015.

5. INCOME TAXES

The tax effect of significant temporary differences representing the net deferred tax liability at December 31, 2012 and 2011 were as follows:

	2012	2011
Net operating loss carry forward	$2,469,932	$2,781,864
Well Costs	(6,075)	(6,075)
Partnership differences	(160,330)	(101,289)
Valuation allowance	(2,303,527)	(2,674,500)

Net deferred tax liability	$–	$–

The Company recorded $32,872 and $-0- as income tax expense for the years ended December 31, 2012 and 2011, respectively, as a result of net operating losses to offset its taxable income. Further, no income tax benefit has been recognized due to the uncertainty of the Company’s ability to recognize the benefit from the net operating losses and, therefore, has recorded a full valuation allowance against the deferred tax assets.

F-14

The income tax expense is different from the amount computed by applying the U.S. statutory corporate federal income tax rate to pre-tax income as follows:

	2012			2011
Income tax expense computed at the statutory rate	$288,756	34.0%		$87,419	34.0%
Increase (reduction) in tax benefit resulting from:
State and local income taxes, net of federal tax effect				10,285	4.0%
Adjustment for book to tax changes	115,089	6.0%		–	(0.0%	)
Permanent items	–	(0.0%	)	10,317	(0.0%	)
Valuation allowance decrease	(370,973)	(38.0%	)	(87,387)	(38.0%	)
Income tax expense	$32,872	–		$–	–

6. COMMITMENTS AND CONTINGENCIES

Commitments

The Company nor any of its properties is subject to any material pending legal proceedings.

Contingencies

The oil and gas business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases. The occurrence of any of these events could result in substantial losses to the Company due to severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. The occurrence of a significant event it could materially and adversely affect our future revenues from any given prospect.

7. STOCKHOLDERS’ EQUITY

Authorization to Issue Shares — Preferred and Common

The Company is authorized to issue two classes of stock that are designated as common and preferred stock. On October 8, 2004, a Special Meeting of Stockholders was held requesting the approval of an Amendment to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock from 20,000,000 shares to 150,000,000 shares. The amendment was approved at the Special Meeting of Stockholders. As of December 31, 2012, the Company was authorized to issue 155,000,000 shares of stock, 150,000,000 being designated as common stock, $0.005 par value, and 5,000,000 shares designated as preferred stock, $0.001 par value.

Issuance of Equity Securities

On March 8, 2012, the Company entered into a Stock Purchase Agreement with eight investors (the “Investors”), pursuant to which the Company sold 70,000,000 shares of the Company’s common stock, $0.005 par value (the “Common Stock”) in a private offering (the “Offering”) at a price of $0.005 per share, for total consideration to the Company valued at $350,000. The investors included Charles T. Bukowski, Jr., the Company’s President and Chief Executive Officer at the time of the Offering, as well as a member of the Company’s Board of Directors (the “Board”), Travis N. Creed, a member of the Board, Stephen C. Larkin, the Company’s current President, Chief Executive Officer, and Chief Financial Officer and a member of the Board, Robert D. and Doris R. Burr, the Company’s former Chief Executive Officer and his spouse, Danny Looney, the Company’s tax accountant, Harry J. Peters, a consultant to the Company, Robert Shallow, a current stockholder and G2 International, Inc., a consultant to the Company. The consideration for the Common Stock was paid primarily in cash, however, the shares issued to G2 International, Inc. were issued in exchange for settlement of outstanding invoices for consulting services rendered.

F-15

Reverse Stock Split

On July 26, 2012, the Company effected a 1 for 100 reverse stock split of the Company’s Common Stock, resulting in a reduction of the number of shares outstanding of the Company from approximately 99,003,633 to approximately 990,000. At December 31, 2012, the Company had 990,176. Persons holding less than 100 shares of Common Stock received one share of Common Stock. The rights and privileges of the holders of shares of Common Stock were substantially unaffected by the reverse stock split. All issued and outstanding options, warrants and convertible securities were appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split, and have been presented in the financial statements to adjust for the reverse stock split.

Stock Options

On February 22, 2005, the Board of Directors adopted the 2005 Plan, the purposes of which are to (i) attract and retain the best available personnel for positions of responsibility within the Company, (ii) provide additional incentives to employees of the Company, (iii) provide directors, consultants and advisors of the Company with an opportunity to acquire a proprietary interest in the Company to encourage their continuance of service to the Company and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Company’s business and increases in stockholder value, and (iv) generally to promote the success of the Company’s business and the interests of the Company and all of its stockholders, through the grant of options to purchase shares of the Company’s Common Stock and other incentives. Subject to adjustments upon changes in capitalization or merger, the maximum aggregate number of shares which may be optioned and sold or otherwise awarded under the 2005 Plan is seven million (70,000) common shares. The Board of Directors administers the 2005 Plan. Generally, awards of options under the 2005 plan vest immediately or on a graded basis over a 5 year term. The maximum contractual period of options granted is 10 years. The 2005 Plan will terminate on February 22, 2015. As of December 31, 2012, approximately 21,500 shares are available for grant. Issuance of common stock from the exercise of stock options will be made with new shares from authorized shares of the Company.

In 2009, the Board of Directors decided that with the current stock options strike price compared to the current market price, that the outstanding options were simply not an incentive anymore to the current employees and directors. Therefore, in May of 2009 the Company decided to cancel the outstanding options to the current employees and directors and issue new ones. As a result, the Company cancelled 29,688 options and issued 60,000 options to its current employees, directors and key consultants and advisors of the Company and expensed $71,000 in relation to issuance of these options. All options were issued at the strike price of $1.00, with varying vesting terms. In 2010, there were 5,000 shares issued to Mr. Bukowski at $5.00 strike price and 17,500 options expired. All options granted have a ten year term. In 2012 the Company had 5,000 options expire as Mr. Bukowski did not exercise his options after he resigned from the Company.

At December 31, 2012 there were options, fully vested and expected to vest, to purchase 15,000 shares with a weighted average exercise price of $1.00 having an intrinsic value of $15,000 and a weighted contractual term of 6.4 years. At December 31, 2011, there were options to purchase 25,000 shares with a weighted average exercise price of $1.80, an intrinsic value of $45,000 and a weighted average contractual term of 8.2 years.

For the years ended December 31, 2012 and 2011 there was $0 and $11,008 stock based compensation expense, respectively. The stock based compensation was valued using the Black-Scholes pricing model using the following assumptions:

Estimated Fair Value	$0.014 - $0.048
Expected Life	10 years
Risk Free Interest Rate	1.09% - 5.00%
Volatility	100% - 303%
Dividend Yield	–

When calculating stock-based compensation expense the Company must estimate the percentage of non-vested stock options that will be forfeited due to normal employee turnover. Since its adoption of ASC 718 and 505 on January 1, 2006, the Company initially used a forfeiture rate of 20% and increased its forfeiture rate to 50% during the third quarter 2006. This was due to the Company experiencing a number of resignations of senior management personnel, each of whom had been awarded options which, in many cases, had not vested and therefore will be forfeited. In the future the Company will use an appropriate estimate for the forfeiture rate at the time options are being granted.

F-16

The following table provides a summary of the stock option activity for all options for the year ended December 31, 2012.

	Number of Weighted Average	Options Exercise Price
Options at December 31, 2011	25,000	$1.80
Options expired or cancelled in 2012	(10,000)	(3.00)
Options exercised in 2012	–	–
Options issued 2012	–	–
Options at December 31, 2012	15,000	1.00
Options exercisable at December 31, 2012	15,000	$1.00

8. FAIR VALUE ESTIMATES

In February 2007 the FASB issued ASC 820 “Fair Value Measurements and Disclosures”. The objective of ASC 820 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.

The Company measures its options at fair value in accordance with ASC 820. ASC 820 specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. The fair value of the options held for sale at December 31, 2012 and 2011, was as follows:

	Quoted Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total
Options	(Level 1)	(Level 2)	(Level 3)
2012	$–	$–	$–	$–
2011	$–	$11,008	$–	$11,008

The Provisions of ASC 820 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. Options were valued using the Black-Scholes model.

9. SUBSEQUENT EVENTS:

In May 2009, the FASB issued ASC 855, subsequent events. ASC 855 establishes general standards of accounting for and disclosure of events after the balance sheet date but before financial statements are issued or are available to be issued. The adoption in the fourth quarter of 2009 did not have any material impact on the Company’s financial statements. Accordingly, the Company evaluated subsequent events through the date the financial statements were issued.

F-17

Formation of New Opportunity Fund.

Subsequent to the year ended December 31, 2012, the Company has formed and serves as the Manger of a new Delaware limited liability com4pany known as Opportunity Fund VIII, LLC, which was formed on January 8, 2013.

Bonus Payment to Chief Executive Officer

In February 2013, the Company paid Stephen Larkin, its President, Chief Executive Officer and Chief Financial Officer, a bonus of $27,750 (the “2012 Bonus”). The 2012 Bonus was based upon the Company’s performance during the 2012 fiscal year.

10. SUPPLEMENTAL INFORMATION ON OIL & GAS (Unaudited)

Capitalized Costs Relating to Oil and Gas	December 31,	December 31,
Producing Activities	2012	2011

Unproved oil and gas properties	$–	$–
Proved oil and gas properties	776,540	572,458
Less accumulated depreciation, depletion amortization, and impairment	(436,487)	(416,420)

Net capitalized costs	$340,053	$156,038

Costs incurred in Oil and Gas Producing Activities
For the years ended
Property acquisition costs
Proved	$212,560	$51,437
Unproved	163,121	350,773
Exploration costs	–	–
Development costs	–	–
Amortization rate per equivalent barrel of production	$36.12	$41.65

Results of Operation for Oil and Gas Producing
Activities for the years ended
Oil and gas sales	$180,096	$133,354
Gain on drilling program	1,754,144	1,249,997
Gain on sale of oil and gas properties	–	–
Impairment, abandonment, and dry hole costs	(128,344)	(35,035)
Production costs	(75,527)	(47,021)
Depreciation, depletion and amortization	(68,689)	(101,906)
	1,661,680	1,199,389

Income tax expense	–	–
Results of operations for oil and gas producing Activities (excluding corporate overhead and Financing costs)	$1,661,680	$1,199,389

F-18

Reserve Information

The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were prepared by independent petroleum engineers. Such estimates are in accordance with guidelines established by the SEC and the FASB. All of our reserves are located in the United States.

In 2009, the SEC issued its final rule on the modernization of oil and gas reporting, and the FASB adopted conforming changes to ASC Topic 932, “Extractive Industries”, to align the FASB’s reserves requirements with those of the SEC. The final rule is now in effect for companies with fiscal years ending on or after December 31, 2009.

As it affects our reserve estimates and disclosures, the final rule:

•	amends the definition of proved reserves to require the use of average commodity prices based upon the prior 12-month period rather than year-end prices (Oil - $94.71 Bbls; Gas – $2.849 Mcf for year ended December 31, 2012);
•	expands the type of technologies available to establish reserve estimates and categories;
•	modifies certain definitions used in estimating proved reserves;
•	permits disclosure of probable and possible reserves;
•	requires disclosure of internal controls over reserve estimations and the qualifications of technical persons primarily responsible for the preparation or audit of reserve estimates;
•	permits disclosure of reserves based on different price and cost criteria, such as futures prices or management forecasts; and
•	requires disclosure of material changes in proved undeveloped reserves, including a discussion of investments and progress made to convert proved undeveloped reserves to proved developed reserves

We emphasize that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of our proved reserves are classified as proved developed nonproducing and proved undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

F-19

The following table sets forth estimated proved oil and gas reserves together with the changes therein for the year ended December 31, 2012:

	Oil (bbls)	Gas (mcf)
Proved developed and undeveloped reserves
Beginning of year	640	12,975
Revisions of previous estimates	–	–
Improved recovery	–	–
Purchases of minerals in place	–	–
Extensions and discoveries	6,051	65,993
Production	(1,291)	(10,788)
Sales	–	–
End of Year	5,400	68,180

Proved developed reserves
Beginning of year	640	12,975
End of Year	5,400	68,180

Standardized measure of Discounted Future
Net Cash Flows at December 31, 2012 and 2011	2012	2011
Future cash inflows	$811,670	$114,540
Future production costs	(199,430)	(39,910)
Future development costs	–	–
Future income tax expenses	–	–
	612,240	74,630
Future net cash flows 10% annual discount for estimated timing of cash flows	(67,530)	(13,770)

Standardized Measures of Discounted Future
Net Cash Flows Relating to Proved Oil and Gas Reserves	$544,710	$60,860

The following reconciles the change in the standardized measure of discounted future net cash flow during 2012 and 2011:

	2012	2011
Beginning of year	$69,860	41,611
Sales of oil and gas produced, net of production costs	(104,569)	(86,334)
Net changes in prices and production costs	(18,235)	(45,608)
Extensions, discoveries, and improved recovery, less related costs	651,414	152,927
Development costs incurred during the year which were previously estimated	–	–
Net change in estimated future development costs	–	(480)
Revisions of previous quantity estimates	–	–
Net change from purchases and sales of minerals in place	–	7,744
Accretion of discount	(53,760)	–
Net change in income taxes	–	–
Other	–	–

End of year	$544,710	69,860

F-20

EXHIBIT C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2013

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________________________   to   ______________________________

Commission File Number: 0-27443

BAYOU CITY EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	61-1306702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

632 Adams Street, Suite-700, Bowling Green, Kentucky	42101
(Address of principal executive offices)	(Zip Code)

(270) 282-8544
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant: (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files.) Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Shares outstanding for each class of stock as of the latest practicable date:

Title or Class	Shares Outstanding on November 10, 2013
Common Stock, $0.005 par value	990,217

i

PART I

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

BAYOU CITY EXPLORATION, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS:

CURRENT ASSETS:
Cash	$878,697	$2,087,480
Accounts receivable:
Trade and other	115,789	60,790
Receivable due from affiliates	1,113,064	104,167
Prepaid expenses and other	297,024	117,142

TOTAL CURRENT ASSETS	2,404,574	2,369,579

OIL AND GAS PROPERTIES, NET	311,281	340,053
OTHER FIXED ASSETS, NET	31,813	19,680
OTHER INVESTMENTS AT COST	120,564	126,128
INVESTMENT IN UNCONSOLIDATED AFFILIATE COMPANY	58,300	150,099
INVESTMENTS HELD FOR SALE	190,000	190,000

TOTAL ASSETS	$3,116,532	$3,195,539

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$247,683	$53,953
Accounts payable – minority shareholder	84,906	84,906
Turnkey partnership obligation	656,464	582,746
Accounts payable – related party	–	530,611
Notes payable – minority shareholder	100,000	100,000
Federal income taxes payable	–	32,697

TOTAL CURRENT LIABILITIES	1,089,053	1,384,913

Commitments and Contingencies (Note 5)

TOTAL LIABILITIES	1,089,053	1,384,913

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2013 and December 31, 2012	–	–
Common stock, $0.005 par value; 150,000,000 shares authorized; 990,217 shares outstanding at September 30, 2013 and 990,230 at December 31, 2012	4,951	4,951
Additional paid in capital	13,912,814	13,912,814
Accumulated deficit	(11,890,268)	(12,107,139)
Treasury stock	(18)	–

TOTAL STOCKHOLDERS' EQUITY	2,027,479	1,810,626

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,116,532	$3,195,539

The accompanying notes are an integral part of these consolidated financial statements.

1

BAYOU CITY EXPLORATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
OPERATING REVENUES:
Oil and gas sales	$108,609	$32,824	$291,950	$115,018
Turnkey drilling contract revenue	1,038,932	328,696	1,598,658	1,829,164

TOTAL OPERATING REVENUES	1,147,541	361,520	1,890,608	1,944,182

OPERATING COSTS AND EXPENSES:
Lease operating expenses and production taxes	9,911	163	3,190	44,295
Abandonment and dry hole costs	57,590	66,903	82,059	66,903
Depletion, depreciation, and amortization	30,894	40,001	91,274	73,874
Turnkey drilling contract costs	576,394	123,923	850,161	775,668
Marketing costs	88,027	32,666	146,046	282,844
General and administrative costs	183,993	123,502	566,836	456,009

TOTAL OPERATING COSTS	946,809	387,158	1,739,566	1,699,593

OPERATING INCOME (LOSS)	200,732	(25,638)	151,042	244,589

OTHER INCOME (EXPENSE):
Miscellaneous income (expense)	7,329	–	7,529	(2,364)
Equity in earnings from affiliated company	21,500	61,120	58,300	142,168

INCOME
BEFORE INCOME TAX PROVISION	229,561	35,482	216,871	384,393

Income tax provision	–	–	–	–

NET INCOME	$229,561	$35,482	$216,871	$384,393

NET INCOME PER COMMON SHARE - BASIC	$0.23	$0.04	$0.22	$0.48

NET INCOME PER COMMON SHARE - DILUTED	$0.23	$0.04	$0.22	$0.48

Weighted average common shares outstanding -
Basic	990,217	990,154	990,217	798,469

Diluted	990,217	990,154	990,217	798,469

The accompanying notes are an integral part of these consolidated financial statements.

2

BAYOU CITY EXPLORATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended September 30,
	2013	2012
CASH FLOW FROM OPERATING ACTIVITIES:

Net Income	$216,871	$384,393
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation, depletion, and amortization	91,274	73,874
Abandonments and dry holes	82,059	66,903
Equity in earnings of affiliated company	(58,300)	(141,901)
Stock issued for services	–	22,500
Change in operating assets and liabilities:
Accounts receivable - trade	(54,999)	(51,787)
Receivable due from affiliates	(1,008,897)	–
Prepaid expenses and other	(179,882)	–
Accounts payable and accrued liabilities	193,730	(128,794)
Turnkey partnership obligation	73,718	30,900
Accounts payable – related party	(530,611)	–
Federal income tax payable	(32,697)	–

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,207,734)	256,087

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of oil and gas properties	(156,694)	(140,607)
Cash received from unconsolidated affiliated company	150,099	–
Principal payments received from other investments at cost	5,564	–
Purchase of investments of BYCX opportunity fund	–	(123,659)

NET CASH USED IN INVESTING ACTIVITIES	(1,031)	(264,266)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuing stock	–	327,500
Purchase of treasury stock	(18)	–

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(18)	327,500

NET INCREASE (DECREASE) IN CASH	(1,208,783)	319,321

CASH AT BEGINNING OF PERIOD	2,087,480	1,259,934

CASH AT END OF PERIOD	$878,697	$1,579,255

The accompanying notes are an integral part of these consolidated financial statements.

3

BAYOU CITY EXPLORATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.            BASIS OF PRESENTATION

The consolidated financial statements (“financial statements”) of Bayou City Exploration, Inc. (the “Company”) included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Although certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States has been omitted, the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in the Form 10-K of the Company for its fiscal year ended December 31, 2012 and subsequent filings with the SEC.

The financial statements included herein reflect all adjustments (consisting only of normal recurring accruals) which, in the opinion of management, are necessary to present a fair statement of the results for the interim periods. The results for interim periods are not necessarily indicative of trends or of results to be expected for a full year.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Under the sales method, oil and gas revenue is recognized when produced and sold. Management fees are recognized under the accrual method and recorded when earned. Prospect fees charged under joint participation agreements are recorded after execution.

Accounts Receivable

Accounts receivable are from oil and gas sales produced and sold during the reporting period but awaiting cash payment, from expenditures paid on behalf of the limited partnerships, from expenditures on behalf of non-operators, including related parties and on oil and gas properties operated by the Company. Based upon a review of trade receivables as of September 30, 2013, there were no accounts receivable considered potentially uncollectible.

Managed Limited Partnerships

The Company sponsors limited partnerships for which it serves as the Managing General Partner. The Company normally participates for 10% of each limited partnership as its Managing General Partner, and accounts for the investment under proportionate consolidation. Revenues received and changes in the partnership investments are recorded as oil and gas revenues and net assets, respectively.

Consolidation Policy

The Company consolidates its interest in joint ventures and partnerships in the oil and gas industry using the “proportionate consolidation” method provided for in Accounting Standards Codification (ASC) Topic 810-10-45-14, Consolidation – Other Presentation Matters.   A proportionate consolidation is permitted when the Company does not control the joint venture or partnership but nonetheless exercises significant influence.  Under this method, the Company recognizes its proportionate share of each partnership’s assets, liabilities, revenues and expenses, which are included in the appropriate classifications on the Company’s financial statements.

All significant intercompany transactions of the Company’s consolidated subsidiary and the limited partnerships have been eliminated.

Oil and Gas Properties

The Company follows the successful efforts method of accounting for oil and gas producing activities. Under the successful efforts method of accounting, costs which relate directly to the discovery of oil and gas reserves are capitalized. These capitalized costs include:

(1)	the costs of acquiring mineral interest in properties,

(2)	costs to drill and equip exploratory wells that find proved reserves,

(3)	costs to drill and equip development wells, and

(4)	costs for support equipment and facilities used in oil and gas producing activities.

4

These costs are depreciated, depleted or amortized on the unit of production method, based on estimates of recoverable proved developed oil and gas reserves. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

The costs of acquiring unproved properties are capitalized as incurred and carried until the property is reclassified as a producing oil and gas property, or considered impaired as discussed below. The Company annually assesses its unproved properties to determine whether they have been impaired. If the results of this assessment indicate impairment, a loss is recognized by providing a valuation allowance. When an unproved property is surrendered, the costs related thereto are first charged to the valuation allowance, with any additional balance expensed to operations.

The costs of drilling exploratory wells are capitalized as wells in progress pending determination of whether the well has proved reserves. Once a determination is made, the capitalized costs are charged to expense if no reserves are found or otherwise reclassified as part of the costs of the Company’s wells and related equipment. In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well are not carried as an asset for more than one year following completion of drilling. If, after a year has passed, the Company is unable to determine that proved reserves have been found, the well is assumed to be impaired and its costs are charged to expense. At September 30, 2013 and December 31, 2012 the Company had $0 in capitalized costs pending determination.

Other Dispositions

Upon disposition or retirement of property and equipment other than oil and gas properties, the cost and related accumulated depreciation are removed from the accounts and the gain or loss thereon, if any, is credited or charged to expense. The Company recognizes the gain or loss on the sale of either a part of a proved oil and gas property or of an entire proved oil and gas property constituting a part of a field upon the sale or other disposition of such. The unamortized cost of the property or group of properties, a part of which was sold or otherwise disposed of, is apportioned to the interest sold and interest retained on the basis of the fair value of those interests.

Impairment of Long-Lived Assets

The Company follows the provisions of ASC Subtopic 360-35, “Property, Plant and Equipment – Subsequent Measurement.” Consequently, the Company reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the successful efforts method of accounting. Whenever events or circumstances indicate the carrying value of those assets may not be recoverable, an impairment loss for proved properties and capitalized exploration and development costs is recognized. The Company assesses impairment of capitalized costs, or carrying amount, of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using known expected prices, based on set agreements. If impairment is indicated based on undiscounted expected future cash flows, then impairment is recognizable to the extent that net capitalized costs exceed the estimated fair value of the property. Fair value of the property is estimated by the Company using the present value of future cash flows discounted at 10%, in accordance with ASC 932-235, “Disclosures about Oil and Gas Producing Activities.”

Stock Options

Effective January 1, 2006, the Company accounts for stock options in accordance with revised Statement of Financial Accounting Standards (SFAS) No. 123, Share-Based Payment (SFAS 123(R) (ASC 718 and 505). Accordingly, stock compensation expense has been recognized in the statements of operations based on the grant date fair value of the options for the period ended December 31, 2006 and thereafter.

Under SFAS 123(R) (ASC 718 and 505), the fair value of options is estimated at the date of grant using a Black-Scholes-Merton (“Black-Scholes”) option-pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. Volatility is determined using historical stock prices over a period consistent with the expected term of the option. The Company utilizes the guidelines of Staff Accounting Bulletin No. 107 (SAB 107) of the Securities and Exchange Commission relative to “plain vanilla” options in determining the expected term of option grants. SAB 107 permits the expected term of “plain vanilla” options to be calculated as the average of the option’s vesting term and contractual period.

5

The Company has used this method in determining the expected term of all options. The Company has several awards that provide for graded vesting. The Company recognizes compensation cost for awards with graded vesting on a straight-line basis over the requisite service period for the entire award. The amount of compensation expense recognized at any date is at least equal to the portion of the grant date value of the award that is vested at that date.

Concentrations of Credit Risk Arising From Cash Deposits in Excess of Insured Limits

The Company maintains its cash balances in one financial institution located in Bowling Green, Kentucky. The account the cash balance reflects is insured by the Federal Deposit Insurance Corporation (“FDIC”) for an unlimited amount since it meets the FDIC’s requirements as a noninterest-bearing account. At September 30, 2013, the cash balances were at $878,697.

Offering Related Expenses

The Company expenses marketing-related offering expenses as these are incurred. Marketing expenses totaled $146,046 and $282,844 in the nine months ended September 30, 2013 and 2012, respectively.

Fair Value of Financial Instruments

The carrying cash value and cash equivalents, receivables, prepaids, accounts payable, notes payable and advances payable approximate their fair value. Management is of the opinion that the Company is not exposed to significant interest or credit risk arising from these financial instruments.

Income Taxes

The accompanying consolidated statements of operations do not reflect any income tax expense due to the partial utilization of the net operating loss carry forward existing at December 31, 2012 totaling $2,303,527.

3.            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Sale of Common Stock to Related Parties

On March 8, 2012, the Company entered into a Stock Purchase Agreement with eight investors (the “Investors”), pursuant to which the Company sold 700,000 shares of the Company’s common stock, $0.005 par value (the “Common Stock”) in a private offering (the “Offering”) at a price of $0.005 per share, for total consideration to the Company valued at $350,000.  The Investors included Charles T. Bukowski, Jr., the Company’s former President and a former member of the Company’s Board of Directors (the “Board”), Travis N. Creed, a member of the Board, Stephen C. Larkin, the Company’s President and Chief Financial Officer as well as a member of the Board, Robert D. and Doris R. Burr, the Company’s former Chief Executive Officer and his spouse, Danny Looney, the Company’s tax accountant, Harry J. Peters, a consultant to the Company, Robert Shallow, a current stockholder, and G2 International, Inc., a consultant to the Company. Of the $350,000, $327,500 was collected in cash and $22,500 was issued in satisfaction of payment for consulting services.

As of September 30, 2013, there were 990,217 shares of Common Stock issued and outstanding. Stephen C. Larkin, President, Director and Chief Financial Officer of the Company, beneficially owns approximately 27% of the issued and outstanding Common Stock as a result of his purchase in the Offering.

Payables and Notes Payable to Related Parties

As of September 30, 2013 and December 31, 2012, the Company had the following debts and obligations to related parties:

	September 30, 2013	December 31, 2012

Note Payable to a minority shareholder	$100,000	$100,000

Total Note Payable to a minority shareholder	$100,000	$100,000

During the fourth quarter of 2007, Peter Chen, a minority shareholder, loaned the Company $100,000 to finance the Company’s operations. The Company executed a written promissory note on October 4, 2007 which is due on demand and bears an interest rate of 0%.

6

The Opportunity Funds and Affiliated Partners

In April 2011, the Company acquired a 25% ownership interest in Affiliated Partners, a general partnership formed for the purpose of holding an 80% interest in Loanmod, LLC, a Delaware limited liability company (“Loanmod”). Affiliated Partners is also owned by our President, Chief Executive Officer, Chief Financial Officer and director, Stephen Larkin (50%) and our other director, Travis Creed (25%). The Company acquired its interest in Affiliated Partners in exchange for its agreement to serve as the managing member and investment manager of the Opportunity Fund VII, LLC, a Delaware limited liability company (the “Opportunity Fund VII”), which invests in mortgage notes and land contracts secured by real estate. The Company also serves as the managing member and investment manager of the BYCX Opportunity Fund I (“BYCX Fund I”), established in June 2011, and the Opportunity Fund VIII, LLC (the “Opportunity Fund VIII,” and collectively with the other managed funds, the “Opportunity Funds”), established February 2013, both of which are also Delaware limited liability companies that invest in mortgage notes and land contracts. The purchases of mortgage notes and land contracts by the Opportunity Funds are facilitated primarily by Loanmod, which receives income in connection with its acquisition of mortgage notes and land contracts for the Opportunity Funds.

Bonus Payment to Chief Executive Officer

In February 2013, the Company paid Stephen Larkin, its President, Chief Executive Officer and Chief Financial Officer, a bonus of $27,750 (the “2012 Bonus”). The 2012 Bonus was based upon the Company’s performance during the 2012 fiscal year.

4.            OIL AND GAS PROPERTIES

Oil and Gas properties, stated at cost, consisted of the following:

	September 30, 2013	December 31, 2012

Proved oil and gas properties	$1,007,420	$776,540

Total oil and gas properties	1,007,420	776,540

Less accumulated depletion and amortization	(696,139)	(436,487)
Net oil and gas properties	$311,281	$340,053

5.            COMMITMENTS AND CONTINGENCIES

Commitments

As of September 30, 2013, neither the Company nor any of its properties is subject to any material pending legal proceedings.

Contingencies

As the managing general partner of the Company’s investment partnerships, the Company’s operations are subject to environmental protection regulations established by federal, state, and local agencies that may necessitate significant capital outlays that, in turn, would materially affect the financial position and business operations of the Company. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. Because these laws and regulations change frequently and are becoming increasingly more stringent, the costs to the Company of compliance with existing and future environmental regulations and the overall impact on the Company’s operations or financial condition cannot be predicted, but are likely to increase. Furthermore, if any penalties or prohibitions were imposed on the Company for violating such regulations, the Company’s operations could be adversely affected.

7

6.            STOCKHOLDERS’ EQUITY

Authorization to Issue Shares — Preferred and Common

The Company is authorized to issue two classes of stock that are designated as common and preferred stock. As of September 30, 2013, the Company was authorized to issue 155,000,000 shares of stock, 150,000,000 being designated as Common Stock, of which 990,217 were outstanding, and 5,000,000 shares designated as preferred stock, of which 0 shares were outstanding.

Issuance of Equity Securities

As described in Note 3 above, on March 8, 2012, the Company conducted a private offering pursuant to which the Company sold 700,000 shares of the Company’s Common Stock for total consideration to the Company valued at $350,000.  The consideration for the Common Stock was paid primarily in cash, however, the shares issued to one Investor were issued in exchange for settlement of outstanding invoices for consulting services rendered.

During the nine months ended September 30, 2013, the Company did not issue any equity securities.

Stock Options

During the nine months ended September 30, 2013, the Company did not issue any options to purchase shares of the Company’s Common Stock, and no outstanding options were exercised during this period.

Reverse Split of Common Stock

On July 26, 2012, the Company effected a 1 for 100 reverse stock split of the Company’s Common Stock, resulting in a reduction of the number of shares outstanding of the Company from approximately 99,003,633 to 990,230. At September 30, 2013, the Company had 990,217 shares of Common Stock outstanding. Persons holding less than 100 shares of Common Stock received one share of Common Stock. The rights and privileges of the holders of shares of Common Stock were substantially unaffected by the reverse stock split. All issued and outstanding options, warrants and convertible securities were appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split, and have been presented in the financial statements to adjust for the reverse stock split.

Common Stock Repurchase

On July 22, 2012, the Company agreed, in a privately negotiated transaction, to repurchase 13 shares of its Common Stock for total consideration of $18, or $1.40 per share, which was the closing price of the Company’s Common Stock on the date of repurchase. The 13 shares are reflected on the Company’s financial statements as Treasury Stock.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We urge you to read the following discussion in conjunction with management’s discussion and analysis of financial condition and results of operations contained in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as with our condensed consolidated financial statements and the notes thereto included elsewhere herein.

Caution Regarding Forward-Looking Statements

Our prospects are subject to uncertainties and risks. In this Quarterly Report on Form 10-Q (this “Report”), we make forward-looking statements in this Item 2 and elsewhere that also involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and reflect our beliefs and assumptions based upon information available to us at the date of this Report. In some cases, you can identify these statements by words such as “if,” “may,” “might,” “will, “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and other similar terms. These forward-looking statements include, among other things, projections of our future financial performance and our anticipated growth, descriptions of our strategies, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets.

8

We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to the risks and uncertainties discussed in our other filings with the SEC or changes in costs associated with our operations. We undertake no obligation to revise or update any forward-looking statement for any reason.

Overview

Bayou City Exploration, Inc., (the “Company”), a Nevada corporation, was organized in November 1994, as Gem Source, Incorporated, and subsequently changed its name to Blue Ridge Energy, Inc. in May 1996. In September 2005, the Company changed its name again to Bayou City Exploration, Inc. The Company’s corporate headquarters are located at 632 Adams Street, Suite 700, Bowling Green, Kentucky 42101.

The Company is primarily engaged in the oil and gas exploration business, and focuses its operations in the gulf coast of Texas, east Texas, south Texas, and Louisiana. The Company also serves as the Managing Member and Investment Manager of funds organized as limited liability companies to acquire portfolios of mortgage notes and land contracts secured by real estate (the “Mortgage Notes and Land Contracts”). Nevertheless, most of our business resources are focused upon the management of partnerships created to explore and develop oil and gas reserves. We manage partnerships that purchase interests in exploratory wells and/or interests in producing oil and gas properties with undrilled reserves. Our growth strategy is based on sponsoring partnerships in which third party investors purchase an interest. These partnerships then assume the costs associated with the drilling of oil and gas wells in exchange for units in a partnership that holds a portion of the working interest derived from the wells they finance. We act as the managing general partner for these partnerships and typically maintain a 10% interest in such partnerships, but may also maintain a working interest position outside of the partnership in each program for which we pay our proportionate share of the actual cost of drilling, testing, and completing the project and subsequent operating expenses to the extent that we retain a portion of the working interest. We believe this strategy allows for a reduction of financial risk associated with drilling new wells, while enabling us to earn income from present production in addition to income from any successful new drilling.

When the Company undertakes a drilling project, a calculation is made to estimate the costs associated with drilling the well(s). We then form and sell units in a partnership that will acquire working interest in the well(s) and undertake drilling operations. The Company typically enters into turnkey contracts (“Turnkey Contracts”) with each partnership it manages, pursuant to which we agree to undertake the drilling and completion of each partnership’s well(s), for a fixed price, to a specific formation or depth. As such, each partnership essentially prepays a fixed amount for the drilling and completion of a specified number of wells that the Company records as revenue.

As of September 30, 2013, the Company had total assets of $3,116,532, total liabilities of $1,089,053 and stockholders’ equity of $2,027,479. The Company had a net income of $216,871 for the nine months ended September 30, 2013 compared to a net income of $384,393 during the nine months ended September 30, 2012. The net income per common share was $0.22 per share during the nine months ended September 30, 2013 as compared to net income per common share of $0.48 during the same period in 2012. All per share data in this report has been adjusted to give effect to applicable stock issuances and conversions and the Company’s 2012 reverse stock split.

All of the Company’s periodic report filings with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, are available through the SEC web site located at www.sec.gov, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports. The Company will also make available to any stockholder, without charge, copies of its Annual Report on Form 10-K as filed with the SEC and a copy of its Code of Ethics. For copies of this, or any other filings, please contact: Stephen C. Larkin at Bayou City Exploration, Inc., 632 Adams Street — Suite 700, Bowling Green, Kentucky 42101 or call (800) 798-3389.

Formation of Investment Partnerships

During the nine months ended September 30, 2013, we served as the managing general partner of eight limited partnerships formed for the purpose of oil and gas exploration and drilling. The Company has entered into Turnkey Contracts with each of the partnerships pursuant to which it receives turnkey fees for drilling the partnerships’ wells and, if applicable, completing the wells (the “Turnkey Fees”).

The 2011 Bayou City Two Well Drilling Program, L.P. (the “2011 Drilling Program”) was formed in Kentucky on January 10, 2011, and planned to acquire up to a 2.125% working interest in two oil and gas wells known as the Miller Prospect Well and the Squeeze Box Prospect Well in Colorado County, Texas. The 2011 Drilling Program has acquired a 1.78% working interest in the wells. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September, 2013, the Company had received $327,750 in Turnkey Fees associated with the 2011 Drilling Program. The Company has realized a profit of $197,253 from the Turnkey Fees received as of September 30, 2013. This profit was realized in 2011.

9

The 2011 Bayou City Drilling & Production Program, L.P. (the “Drilling and Production Program”) was formed on March 18, 2011 to acquire a 2.875% working interest in the same two wells as the 2011 Drilling Program. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September 30, 2013, the Company had received $529,000 in Turnkey Fees associated with the Drilling and Production Program. The Company realized a profit of $343,677 from the Turnkey Fees received as of September 30, 2013. This profit was realized in 2011.

The 2011-C Bayou City Offset Drilling Program, L.P. (the “2011-C Drilling Program”) was formed in Kentucky on April 12, 2011 to acquire up to a 5% working interest in the Kleimann #1 Well, located in Colorado County, Texas. The 2011-C Drilling Program ended up only acquiring a 2.625% working interest in the Kleimann #1 well. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership well. At September 30, 2013, the Company had received $234,938 in Turnkey Fees associated with the 2011-C Drilling Program. The Company realized a profit of $137,865 from the Turnkey Fees received as of September 30, 2013. This profit was realized in 2011.

The 2011-D Bayou City Two Well Drilling Program, L.P. (the “2011-D Drilling Program) was formed in Kentucky on May 10, 2011 to acquire a 5% working interest in the Prairie Bell West Prospect Well and the Prairie Bell East Prospect Well located in Colorado County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September 30, 2013, the Company had received $949,924 in Turnkey Fees associated with the 2011-D Drilling Program. The Company realized a profit of $524,958 from the Turnkey Fees received as of September 30, 2013. This profit was realized in 2011.

The 2011 Bayou City Year End Drilling Program, L.P. (“2011 Year End Program”) was formed in Kentucky on September 13, 2011 to acquire a 6.48% working interest in the Loma Blanca Well located in Brooks County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September 30, 2013, the Company had received $1,801,500 in Turnkey Fees associated with the 2011 Year End Program. The Company realized a profit of $956,462 from the Turnkey Fees received as of September 30, 2013. This profit was realized in 2012.

The 2012-A Bayou City Drilling Program, L.P. (“2012-A Program”) was formed in Kentucky on December 13, 2011 to acquire an 8.33% working interest in the Altair Well located in Colorado County, Texas. However, the Company made a decision and received a majority vote from the partnership to acquire interest in three different wells, the McCarthy Trust #2 with a 4.1667% working interest, the Seabreeze #1 Well with a 4.1667% working interest, and the Seabreeze #3 Well with a 0.833%, all located in Chambers County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September 30, 2013, the Company had received $1,303,512 in Turnkey Fees associated with the 2012-A Year End Program. The Company realized a profit of $674,618 from the Turnkey Fees received as of September 30, 2013. This profit was realized in 2012.

The 2012 Bayou City Year End Program, L.P. (“2012 Year End Program”) was formed in Kentucky on October 9, 2012 to acquire an 2.5% working interest in the Galveston Bay Well located in Galveston County, Texas. The Company paid for and holds a 1% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September 30, 2013, the Company had received $337,121 in Turnkey Fees associated with the 2012 Year End Program. The Company realized a profit of $165,519 from the Turnkey Fees received as of September 30, 2013. This profit was realized in 2013.

The 2013 Bayou City Seabreeze Offset Drilling Program, L.P. (“2013 Seabreeze Offset Program”) was formed in Kentucky on February 12, 2013 to acquire an 4.167% working interest in the Seabreeze #2 Well and a 3.33% working interest in the Seabreeze #3 Well, both of which are located in Chambers County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September 30, 2013, the partnership had received $1,106,039 in Turnkey Fees associated with the 2013 Seabreeze Offset Program. The Company realized a profit of 648,987 from the Turnkey Fees received as of September 30, 2013. The profit was realized in 2013.

10

The 2013 Bayou City Seabreeze Field Development, L.P. (“2013 Seabreeze Field Development Program”) was formed in Kentucky on July1, 2013 to acquire an 5% working interest in the Seabreeze #4 Well and a 5% working interest in the Seabreeze #5 Well, both of which are located in Chambers County, Texas. The Company paid for and holds a 10% interest in this partnership and receives management fees equal to the excess, if any, of the Turnkey Fees over the total cost to the Company of drilling and if applicable, completing the partnership wells. At September 30, 2013, the partnership had received $640,413 in Turnkey Fees associated with the 2013 Seabreeze Field Development Program. The Company has not realized a profit as of September 30, 2013.

The Opportunity Funds and Affiliated Partners

In April 2011, the Company acquired a 25% ownership interest in Affiliated Partners, a general partnership formed for the purpose of holding an 80% interest in Loanmod, LLC, a Delaware limited liability company (“Loanmod”). Affiliated Partners is also owned by our President, Chief Executive Officer, Chief Financial Officer and director, Stephen Larkin (50%) and our other director, Travis Creed (25%). The Company acquired its interest in Affiliated Partners in exchange for its agreement to serve as the managing member and investment manager of the Opportunity Fund VII, LLC, a Delaware limited liability company (“Opportunity Fund VII”), which invests in Mortgage Notes and Land Contracts secured by real estate. The Company also serves as the managing member and investment manager of BYCX Opportunity Fund I (“BYCX Fund I”), established in June 2011, and Opportunity Fund VIII, LLC (“Opportunity Fund VIII,” and collectively with the other managed funds, “Opportunity Funds”), established in February 2013, both of which are also Delaware limited liability companies that invest in Mortgage Notes and Land Contracts. The purchases of Mortgage Notes and Land Contracts by the Opportunity Funds are facilitated primarily by Loanmod, which receives income as a result in connection with its acquisition of Mortgage Notes and Land Contracts for the Opportunity Funds.

The BYCX Fund I was organized on June 28, 2011 with the objective of investing in a managed portfolio comprised of Mortgage Notes and Land Contracts secured by real estate to provide members with quarterly cash distributions. The subscription periods in which units were offered for sale in the Opportunity Funds have closed. Fund VI, BYCX Fund I and Opportunity Fund VII are participants in a “Holding Fund” called 2011-12 Opportunity Fund 6-1, LLC, which is managed by the Company and Blue Ridge Group, Inc. As of September 30, 2013, Fund VI owns approximately 46% of the Holding Fund, BYCX Fund I owns approximately 24% of the Holding Fund and Opportunity Fund VII owns approximately 30% of the Holding Fund. The Holding Fund has acquired 463 Mortgage Notes and Land Contracts with unpaid balances totaling approximately $17,108,526. The Holding Fund was capitalized with approximately $10,632,660 as of December 31, 2012. The first quarterly distributions from the Holding Fund were made in January 2012. During the nine months ended September 30, 2013, approximately $1,042,966 was distributed to Holding Fund members.

As of September 30, 2013, Opportunity Fund VIII has a capitalization of approximately $1,917,000, and has invested approximately $1,710,875 in Mortgage Notes and Land Contracts with unpaid balances totaling approximately $2,251,151.

Description of Properties

The following are the primary properties held by the Company as of September 30, 2013:

Developed Properties

Rooke #2: The Company owns a 9.5% working interest in 1 well located in Refugio County, Texas, which began production in May 2010. The well produces approximately 11 barrels of oil (“Bbls”) per day as of the date of this Report.

Kleimann #1: The Company owns a 0.26% working interest in the Kleimann #1, a well located in Colorado County, Texas, which began production in March 2012. The well is producing approximately 192 thousand cubic feet (“Mcf”) of natural gas and 6 Bbls per day as of the date of this Report.

Squeeze Box: The Company owns a 0.78% working interest in the Squeezebox well, a gas well located in Cameron Parish, Louisiana, which began production in November 2011. The well produces approximately 130 Bbls per day as of the date of this Report.

Prairie Bell East: The Company owns a 0.49% working interest in the Prairie Bell East well, a gas well located in Colorado County, Texas, which began production in February 2012. The well produces approximately 728 Mcf of natural gas and 24 Bbls per day as of the date of this Report.

Koehn #2: The Company owns an 11.0% working interest in the Koehn #2 well, which is located in Colorado County, Texas. The well was completed and production began as of October 2012. The well produces approximately 83 Bbls per day and 745 Mcf of natural gas as of the date of this Report.

11

McCarthy Trust #2: The Company owns a 0.42% working interest in the McCarthy Trust #2 Well, which is located in Chambers County, Texas. The well produces approximately 39 Bbls per day as of the date of this Report.

Seabreeze #1: The Company owns a 0.42% working interest in the Seabreeze #1 Well, which is located in Chambers County, Texas. The well produces approximately 28 Bbls per day and 191 Mcf of natural gas per day as of the date of this Report.

Seabreeze #2: The Company owns a 0.42% working interest in the Seabreeze #2 Well, which is located in Chambers County, Texas. The well produces approximately 23 Bbls and 47 Mcf of natural gas per day as of the date of this Report.

Seabreeze #3: The Company owns a 0.42% working interest in the Seabreeze #3 Well, which is located in Chambers County, Texas. The well produces approximately 203 Mcf of natural gas per day as of the date of this Report.

Key Undeveloped Properties (Assets Held for Sale)

On August 29, 2011, the Company invested $190,000 and entered into the Next Energy Illinois Basin Oil & Gas Lease Development JV (“Next Energy JV”), a joint venture with Next Energy, LLC and other industry participants to evaluate, test and purchase mineral leases in the Illinois Basin. The Next Energy JV is targeting up to 300,000 net acres of oil and gas leases. The investment entitles the Company to a 0.005% interest in the Next Energy JV. The Company does not own a direct interest in any of the acreage, but rather an interest in a joint venture that holds undeveloped acreage.

Critical Accounting Policies

Since the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, there have been no changes to the Company’s Critical Accounting Policies.

Results of Operations

Comparison of Three Month Periods Ended September 30, 2013 and September 30, 2012

The Company had a net income of $229,561 for the three months ended September 30, 2013 compared to a net income of $35,482 for the same period in 2012. The income per common share was $0.23 during the third quarter of 2013 compared to an income per common share of $0.04 during the third quarter of 2012. The change in net income in the third quarter of 2013 was primarily the result of more Turnkey Contract revenue being recognized in 2013 than in 2012, increased revenues from oil and gas sales and a reduction in abandonment and dry hole costs and depletion, depreciation and amortization costs. These changes were offset in part by increases in general and administrative costs, turnkey drilling contract costs, marketing costs, and lease operating expenses and production taxes. Operating expenses during the third quarter of 2013 compared to the second quarter of 2012 include a $55,361 increase in marketing costs, a $9,107 decrease in depreciation, depletion and amortization expense, a decrease of $9,313 in abandonment and dry hole costs, and a $9,748 increase in lease operating expenses and production taxes. Turnkey drilling contract costs from period to period increased $452,471, from $123,923 for the three months ended September 30, 2012 to $576,394 for the same period of 2013.

Operating Revenues

The Company’s operating revenues increased $786,021 for the three months ended September 30, 2013 compared to the same period in 2012. This significant increase was primarily a result of $1,038,932 in Turnkey Fees in the third quarter of 2013, compared to $328,696 during the third quarter of 2012. Revenues from oil and gas production also increased $75,785 during the three months ended September 30, 2013 over the same period in 2012 primarily due to production from the Koehn #2 well, which produced net revenue of $85,527 during the third quarter of 2013 and was not producing during the third quarter of 2012.

Operating Costs and Expenses

The Company’s total operating costs increased $559,651 from the three months ended September 30, 2012 to the three months ended September 30, 2013. The increase in total operating costs was primarily due to increases of $452,471 in Turnkey Contract costs, $60,491 in general and administrative costs, $9,313 in abandonment and dry hole costs, and $55,361in marketing costs from the third quarter of 2012 to the third quarter of 2013, offset by decreases of $9,748 in lease operating expenses and $9,107 in depletion, depreciation and amortization expense.

12

Other Income

During the three months ended September 30, 2013, the Company recognized $21,500 in income from Affiliated Partners compared to $61,120 during the three months ended September 30, 2012. Interest income was also received in the amount of $7,329 for investments held at cost. The income recognized during the period was the result of revenues generated by Loanmod in connection with acquisitions of Mortgage Notes and Land Contracts by the Opportunity Funds. See Note 3 “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” to the Company’s unaudited consolidated financial statements included in this Report.

Comparison of Nine Month Periods Ended September 30, 2013 and September 30, 2012

The Company had a net income of $216,871 for the nine months ended September 30, 2013 compared to a net income of $384,393 for the same period in 2012. The income per common share was $0.22 during the first nine months of 2013 compared to income per common share of $0.48 during the first nine months of 2012. [The change in net income in the first nine months of 2013 was primarily the result of less Turnkey Contract revenue being recognized in 2013 than in 2012 along with less equity in earnings from affiliated company, offset by increases in oil and gas sales.] Expenses from the first nine months of 2012 to the first nine months of 2013 included a $136,798 decrease in marketing costs, a $17,400 increase in depreciation, depletion and amortization expense, and a $41,105 decrease in lease operating expenses and production taxes. Turnkey drilling contract costs from period to period increased $74,493, from $775,668 for the nine months ended September 30, 2012 to $850,161 for the same period of 2013.

Operating Revenues

The Company’s operating revenues decreased $53,574 for the nine months ended September 30, 2013 compared to the same period in 2013. This significant decrease was primarily a result of recognizing $230,506 less income from Turnkey Fees in the first nine months of 2013 than the first nine months of 2012. Revenues from oil and gas production increased $176,932 between the first nine months of 2012 and the same period in 2013 primarily due to production from the Koehn #2 well, which produced net revenue of $260,773 during the first nine months of 2013 and was not producing during the first nine months of 2012.

Operating Costs and Expenses

The Company’s total operating costs increased $40,006 from the nine months ended September 30, 2012 compared to the nine months ended September 30, 2013. The increase in total operating costs was primarily a result of an increase of $110,827 in general and administrative expenses along with an increase of $74,493 in Turnkey Contract costs from 2012 compared 2013. In addition, the Company saw decreases of $41,105 in lease operating expenses and $136,798 in marketing costs during the nine months ended September 30, 2013, compared to the nine months ended September 30, 2012.

The Company’s decreases in operating costs and expenses were offset by an increase in depletion, depreciation, and amortization along with abandonment and dry hole, and general and administrative expenses. Depletion, depreciation, and amortization for the nine months ended September 30, 2013 were $91,274, compared to $73,874 during the nine months ended September 30, 2012. These costs increased $17,400 during the period as a result of the Koehn #2 well, in which the Company owns an 11% working interest, causing a larger than normal expense to be recognized.

Other Income

During the nine months ended September 30, 2013, the Company recognized $58,300 in income from Affiliated Partners, compared to $142,168 during the nine months ended September 30, 2012, a $83,868 decrease. Interest income was also received in the amount of $7,329 for investments held at cost. The income recognized during the period was the result of revenues generated by Loanmod in connection with acquisitions of Mortgage Notes and Land Contracts by the Opportunity Funds. See Note 3 “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” to the Company’s unaudited consolidated financial statements included in this Report.

Balance Sheet Review

Assets: The Company’s total assets decreased $79,007 from $3,195,539 at December 31, 2012 to $3,116,532 at September 30, 2013. Cash balances at September 30, 2013 decreased $1,208,783 from those on hand at December 31, 2012, these decreases in current assets were offset by increases to prepaid expenses of $179,882 and increases in receivables due from partnerships of $1,008,897.

13

In addition, the Company saw a significant decrease in its investment in unconsolidated affiliate company in the amount of $91,799. The drop in the asset value was due to cash paid to the Company from Affiliated Partners during the first nine months of 2013.

Liabilities: The Company’s total liabilities decreased $295,861 from $1,384,913 at December 31, 2012 to $1,089,052 at September 30, 2013. The decrease in liabilities was primarily a result of a decrease of $530,611 in accounts payable to a related party which was repaid during the period and $32,697 in federal income tax payable owed by the Company at September 30, 2013 as compared to December 31, 2012. This was offset by increases of $193,729 to accounts payable and accrued expenses and $73,718 to turnkey partnership obligation.

Liquidity and Capital Resources

The Company sponsors and serves as managing general partner of limited partnerships formed for the purpose of conducting oil and gas exploration and production operations. As a result of its formation and sponsorship of such limited partnerships, the Company receives Turnkey Fees from Turnkey Contracts in addition to revenues from oil and gas production. The Company intends to continue to sponsor such partnerships and receive revenues from similar turnkey arrangements in order to fund its operations. The Company’s ability to continue and maintain operations is contingent upon its continued ability to sponsor additional partnerships and earn Turnkey Fees. In addition, the Company believes it will continue to earn revenue from its direct oil and gas holdings, including holdings from the oil and gas limited partnerships it manages. The total production capability of the currently producing wells and their cash flows is known, and diminishing. Revenues from currently producing wells will not be sufficient to sustain the Company’s operations on a going forward basis. Based on the Company’s projected expenses, we believe our current cash resources are sufficient to fund operations for at least the next twelve months.

As of September 30, 2013, the Company’s cash balance was $878,697 and its liabilities totaled $1,089,053, including $656,464 in partnership obligations pursuant to its Turnkey Contracts with the partnerships it manages, $247,682 in accounts payable and accrued expenses, $84,906 in related party accounts payable, and $100,000 in a note payable to a minority shareholder.

Net cash used in operating activities during the nine months ended September 30, 2013 was $1,207,735 and accounted for the Company’s $1,208,783 net decrease in cash during the period. The 2013 net cash used in operations was primarily due to increased receivable from partnerships of $1,008,897 and prepaid expenses of $179,882 and decreased accounts payable-related party of 530,611.

Net cash used in investing activities was $1,031 during the nine months ended September 30, 2013, compared to $264,266 for the nine months ended September 30, 2012, a change of $263,235. During the nine months ended September 30, 2013, the Company spent $156,694 on the purchase of oil and gas properties, $16,087 more than it spent on oil and gas properties during the same period of 2012. Due to the Company’s proportional consolidation method of accounting, investments made by the Company in partnerships it manages are attributed to the Company even though they are held directly by the partnership. In the nine months ended September 30, 2012, the Company was attributed $123,659 in expenses associated with its investments in Opportunity Funds rather than partnerships holding oil and gas properties. During the period ended September 30, 2013, the Company did not participate in any new partnerships engaged in non-oil and gas activities. The Company also recognized $5,564 in principal payments from Opportunity Fund investments during the nine months ended September 30, 2013; there were no principal payments attributable to the Company from the Opportunity Funds during the nine months ended September 30, 2012. In addition, during the nine months ended September 30, 2013, the Company received $150,099 in distributions from Affiliated Partners; it did not receive any cash distributions during the nine months ended September 30, 2012.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and as such, is not required to provide the information required under this Item.

14

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, including our Chief Executive Officer (CEO) and Chief Financial Officer (CFO), evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) as of the end of the period covered by this report (the “Evaluation Date”). Based on such evaluation, our management, including our CEO and CFO, concluded that our disclosure controls and procedures were not effective due to the inherent limitations describe below, as of the Evaluation Date, to ensure that information required to be disclosed in reports that we file or submit under that Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our CEO and CFO, in a manner that allows timely decisions regarding required disclosures.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting, that occurred during the quarter ended September 30, 2013, that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention and overriding of controls and procedures. A control system, no matter how well conceived and operated, can only provide reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of the control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur due to human error or mistake. Additionally, controls, no matter how well designed, could be circumvented by the individual acts of specific persons within the organization. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated objectives under all potential future conditions.

PART II

OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

None.

ITEM 1A. RISK FACTORS

The Company is a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and as such, is not required to provide the information required under this Item.

15

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

There were no unreported sales of unregistered securities during the quarter ended September 30, 2013.

Issuer Purchases of Equity Securities

Period	(a) Total number of shares (or units) purchased	(b) Average price paid per share (or unit)	(c) Total number of shares (or units) purchased as part of publicly announced plans or programs	(d) Maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs
July 2013	13*	$1.40	0	0
Total	13

*The shares, which were purchased for fair market value on the dates of purchase, were not purchased pursuant to a publicly announced plan or program. The shares were repurchased by the Company from one individual stockholder in a privately negotiated transaction.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES.

Not Applicable.

ITEM 5. OTHER INFORMATION

On August 19, 2013, the Company filed an Information Statement on Schedule 14C informing the Company’s stockholders that in lieu of an Annual Meeting of the Stockholders, the holders of a majority of the Company’s Common Stock (the “Consenting Stockholders”) approved each of the following actions (the “Corporate Actions”) by written consent:

1.	Re-election of Stephen C. Larkin and Travis N. Creed as directors of the Company;
2.	Approval on an advisory basis of executive compensation; and
3.	Selection of three years as the preferred frequency with which to hold stockholder advisory votes to approve, on a non-binding basis, executive compensation.

The Consenting Stockholders collectively held 556,610 shares of the Company’s issued and outstanding Common Stock on July 31, 2013, the record date for the Corporate Actions, which represented 56% of the issued and outstanding Common Stock on such date. The Corporate Actions became effective on or about September 9, 2013.

16

ITEM 6. EXHIBITS

The following exhibits are filed with this Quarterly Report on Form 10-Q or are incorporated by reference as described below.

Exhibit	Description
10.1	Limited Partnership Agreement of 2013 Bayou City Seabreeze Field Development, L.P. dated July 1, 2013.
10.2	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2013 Bayou City Seabreeze Field Development, L.P. dated July 1, 2013.
10.3	Limited Partnership Agreement of 2013 Bayou City Mississippian Development Program, L.P., dated September 19, 2013.
10.4	Turnkey Drilling Contract between Bayou City Exploration, Inc. and 2013 Bayou City Mississippian Development Program, L. P., dated September 19, 2013.
31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14a/Rule 14d-14(a).
31.2	Certification of Principal Financial Officer pursuant to Rule 13a-14a/Rule 14d-14(a).
32.1	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350.
101.INS	XBRL Instances Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

17

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13, 2013	BAYOU CITY EXPLORATION, INC.

/s/ Stephen C. Larkin
Stephen C. Larkin
President and Chief Financial Officer

18

EXHIBIT D

CHAPTER 92A OF THE NEVADA REVISED STATUTES

 Nev.  Rev.  Stat.  Ann.  § 92A(2010)

  92A.300.  Definitions.

    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

  92A.305.  "Beneficial stockholder” defined.

    “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

  92A.310.  "Corporate action” defined.

    “Corporate action” means the action of a domestic corporation.

  92A.315.  "Dissenter” defined.

    “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

  92A.320.  "Fair value” defined.

    “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

  1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

  2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

  3.  Without discounting for lack of marketability or minority status.

  92A.325.  "Stockholder” defined.

   “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

  92A.330.  "Stockholder of record” defined.

   “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

  92A.335.  “Subject corporation” defined.

  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

EX D-1

  92A.340.  Computation of interest.

    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

  92A.350.  Rights of dissenting partner of domestic limited partnership.

    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

  92A.360.  Rights of dissenting member of domestic limited-liability company.

    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

  92A.370.  Rights of dissenting member of domestic nonprofit corporation.

  1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

  2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

  92A.380.  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

  1.  Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

         (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

         (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

     (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

     (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

EX D-2

     (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

     (f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

  2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

  3.  From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares.  This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

  92A.390.  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

  1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

        (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C.  77r(b)(1)(A) or (B), as amended;

        (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

        (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value,  unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

  2.  The applicability of subsection 1 must be determined as of:

        (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

        (b) The day before the effective date of such corporate action if there is no meeting of stockholders.

  3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

  4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

  5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

EX D-3

  92A.400.  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

  1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights.  The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

  2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if the beneficial stockholder:

        (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

        (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

  92A.410.  Notification of stockholders regarding right of dissent.

    1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive.  If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

  2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

  92A.420.  Prerequisites to demand for payment for shares.

  1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

        (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

        (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

  2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

  3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

  92A.430.  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

  1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

EX D-4

 2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

        (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

        (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

        (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

        (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

   92A.440.  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

 1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

        (a) Demand payment;

        (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

        (c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

  2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

  3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

  4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430.  A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

  5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

  92A.450.  Uncertificated shares: Authority to restrict transfer after demand for payment.

    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

EX D-5

  92A.460.  Payment for shares: General requirements.

  1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.  The obligation of the subject corporation under this subsection may be enforced by the district court:

        (a) Of the county where the subject corporation’s principal office is located;

        (b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

        (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

  2.  The payment must be accompanied by:

        (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

        (b) A statement of the subject corporation’s estimate of the fair value of the shares; and

        (c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

  92A.470.  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

  1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

  2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

        (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

        (b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

        (c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

        (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

        (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

  3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

EX D-6

  4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

92A.480.  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

  1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460.  A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

  2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

  92A.490.  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

  1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest.  If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

  2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State.  If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.  If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

  3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares.  All parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

  4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or any amendment thereto.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

        (a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

        (b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

EX D-7

  92A.500.  Assessment of costs and fees in certain legal proceedings.

  1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court.  The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

  2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

        (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

  3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

  4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

  5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

  6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P.  68 or NRS 17.115.

EX D-8

EXHIBIT E

VALUATION REPORT OF

VALUESCOPE, INC.

FAIR MARKET VALUATION

OF

BAYOU CITY EXPLORATION, INC.

AS OF

SEPTEMBER 1, 2013

Prepared for:

Mr. Stephen C. Larkin

Chief Executive Officer

Bayou City Exploration, Inc.

EX E-1

January 9, 2014

Mr. Stephen C. Larkin

Bayou City Exploration, Inc.

632 Adams Street, Suite 710

Bowling Green, KY 42101

RE: Fair Market Valuation of Bayou City Exploration, Inc.’s Common Shares

Dear Mr. Larkin:

Pursuant to your authorization, we were engaged to perform an independent valuation analysis to determine the fair market value of one share of common stock (the “Subject Interest”) of Bayou City Exploration, Inc. (“BYCX” or the “Company”), on a non-marketable minority interest basis, as of September 1, 2013 (the “Valuation Date”). This valuation analysis was conducted for a potential transaction intended to take the Company private and to be an attachment to the associated Schedule 14C and/or Schedule 13E-3 (and any amendments thereto) filed with the Securities and Exchange Commission and provided to stockholders of the Company. No other use for this analysis is intended or should be inferred. This process included the review of various documents, interviews with the Company’s management (“Management”), research, analysis and the development of these presentation materials.

We performed a valuation engagement and present our report in conformity with the Statement of Standards for Valuation Services No. 1 (SSVS) of the American Institute of Certified Public Accountants (AICPA). SSVS defines a valuation engagement as “an engagement to estimate value in which a valuation analyst determines an estimate of the value of a subject interest by performing appropriate procedures, as outlined in the AICPA Statement on Standards for Valuation Services, and is free to apply the valuation approaches and methods he or she deems appropriate in the circumstances. The valuation analyst expresses the results of the valuation engagement as a conclusion of value, which may be either a single amount or a range.”

Our estimates of value are expressed in the following report and meet the requirements of SSVS for a summary report. SSVS defines a summary report as: “The summary report is structured to provide an abridged version of the information that would be provided in a detailed report, and therefore, need not contain the same level of detail as a detailed report.” As required by SSVS, the report contains a Statement of Assumptions and Limiting Conditions and Analyst Certifications. In addition, SSVS requires us to make disclosures in the report of any other relevant restrictions or limitations in the scope of our analysis or the data available for analysis that may arise during the engagement and our report discloses those, if applicable, in the Statement of Assumptions and Limiting Conditions or elsewhere in the report.

950 E. State Hwy 114 • Suite 120 • Southlake • Texas 76092 • Tel: 817.481.4997 • Fax: 817.481.4905

www.valuescopeinc.com

EX E-2

Mr. Stephen C. Larkin

January 9, 2014

PURPOSE AND SCOPE

We understand that our analysis and report will be used as an attachment to the filing of a Schedule 14C and/or Schedule 13E-3 (including any amendments thereto) and may be provided to the Securities and Exchange Commission and the stockholders of the Company. The resulting analysis should not be used for any other purpose or by any other party without our express written consent.

The standard of value is fair market value, defined in Revenue Ruling 59-60 as: “the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.”

In reaching our conclusion of fair market value, we took into account the fundamental factors set forth in Revenue Ruling 59-60 including:

•	The nature of the business and its history from inception

•	The economic outlook in general and the condition and outlook of the specific industry in particular

•	The book value of the stock and the financial condition of the enterprise

•	The earning capacity of the enterprise

•	The dividend-paying capacity of the enterprise

•	Whether or not the enterprise has goodwill or intangible value

•	Prior sales of the stock and the size of the block of the stock to be valued

•	The market price of stocks of corporations engaged in the same or a similar line of business, having their stocks actively traded on an exchange or over-the-counter market

In estimating the fair market value of the Subject Interest, we assumed the Company was an ongoing business in accordance with the relevant accounting and tax literature.

SCOPE OF WORK

To gain an understanding of the operations of the Company, we reviewed the Company’s financial information and operational data and interviewed Management. To understand the environment in which the Company operates, we researched the Oil Drilling and Gas Extraction industry. We also studied economic and industry conditions as of the Valuation Date and their effects on the Company. To understand the Company’s financial condition, we analyzed its historical and projected financial statements.

EX E-3

Mr. Stephen C. Larkin

January 9, 2014

We considered all of the valuation approaches and methods and applied appropriate methods from the income, market and cost approaches to derive an opinion of value of the Subject Interest. Our conclusion of value reflects these findings, our judgment and knowledge of the marketplace, and our valuation expertise.

Our valuation analysis is set out in the attached report. In performing our work, we were provided with and/or relied upon various sources of information, including (but not limited to):

•	BYCX SEC Form 10-K’s for the following periods:

o	Year ended December 31, 2008

o	Year ended December 31, 2009

o	Year ended December 31, 2010

o	Year ended December 31, 2011

o	Year ended December 31, 2012

•	BYCX SEC Form 10-Q for the period ended June 30, 2013

•	Industry information for the Oil Drilling and Gas Extraction industry

•	Current and future economic conditions from various sources

•	Data from the Ibbotson Stocks, Bonds, Bills, and Inflation (SBBI) 2012 Valuation Yearbook by Morningstar

•	The Federal Reserve Statistical Release as of the Valuation Date

The procedures employed in determining the fair market value of the Company included such steps that we considered necessary, including (but not limited to):

•	An analysis of the Company’s historical financial statements

•	Discussions with Management regarding the Company’s current operations and their expectations for its future performance

•	An analysis of the general economic environment as of the Valuation Date

EX E-4

Mr. Stephen C. Larkin

January 9, 2014

•	An analysis of the Oil Drilling and Gas Extraction industry

•	An application of appropriate valuation techniques and procedures

•	An analysis of other pertinent facts and data resulting in our conclusion of value

There were no restrictions or limitations in the scope of our work or data available for analysis. Other members of our staff, under the direct supervision of the lead appraiser on this engagement, assisted in performing research, populating models with data and providing other general assistance.

CONCLUSION OF VALUE

Based on the procedures outlined herein and the corresponding analysis, it is our opinion that the fair market value range of one share of common stock of the Company, on a non- marketable minority interest basis, as of September 1, 2013, is reasonably stated as:

$1.41 - $1.46 PER SHARE

This conclusion is subject to the Statement of Assumptions and Limiting Conditions and Appraiser Certification found at the end of the attached report. We have no obligation to update this report or our conclusion of value for information that comes to our attention after the date of this report.

Distribution of this letter, report and associated results, which are to be distributed only in their entirety, is intended for and restricted to you, your accountants/auditors, the Securities and Exchange Commission and the stockholders of the Company, solely for the specified purposes. This letter and accompanying report are not to be used with, circulated, quoted or otherwise referred to in whole or in part for any other purpose, or to any other party for any purpose, without our express written consent.

EX E-5

Mr. Stephen C. Larkin

January 9, 2014

The approaches and methodologies used in our work did not comprise an examination or any attest service in accordance with generally accepted accounting principles, the objective of which is an expression of an opinion regarding the fair presentation of financial statements or other financial information, whether historical or prospective, presented in accordance with generally accepted accounting principles or auditing standards. We express no opinion and did not independently verify the accuracy and completeness of the financial information (audited, reviewed, compiled, internal, prospective or tax returns), or other data provided to us by others, and we did not verify such information unless specifically stated in the report. We assumed that the financial and other information provided to us is accurate and complete, and we relied upon this information in performing our valuation engagement. If you have any questions concerning this valuation, please Gregory Scheig at 817-481-4997.

Very truly yours,

ValueScope, Inc.

EX E-6

TABLE OF CONTENTS

ENGAGEMENT OVERVIEW	1

Description of the Assignment	1
Scope	1
Procedures	2

HISTORY AND NATURE OF THE BUSINESS	3

Business Description	3

FINANCIAL POSITION AND BOOK VALUE	7

Historical Income Statements	7
Historical Balance Sheets	8
Financial Statement Adjustments	9

ECONOMIC AND INDUSTRY OVERVIEW	10

Overview of the U.S. Economy	10
Overview of the Oil Drilling and Gas Extraction Industry	13

VALUATION METHODOLOGY	18

Valuation Approaches	18
Valuation Methods	19
Summary of the Valuation Approaches and Methods	19
Discount for Lack of Control	19
Discount for Lack of Marketability	21

VALUATION ANALYSIS	24

Income Approach Analysis	24
Market Approach Analysis	28
Cost Approach Analysis	29

CONCLUSION	31

Reconciliation of Valuation Methods	31
Fair Market Value Conclusion	31

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS	33

CERTIFICATION	36

EX E-7

TABLE OF CONTENTS

HISTORICAL FINANCIAL STATEMENTS	A
DISCOUNTED CASH FLOW METHOD	B
HISTORICAL STOCK PRICE REVIEW	C
COST APPROACH	D
DISCOUNT FOR LACK OF CONTROL (DLOC) ANALYSIS	E
DISCOUNT FOR LACK OF MARKETABILITY (DLOM) ANALYSIS	F
CONCLUSION	G

EX E-8

ENGAGEMENT OVERVIEW

DESCRIPTION OF THE ASSIGNMENT

We were engaged to perform an independent valuation analysis to determine the fair market value of one share of common stock (the “Subject Interest”) of Bayou City Exploration, Inc. (“BYCX” or the “Company”), on a non-marketable minority interest basis, as of September 1, 2013 (the “Valuation Date”). This valuation analysis was conducted for a potential transaction intended to take the Company private and the associated Schedule 14C and/or Schedule 13E-3 (including amendments thereto) to be filed with the Securities and Exchange Commission and provided to the stockholders of the Company. No other use for this analysis is intended or should be inferred. This process included the review of various documents, interviews with the Company’s management (“Management”), research, analysis and presentation materials.

We performed a valuation engagement and present our report in conformity with the Statement of Standards for Valuation Services No. 1 (SSVS) of the American Institute of Certified Public Accountants (AICPA). SSVS defines a valuation engagement as “an engagement to estimate value in which a valuation analyst determines an estimate of the value of a subject interest by performing appropriate procedures, as outlined in the AICPA Statement on Standards for Valuation Services, and is free to apply the valuation approaches and methods he or she deems appropriate in the circumstances. The valuation analyst expresses the results of the valuation engagement as a conclusion of value, which may be either a single amount or a range.”

Our estimates of value are expressed in the following written summary report and meet the reporting requirements of SSVS for a summary report. SSVS addresses a summary report as: “The summary report is structured to provide an abridged version of the information that would be provided in a detailed report, and therefore, need not contain the same level of detail as a detailed report.” As required by SSVS, the report contains a Statement of Assumptions and Limiting Conditions and Analyst Certifications. In addition, SSVS requires us to make disclosures in the report of any other relevant restrictions or limitations in the scope of our analysis or the data available for analysis that may arise during the engagement and our report discloses those, if applicable, in the Statement of Assumptions and Limiting Conditions or elsewhere in the report.

SCOPE

This report provides a detailed discussion of the valuation analysis we performed and is divided into seven major sections. The first section outlines the description, scope and procedures of our analysis. The second section provides a discussion of the history and nature of the business. The third section presents the financial position and book value of the Company. The fourth section includes a discussion of the national economy and the industry in which BYCX operates. The fifth section details a discussion of valuation theory and the specific methodology used with respect to the valuation of the Subject Interest. The sixth section details our analysis of the fair market value of equity of the Company. Finally, the seventh section presents our valuation conclusion of the Subject Interest.

EX E-9

PROCEDURES

This valuation analysis was conducted in accordance with generally accepted valuation procedures. These procedures included such substantive valuation tests that we considered necessary and appropriate under the circumstances. We relied on information received regarding BYCX’s operations as a fair reflection and we made limited investigation as to the accuracy and completeness of such information. Our analysis was based in part on this information, as well as on other data we researched. A full discussion of the methodologies employed appears in the following sections of this report.

EX E-10

HISTORY AND NATURE OF THE BUSINESS

BUSINESS DESCRIPTION1

BYCX was originally organized in November 1994 as Gem Source Incorporated. The Company’s name was later changed to Blue Ridge Energy, Inc. in June 1996. The Company changed its name again, to Bayou City Exploration, Inc., on June 8, 2005.

Bayou City Exploration, Inc. is primarily engaged in oil and gas exploration with a focus on the Texas gulf coast, south and east Texas and Louisiana. The Company manages partnerships that purchase interests in wells or oil and gas properties with undrilled reserves, historically maintaining a 10% interest in each partnership.

The Company also manages funds organized as limited liability companies. These funds acquire portfolios of mortgage notes and land contracts. The Company devotes the majority of its resources to the oil and gas exploration business. However, the Company’s real estate activities provide stability to its cash flows.

In summary, the Company’s operations can be summarized into three segments:

•	Sponsorship and management of oil and gas partnerships and turnkey business operations

•	Investments in oil and gas wells

•	Investments in mortgage notes and land contracts

Investment in Oil and Gas Drilling Partnerships

BYCX forms and sells interests in partnerships that acquire interests in oil and gas wells. The Company enters into what are referred to as, “turnkey contracts” with the managed partnerships. Under the turnkey contracts, BYCX receives a fixed fee for the drilling and completion of a specified number of wells. Fees are paid by the outside investors in the partnership and are recorded as revenue for BYCX. Turnkey contract fees comprise the bulk of BYCX’s revenues.

Investment funds are raised through a broker dealer who employs about 20 brokers on a commission basis to maintain relationships with repeat investors and acquire new investors. The Company served as the managing general partner of eight limited oil and gas drilling partnerships as of December 31, 2012.

_______________________

1 Information in this section was based on the Bayou City Exploration Form 10-K for the fiscal year ended December 31, 2012. Filed with the SEC on April 16, 2013

EX E-11

The eight partnerships of which BYCX is the managing general partner are as follows:

•	2011 Bayou City Two Well Drilling Program, L.P. – was formed on January 20, 2011, in Kentucky. This partnership seeks to acquire a 2.125% interest in two oil and gas wells known as the Miller Prospect Well and the Squeeze Box Prospect Well. BYCX owns a 10% interest in this partnership.

•	2011-B Bayou City Two Well Drilling Program, L.P. – was formed on March 4, 2011, in Kentucky. This partnership seeks to acquire a 5.0% working interest in the Friesian Well and the Little Chenier Well. BYCX owns a 10% interest in this partnership.

•	2011 Bayou City Drilling & Production Program, L.P. – was formed on March 18, 2011. This partnership seeks to acquire a 2.875% working interest in the same wells named in the previous two partnerships. BYCX owns a 10% interest in this partnership.

•	2011-C Bayou City Offset Drilling Program, L.P. – was formed on April 12, 2011 in Kentucky. This partnership seeks to acquire up to a 5.0% working interest in the Kleimann #1 Well. BYCX owns a 10% interest in this partnership.

•	2011-D Bayou City Two Well Drilling Program, L.P. – was formed on May 10, 2011 in Kentucky. This partnership seeks to acquire a 5.0% working interest in the Prairie Bell West Prospect Well and the Prairie Bell East Prospect Well. BYCX owns a 10% interest in this partnership.

•	2011 Bayou City Year End Drilling Program, L.P. – was formed on September 13, 2011 in Kentucky. This partnership seeks to acquire a 6.48% working interest in the Loma Blanca Well. BYCX owns a 10% interest in this partnership.

•	2012-A Bayou City Year Drilling Program, L.P. – was formed on December 13, 2011 in Kentucky. This partnership seeks to acquire an 8.33% working interest in the Altair Well. BYCX owns a 10% interest in this partnership.

•	2012 Bayou City Squeezebox Offset Program, L.P. – was formed on March 13, 2012 in Kentucky. This partnership seeks to acquire up to a 5.0% working interest in the Squeezebox Shallow well. BYCX owns a 10% interest in this partnership.

EX E-12

Investment in Oil and Gas Wells

The Company owns working interests in various oil and gas wells either directly or through managed partnerships. The following are the direct well properties and working interests held by the Company as of the Valuation Date.

•	Koehn #2: The Company owns an 11.00% working interest in this well, which is located in Colorado County, Texas

•	Kleimann #1: The Company owns a 0.26% working interest in this well, also located in Colorado County, Texas

•	Squeeze Box: The Company owns a 0.78% working interest in this well, located in Cameron Parish, Louisiana

•	Prairie Bell East: The Company owns a 0.49% working interest in this well, which is located in Colorado County, Texas

•	Loma Blanca: The Company owns a 0.60% working interest in this well, located in Brookes County, Texas

•	Rooke #2: The Company owns a 9.50% working interest in this well, located in Refugio County, Texas

•	McCarthy Trust #2: The Company owns a 0.42% working interest in this well, located in Chambers County, Texas

•	Seabreeze #1: The Company owns a 0.42% working interest in this well, also located in Chambers County, Texas

Investment in Mortgage Notes, Land Contracts and Other Assets

This segment of the Company’s business consists of two secondary assets:

•	A 25% interest in Affiliated Partners, which was received in exchange for their managing member role in the Opportunity Funds

•	An investment in Next Energy, Illinois Basin Oil & Gas Lease Development Joint Venture (“Next Energy JV”)

The Opportunity Funds are limited liability companies that invest in modified home mortgages. Modified home mortgages are distressed residential loans on the verge of foreclosure that have been renegotiated for lower principal balances, but with higher interest rates to the existing homeowners. These loans are then sold to investors such as the Opportunity Funds. Interests in the Opportunity Funds are sold either with or in parallel to the oil and gas partnership interests by the same broker dealer.

EX E-13

The Company also holds a very small interest in the Next Energy JV, which is a joint venture that holds oil and gas lease rights in Illinois. The investment cost was $190 thousand, however the value today is unknown and speculative.

EX E-14

FINANCIAL POSITION AND BOOK VALUE

HISTORICAL INCOME STATEMENTS

For the fiscal year ended December 31, 2010, the Company had recorded revenues of $1.4 million.

Operating expenses of $617 thousand included general and administrative (G&A) expenses of $422 thousand, marketing costs of $106 thousand, $52 thousand in lease operating expenses and production taxes and $37 thousand of abandonment and dry hole costs. This resulted in earnings before interest, taxes, depreciation and amortization (EBITDA) of $829 thousand, or 57.3% of revenues.

For the fiscal year ended December 31, 2011, the Company’s revenues increased to $1.9 million.

Operating expenses of $1.6 million included $637 thousand of G&A expenses, $590 thousand of turnkey drilling costs, $298 thousand of marketing costs, $47 thousand of lease operating expenses and production taxes and $35 thousand of abandonment and dry hole costs. This resulted in EBITDA of $366 thousand, or 18.6% of revenues.

For the fiscal year ended December 31, 2012, the Company recorded increased revenues of $3.3 million.

Operating expenses of $2.5 million included $1.4 million of turnkey drilling costs, $716 thousand of G&A expenses, $224 thousand of marketing costs, $128 thousand of abandonment and dry hole costs and $76 thousand of lease operating expenses and production taxes. This resulted in EBITDA of $791 thousand, or 23.9% of revenues.

For the trailing twelve months (TTM) ending June 30, 2013 revenue decreased to $2.4 million.

Operating expense of $2.0 million included $991 thousand of turnkey drilling costs, $782 thousand of G&A expenses, $153 thousand of abandonment and dry hole costs, $28 thousand of marketing costs and $25 thousand of lease operating expenses and production taxes. This resulted in EBITDA of $407 thousand, or 17.1% of revenue.

Historical revenues, gross profit margins, EBITDA margins and net income margins from 2008 through the TTM ending June 30, 2013, are illustrated in the following chart.

EX E-15

HISTORICAL BALANCE SHEETS

On December 31, 2010, the Company held total assets of $632 thousand, which included $492 thousand of cash and equivalents, $20 thousand of net accounts receivable $6 thousand of prepaid expenses and $115 thousand of oil and gas properties. Total liabilities of $272 thousand consisted of accounts payable of $172 thousand and a note payable to minority shareholders for $100 thousand.

Total assets increased to $2.2 million by December 31, 2011. The Company held $1.3 million of cash and equivalents, $504 thousand of prepaid expenses and $14 thousand of net accounts receivable. The Company held $156 thousand of oil and gas properties and $284 thousand of other assets. Total liabilities of $1.6 million consisted of $1.2 million in turnkey partnership obligations, $240 thousand in accounts payable and notes payable to minority shareholders of $100 thousand.

The Company’s total assets increased to $3.2 million as of December 31, 2012. Total assets consisted of $2.1 million in cash and equivalents, $117 thousand in prepaid expenses and $165 thousand in net accounts receivable. The Company also held $340 thousand of oil and gas properties, $20 thousand of net fixed assets and other assets of $466 thousand of other assets. Total liabilities of $1.4 million consisted of $669 thousand of accounts payable, $583 thousand in turnkey partnership obligations, notes payable to minority shareholders of $100 thousand and federal income taxes payable of $33 thousand.

Total assets for the TTM ending June 30, 2013 were little changed from December 31, 2012, at $3.2 million. Current assets consisted of $1.4 million in cash, $583 thousand of accounts receivable and $479 thousand of prepaid expenses. The Company also held $407 thousand of oil and gas properties, $16 thousand of net fixed assets and $353 thousand of other assets. Total liabilities of $1.4 million consisted of $1.2 in turnkey partnership obligations, $134 thousand of accounts payable and notes payable to minority shareholders of $100 thousand.

EX E-16

The following chart illustrates BYCX’s total assets, liabilities and equity from 2008 through the TTM ending June 30, 2013.

FINANCIAL STATEMENT ADJUSTMENTS

One adjustment was made to the Company’s historical balance sheets for the years ending December 31, 2011, December 31, 2012, and the TTM ending June 30, 2013.

Investments held for sale were reduced by 50% in all years based on discussions with Company management. The full value of the asset as stated on the balance sheet is not expected to be recoverable (the asset has not been impaired). The result of this was a reduction of $95 thousand in total assets for all periods affected.

The adjustments to the Company’s balance sheet are presented in Schedule D.1.

EX E-17

ECONOMIC AND INDUSTRY OVERVIEW

OVERVIEW OF THE U.S. ECONOMY

According to the second estimate released by the Bureau of Economic Analysis (BEA), the U.S. economy expanded in the second quarter of 2013, with real gross domestic product (GDP) increasing at an annual rate of 2.5%.2 In the first quarter of 2013, real GDP increased by 1.1%. The major positive contributors to the increase in real GDP in the second quarter were personal consumption expenditures, exports, non-residential fixed investment, private inventory investment, and residential fixed investment. The increase in real GDP was partly offset by a negative contribution from federal government spending.

Projections made by forecasters surveyed by the Federal Reserve Bank of Philadelphia mostly decreased from the second quarter of 2013.3 The forecasters projected a 2.2% annual growth rate for the third quarter, down from the previous estimate of 2.3%. They expected the economy to expand 1.5% in 2013, 2.6% in 2014, 2.9% in 2015, and 2.5% in 2016.

Employment

Nonfarm payroll employment, according to the Bureau of Labor Statistics (BLS), rose by 169,000 in August 2013.4 The unemployment rate in August 2013 was 7.3%, compared to 8.1% a year earlier. The BLS reported job gains in retail trade and healthcare but a decline in information.

Forecasters surveyed by the Federal Reserve Bank of Philadelphia predicted that unemployment would trend towards 7.4% by the third quarter of 2013 and expected an average unemployment rate of 7.5% for 2013.5

Inflation

According to the BLS, inflation, as measured by changes in the Consumer Price Index for All Urban Consumers (CPI-U), increased 0.1% in August 2013 on a seasonally adjusted basis.6 Over the previous 12 months, the index increased 1.5% before seasonal adjustment. The food index increased 0.1% in August after increasing 0.1% in July. The energy index decreased 0.3% in August after increasing 0.2% in July. The index for all items less food and energy has increased 1.8% over the previous twelve months.

_______________________

2    U.S. Department of Commerce, Bureau of Economic Analysis, Gross Domestic Product: Second Quarter 2013 (third estimate) and Corporate Profits: Second Quarter 2013 (revised estimate), September 26, 2013

3    Federal Reserve Bank of Philadelphia, Third Quarter 2013 Survey of Professional Forecasters, August 16, 2013

4    United States Department of Labor, Bureau of Labor Statistics, The Employment Situation: August 2013, September 6, 2013

5    Federal Reserve Bank of Philadelphia, Third Quarter 2013 Survey of Professional Forecasters, August 16, 2013

6    United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index: August 2013, September 17, 2013

EX E-18

According to forecasters surveyed by the Federal Reserve Bank of Philadelphia, inflation is expected to average 2.2% annually from 2013 to 2022.7 In the short term, economists expect a core inflation rate of 1.9% during the third quarter of 2013.

Interest Rates

The interest rate on the three-month Treasury bill decreased from 0.08% as of January 2, 2013 to 0.02% as of September 30, 2013.8 Long-term interest rates have started to increase after decreases in 2011 and 2012. The interest rate on the ten-year Treasury note increased from 1.86% as of January 2, 2013 to 2.64% as of September 30, 2013.9

For the three-month Treasury bill, forecasters surveyed by the Federal Reserve Bank of Philadelphia expected an interest rate of 0.1% in 2014 and 0.4% in 2015.10 For the ten-year Treasury note, the same survey found an expected interest rate of 2.9% in 2014 and 3.3% in 2015.

As of September 30, 2013, the prime rate was 3.25% and the yield on Moody’s Aaa-rated corporate bonds and Baa-rated corporate bonds was 4.56% and 5.39%, respectively.11

_______________________

7    Federal Reserve Bank of Philadelphia, Third Quarter 2013 Survey of Professional Forecasters, August 16, 2013

8    Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DTB3, 3-Month Treasury Bill: Secondary Market Rate, last accessed October 18, 2013

9    Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DGS10, 10-Year Treasury Constant Maturity Rate, last accessed October 18, 2013

10    Federal Reserve Bank of Philadelphia, Third Quarter 2013 Survey of Professional Forecasters, August 16, 2013

11    Federal Reserve Board, Federal Reserve Statistical Release, Selected Interest Rates H.15, last accessed September 10, 2013

EX E-19

Corporate Profits

According to the BEA, profits from current production (corporate profits with inventory valuation and capital consumption adjustments) increased $66.8 billion in the second quarter of 2013, in contrast to a decrease of $26.6 billion in the first quarter of 2013.12

Net cash flow with investment valuation adjustment, which represents funds available for possible investments, decreased $205.3 billion in the second quarter of 2013, compared to an increase of $140.7 billion in the first quarter of 2013.

Stock Markets

The S&P 500 on January 2, 2013 opened at 1,426.19. The broad market index closed higher at 1,681.55 on September 30, 2013. The NASDAQ Composite index on January 2, 2013 opened at 3,091.33 and closed higher at 3,771.48 on September 30, 2013.

Consumer Confidence

The Conference Board reported that the Consumer Confidence Index decreased in September 2013 to a level of 79.7, down from 81.8 in August.13 The index is based on a survey of consumer perceptions of present economic conditions and expectations of future conditions. The survey is based on a representative sample of 5,000 U.S. households and is considered a leading indicator of future consumer expenditures and economic activity.

_______________________

12 U.S. Department of Commerce, Bureau of Economic Analysis, Gross Domestic Product: Second Quarter 2013 (third estimate) and Corporate Profits: Second Quarter 2013 (revised estimate), September 26, 2013

13 The Conference Board, Consumer Confidence Index, September 24, 2013

EX E-20

OVERVIEW OF THE OIL DRILLING AND GAS EXTRACTION INDUSTRY

According to IBISWorld Industry Reports,14 establishments in this industry operate and develop oil and gas field properties.

Primary Activities in the Industry

•	Extracting crude petroleum and natural gas

•	Extracting natural gas liquid

•	Exploring for crude petroleum and natural gas

•	Drilling, completing and equipping wells

•	Operating separators, emulsion breakers, desilting equipment and field gathering lines for crude petroleum

Major Products and Services in the Industry

•	Crude oil

•	Natural gas

Executive Summary

Crude oil prices have risen as the global economy continues to recover from the recession of 2008-2009, and demand from emerging economies continues to grow. Regional tensions have also contributed to the increase in prices resulting from speculation that the oil supply from large exporters may be at risk. Industry revenue is expected to grow by 0.2% in 2013.

The natural gas segment holds potential for additional growth. Much of this potential is supported by increased demand from electricity producers, as natural gas has increasingly replaced other electricity generation fuels. Natural gas prices are not closely tied to crude oil prices and have not seen the same increases due to an increase in domestic supply.

Oil and gas prices are expected to increase at annualized rates of 2.9% and 3.3%, respectively, fueled by continued global economic growth in both developed and emerging markets. Substantial merger and acquisition activity is also expected in the industry over the next five years as producers seek to expand operations. IBIS World predicts an annualized revenue growth rate of 2.2% over the next five years to total $355.8 billion in 2018.

_______________________

14 IBIS World Industry Report 21111 Oil Drilling and Gas Extraction in the US, October 2013

EX E-21

Key External Drivers

World prices for crude oil and natural gas are the primary drivers for the industry. World prices are largely functions of supply and demand, and have a history of exhibiting high volatility. As such, world production levels also have a significant impact on prices.

Increased industry regulation will continue to impact the industry. Concerns regarding hydraulic fracturing techniques as well as environmental concerns indicate that regulation will continue to increase in 2013 and beyond.

International economic indicators such as the trade-weighted index (TWI)15 and GDP growth in China will also influence industry performance. Increased domestic production and growing demand from economies such as China will likely lead to an increase in exports for the U.S.

The historical prices and U.S. production levels of crude oil are depicted in the following graphs.

_______________________

15 The trade-weighted index (TWI) represents the value of the U.S. Dollar relative to foreign currencies. A lower TWI indicates that U.S. goods are cheaper on the global market.

EX E-22

Current Performance

The industry was hit hard by the recession, but has emerged strongly. Despite revenue not yet reaching pre-recession levels, regional tensions and increased demand from emerging markets is placing upward pressure on global prices. Although an increased supply of natural gas lowered prices and worsened margins, new exploration and production continue at a steady pace.

Fluctuations in oil and gas prices as well as production levels are crucial determinants of industry performance. Global prices are functions of supply and demand, which is principally driven by overall levels of economic activity. Increased economic activity in turn increases demand for oil and natural gas.

Given the capital-intensive nature of the industry, decreases in world prices can severely limit new exploration and production activities.

Trade and Exports

The United States has placed increased emphasis on the importance of energy self- sufficiency over the past five years. As a result, U.S. energy exports have risen to an expected annualized rate of 13.2% to $17.1 billion by the end of 2013. Since the markets for oil and natural gas are global, economic activity and regional tensions will continue to lead to high volatility in global prices.

EX E-23

Products and Services

The two primary products for this industry are crude oil and natural gas. Crude oil is expected to comprise approximately 58.4% of industry revenue in 2013; and increase from 49% in 2008. Natural gas comprises the remaining 41.6% of industry revenue.

Demand Determinants

The demand for oil and gas is largely dependent on consumer demand for other goods and services that incorporate the use of crude oil or natural gas. For example, the demand for downstream products from energy generation, transport, industrial goods and even consumer products all have an effect on demand for crude oil and natural gas. Foremost among these products is transport (especially by road and air), which accounts for the great bulk of petroleum product demand. Accordingly, the most significant products made from crude oil are petroleum and automotive distillate (or diesel). Other products include jet fuel, liquefied petroleum gas (LPG), fuel oil, petroleum coke and asphalt.

Domestic demand for natural gas is less closely linked to economic performance; it also reflects the availability of gas to end users. Within particular areas, gas usage tends to rise rapidly when supply infrastructure becomes available. It then settles to a more moderate rate of expansion. An important use for gas is heating and, as a result, demand peaks during the colder months of the year.

Major Markets

The largest market by far is the Petroleum Refining industry, where more than 99% of the crude oil produced in the U.S. is converted into petroleum products. The oil and gas industry is highly integrated, and fully integrated companies operate in all phases of oil and gas production, including drilling, transporting, refining and marketing petroleum and gas products.

EX E-24

The overwhelming importance of the Petroleum Refining industry as a market for crude oil means that its market share closely follows the oil product share. Higher oil prices in the past few years, even after the sharp drop in 2009, boosted the oil product share and the overall market share of the Petroleum Refining industry. However, the recent natural gas boom has taken this segment away from its peak share of 65.0% of revenue, dropping it to an expected 59.3% in 2013.

The next largest segment in the industry is natural gas distribution, with 18.6% of industry revenue. Other segments are Utilities (11.1%), Industrial users (9.3%) and oil and gas exports (1.7%).

The Company also invests in mortgage notes and real estate contracts. However, this component of the Company’s business utilizes only a small portion of the Company’s resources, and is carried out through investments in other funds and entities. We did not include a discussion of the real estate industry since it was not a primary component of BYCX’s operations.

EX E-25

VALUATION METHODOLOGY

There are three conceptually distinct methodologies that can be applied to estimate indications of value of a business or asset: (a) the income approach, (b) the market approach and (c) the cost approach.

VALUATION APPROACHES

Income Approach

The income approach quantifies the present value of anticipated future income generated by a business or an asset. Forecasts of future income require analyses of variables that influence income, such as revenues, expenses and taxes. One form of the income approach, the discounted cash flow (DCF) analysis, defines future economic income as net cash flow and takes into account not only the profit-generating abilities of a business but also the investment in capital equipment and working capital required to sustain the projected net cash flow. The forecasted net cash flow is then discounted to present value using an appropriate rate of return or discount rate. The income approach is unique in its ability to account for the specific contribution to the overall value of various factors of production.

Market Approach

The market approach considers the implied pricing in third-party transactions of comparable businesses or assets. Transactions are analyzed in order to identify pricing patterns or trends that can be used to infer value on the subject business or asset. Adjustments are made to the transaction data to account for relative differences between the subject and the comparable transactions. The primary strength of the market approach is that it offers relatively objective pricing evidence from the market at large and, aside from certain adjustments to the transaction data, requires few assumptions to be made. The market approach is most applicable to highly homogeneous assets or businesses for which a ready market exists.

Cost Approach

The cost approach considers replacement cost as the primary indicator of value. The cost approach is based on the reasoning that a prudent investor would not pay more for the subject business or an asset than the cost to the investor to replace or re-create it. Historical cost data is often used to indicate the current cost of replacement or re-creation, with certain adjustments made for physical deterioration or obsolescence. Like the market approach, the cost approach makes fewer assumptions than the income approach, but the primary limitation inherent in the cost approach is its inability to capture the value of many categories of intangible assets.

EX E-26

VALUATION METHODS

The following are common valuation methods used under the three approaches:

A. Income Approach

1. Discounted Cash Flow Method (multi-period model)

2. Direct Capitalization Method (single-period model)

3. Excess Earnings Method

B. Market Approach

1. Guideline Public Company Method

2. Merger and Acquisition Method

C. Cost Approach

1. Reproduction Cost

2. Replacement Cost

3. Discrete Appraisal

4. Adjusted Book Value Method

SUMMARY OF THE VALUATION APPROACHES AND METHODS

In our valuation of the Company, we considered all three approaches to value. Under the income approach, we utilized the discounted cash flow (DCF) method, based on projections developed from discussions with Company management.

Since BYCX was a publicly traded company as of the Valuation Date, we performed an analysis under the market approach using existing market data for BYCX.

We also considered the adjusted net book value under the cost approach. Although BYCX is operating as a going concern, we believed an estimation of value under the cost approach would be useful to determine a lower limit (or “floor”) value for the common shares of BYCX.

DISCOUNT FOR LACK OF CONTROL

In order to achieve a minority, marketable total equity value, it was necessary to apply a discount for lack of control (“DLOC”) to the controlling interest value determined by the discounted cash flow method.

In conventional valuation practice, there are three basic “levels of value”:

1.    Controlling interest value

2.    Marketable, minority interest value

3.    Non-marketable, minority interest value

EX E-27

The levels of value are summarized in the following chart.16

The controlling interest value generally represents the value of an entire business. This value encompasses the rights, risks and rewards of having controlling power in a business. The controlling interest value is the highest level of value on the chart. Nevertheless, it should be understood that there could be differing degrees of control.

For example, in the United States, an ownership position in a company in excess of 50% may render many of the powers of control for that company. However, state laws may require a two-thirds vote to carry certain matters in a shareholder vote. In such circumstances, a 51% interest may be worth less than an interest exceeding two-thirds of the voting interests. Furthermore, an ownership position of 80% or more will allow a holding company to file consolidated corporate tax returns with a subsidiary, so there could be incremental value attributable to such a position.

Valuation professionals use certain valuation adjustments to move between the indicated levels of value and to develop indications of value at the appropriate level. No premium or discount has any meaning unless the base from which it is taken or to which it is applied is specified. The control premium is applied to indications of value at the marketable minority interest level of value.

We relied on transaction data found within the Mergerstat database to estimate a reasonable control premium applicable to the Company. We performed a search for transactions of target companies within industry SIC codes 1311, 1381 and 1382.

_______________________

16 Christopher Z. Mercer, A Brief Review of Control Premiums and Minority Interest Discounts, The Journal of Business Valuation: Proceedings of the Twelfth Biennia Valuation Conference of the Canadian Institute of Chartered Business Valuators held in Toronto, Canada, June 6-7, 1996, pp. 365-387.

EX E-28

Industry SIC code 1311 refers to establishments primarily engaged in operating oil and gas field properties. Industry SIC code 1381 refers to establishment primarily engaged in drilling wells for oil and gas field operations for others on a contract or fee basis. Industry SIC code 1382 refers to establishments primarily engaged in performing geophysical, geological and other exploration services for oil and gas on a contract or fee basis.

The indicated mean and median control premium from selected transactions of targets with industry SIC codes 1311, 1381 and 1382 were 27.3% and 28.3%, respectively. Upon review of this data, a control premium of 25.0% was determined as appropriate for the Company. A control premium may be used to calculate the implied discount for lack of control, which for this analysis was approximately 20.0% (rounded).17 The discount for lack of control analysis is presented in Schedule E.1.

DISCOUNT FOR LACK OF MARKETABILITY

The International Glossary of Business Valuation Terms defines discount for lack of marketability (“DLOM”) as an amount or percentage deducted from the value of an ownership interest to reflect the relative absence of marketability. Marketability, on the other hand, refers to the ability to convert the business ownership interest to cash.

Discounts for lack of marketability are used based on the premise that an asset or interest in an entity without a readily available market would sell for less to a hypothetical buyer than an identical asset or interest that was readily marketable. Several factors are widely recognized to affect marketability, such as distributions or dividends, investment performance, required or expected holding period to complete a sale, and management performance, among others.

There are several studies that attempt to measure discounts for lack of marketability and a review of these studies is helpful in assessing a reasonable marketability discount for the Company. The mean and median discounts from the restricted stock studies ranged from 9% to 45% with most of the data falling into a range of 30% to 35%. The findings of the restricted stock studies, as well as additional private placement studies by Hertzel and Smith, suggest discounts can vary greatly depending on size, profitability and other company or security specific factors.18

When determining the discount for lack of marketability, we considered factors that included financial statement analysis, distribution policy, history and outlook, management, amount of control in the transferred interests, and restrictions on transferability. A review of the studies is shown in the following table.

_______________________

17 Discount for lack of control = control premium / (1 + control premium)

18 Hertzel, Michael & Smith, Richard L., Market Discounts and Shareholder Gains for Placing Private Equity, Volume 48, Issue 2, The Journal of Finance, pp. 459-485 (June 1993).

EX E-29

In addition to reviewing the studies shown in the table above, we also considered the following two methodologies to arrive at an appropriate DLOM:

•	Black-Scholes Model: This method calculates the cost of hypothetically purchasing an at-the-money put option on the Company’s equity. The purchase of the put option eliminates the risk of the value of the underlying asset decreasing below current market value for the option holder. Therefore, the price of the hypothetical put option is the implied price of hedging the price risk associated with a lack of marketability as of a specific point in time.

•	Finnerty Average-Strike Model: This method follows the same logic and requires the same inputs as the Black-Scholes Model that the price of a hypothetical put option can be considered the price of hedging the price risk of an asset associated with a lack of marketability. The Finnerty method, however, utilizes the value of an “average-strike” (or “Asian”) put option. An average-strike put gives the holder the right to sell the underlying asset at the average price of the underlying during the life of the option. This implies that investors have no extraordinary market timing abilities, and that the DLOM is the opportunity cost of the loss of average trading profits, rather than the maximum.

EX E-30

Based on a review of the Company’s historical volatility and trading volume, we estimate that it would take a minority interest holder between three months and one year to liquidate his or her shares. We then calculated an implied DLOM using the Black-Scholes and Finnerty Average-Strike models of 11.0% and 12.0%, respectively, as shown in Schedule F.1. The amount of the DLOM is slightly lower than the discount of the Columbia 1-year study, which indicated a DLOM of 13.0%. Ultimately, a DLOM of 12.0% was selected to reflect the fact that a public market for BYCX shares exists, despite being thinly traded.

EX E-31

VALUATION ANALYSIS

The income approach was utilized to arrive at a conclusion of value for the Company’s business enterprise value (BEV) and stockholders’ equity. The income approach directly measures the value of the Company by estimating the expected cash flows derived from the business.

The market approach provides an indication of value by observing the market value of comparable companies and transactions based on various pricing measures. We conducted an analysis under the market approach using existing market data for BYCX shares.

The cost approach was considered to determine a lower limit of value for the common shares of BYCX.

INCOME APPROACH ANALYSIS

We developed a discounted cash flow model to arrive at a conclusion of value for the Company’s BEV and equity as of the Valuation Date. The DCF method first projects the cash flow the business is expected to produce in the future, over a discrete period of time. Then, each discrete cash flow is discounted to a present value at a rate that reflects the risk of receiving that amount at the time anticipated in the projection. To better reflect these projections, items such as revenue, operating costs, capital expenses and working capital were forecasted. These projections were used to determine the net cash flow generated by the business, which was then discounted to the present value, using an appropriate risk- adjusted discount rate.

Revenue Projections

Revenue projections utilized in our analysis were derived from discussions with Company management. Revenue for 2014 was projected to decrease approximately 7.3% to $2.2 million. Revenues for 2015-2018 were forecast to grow at 2.5% annually. A revenue growth rate of 2.5% was also utilized in the residual period.

Expense Projections and Profitability

Expense projections were based on the trailing twelve month period ending June 30, 2013 and discussions with Company management. We estimated a constant gross margin of 50% of revenues. This was consistent with the Company’s gross margin in the trailing twelve months ending June 30, 2013.

The Company's EBITDA margin was projected to remain at 17%. The Company’s EBIT and net income margins were forecast at 13% and 11.3%, respectively.

The Company's projected expenses and profitability are presented in Schedule B.1.

EX E-32

Projected Working Capital

Working capital requirements were based on working capital balances as of the trailing twelve months ending June 30, 2013 as a percentage of revenue. Working capital was projected at a constant 47% from 2014 through the residual period.

Discount Rate

The discount rate applied to the net cash flows is the weighted average cost of capital (WACC). The cost of capital is derived from the capital asset pricing model (CAPM).19

Weighted Average Cost of Capital

In order to calculate the WACC for the Company, we relied upon a set of publicly traded guideline companies that derive the majority of their income through oil and gas exploration, production and marketing activities. Two components of the WACC calculation are the firm’s cost of equity capital and the firm’s cost of debt.

A firm’s cost of equity capital, Ke, is the expected, or required, rate of return on the firm’s common stock. The components of CAPM used to determine Ke are as follows:

•	The risk-free rate of return, Rf, defined as the 20-year U.S. Treasury bond rate as of the Valuation Date.

•	The market risk premium, designated as [Rm - Rf] in the CAPM equation.

•	The security’s beta coefficient, β, used as an index of the security’s systematic risk.

•	The security’s small stock risk premium, a (if any).

•	The security’s unsystematic risk premium, USRP (if any) The required rate of return on the security is as follows:

Ke    =    Rf + β [Rm - Rf] + a + USRP

In determining a risk-free rate, we utilized the 20-year U.S. Treasury bond rate, which reflects a minimal level of risk. The risk premium is designated as [Rm - Rf] in the CAPM equation, with Rm representing the expected return on the market portfolio. We used the market risk premium data published in Stocks, Bonds, Bills and Inflation by Morningstar. Based on this information, we concluded that the market risk premium equaled 6.7% as of the Valuation Date. This figure represents the average annualized total return on equity investments, defined as the S&P 500, in excess of the average annualized bond yield (income) return on long-term government bonds since 1926.

_______________________

19 The capital asset pricing model was originally developed in an article by Nobel Prize-winning economist William F. Sharpe, Capital Asset Prices: A Theory of Market Equilibrium under Conditions of Risk, Journal of Finance (1964). Subsequent academic works further developed the concept.

EX E-33

Beta

Practical application of the cost of capital relies upon the ability to identify publicly traded companies that have similar risk characteristics as a subject company, in order to derive meaningful measures of the company’s beta and a normal capital structure. The beta coefficient is a measure of how a company’s stock return moves relative to overall returns of the market.

Systematic risk is associated with economic factors that threaten all businesses. Beta is determined by studying the correlation between the return of a security and the return of the market. A security with a beta of 1.0 tends to move up or down in direct correlation with the market. Securities with a beta greater than 1.0 tend to rise and fall by a greater percentage than the market. A beta of less than 1.0 suggests the security is less sensitive to changes in the market.

Small Stock/Unsystematic Risk Premia

An increased risk premium is appropriate when a company has a small capitalization compared to the companies in the public market. Market evidence shows that smaller companies, on average, earn rates of return in excess of returns predicted by CAPM.20 A common practice is to incorporate this evidence by adding a small stock premium to the cost of capital formula when valuing companies that are comparatively small. We determined a “size premium” using the methodology developed by Ibbotson Associates. In the early 1970s, Roger G. Ibbotson, Ph.D., researched and assembled the annual returns for several asset classes dating back to 1926. This research allowed for the analysis of risk and return characteristics of different asset classes. Ibbotson Associates is a leading authority in market expectations, cost of capital and international investment. It was acquired by Morningstar in 2008.

Based on our review of Company-specific factors, we applied a small stock premium of 6.0% to the Company. In addition, we felt it was appropriate to apply a 3.0% unsystematic risk premium to account for BYCX’s reliance on a limited number of brokers and lack of regional reserve diversity. We calculated a relevered beta based on information from selected publicly traded comparable companies and a selected debt-to-capital ratio as of the Valuation Date. The comparable companies were selected based on our own research. Based on the estimates of the parameters in the CAPM equation, the cost of equity for the Company was determined as:

3.5% + (1.08 * 6.7%) + 6.0% + 3.0% = 19.7%

_______________________

20 A sample of academic research articles includes: Rolf Banz, The Relationship between Return and Market Value of Common Stocks, Vol. 9, Journal of Financial Economics, pp. 3-18 (March 1981); Eugene Fama & Kenneth French, The Cross Section of Expected Stock Returns, Journal of Finance(June 1992); Kent Daniel & Sherman Titman, Evidence on the Characteristics of Cross Sectional Variations in Stock Returns, Journal of Finance (March1 997).

EX E-34

The WACC calculation is a function of the cost of capital components and the capital structure of the operating entity and its industry. The formula used for the calculation of the WACC is presented below:

Ko    =    We * Ke + Wd * Kd * (1-Tm)

where

Ko    =    the weighted average cost of capital

We   =    the proportion of equity in the capital structure

Ke    =    the cost of equity

Wd   =    the proportion of debt in the capital structure

Kd    =    the pretax cost of debt

Tm   =    the estimated effective tax rate for the Company

Using the cost of equity previously calculated and estimates for the capital structure, cost of debt, and effective tax rate, the weighted average cost of capital (rounded) was determined as:

(0.76 * 19.7%) + (0.24 * 5.3% (1-35.0%)) = 16.0% (rounded)

Therefore, 16.0% is the estimated weighted average cost of capital for the Company. The weighted average cost of capital calculation is presented in Schedule B.3.

Conclusion – Income Approach

Based on the forecasts and methodologies presented in this analysis, it is our opinion that the Company’s enterprise value, as of the Valuation Date, can be reasonably stated as approximately $2.16 million. BYCX has $100 thousand of debt, resulting in an equity value, on a marketable, controlling interest basis, of approximately $2.06 million, or $2.08 per share as of the Valuation Date.

We then applied a combined DLOC and DLOM of 29.6% to reach an equity value of $1.45 million, or $1.46 per share on a non-marketable, minority interest basis.

The income approach conclusion is presented in Schedule B.2.

EX E-35

MARKET APPROACH ANALYSIS

The market approach analysis includes an examination of guideline or comparable companies and pricing measures and industry transactions observable in the public and private markets. However, given the Company’s size, multiple lines of business and numerous minority interests, no suitable guideline companies or transactions were found.

Although no suitable guideline companies or transactions were located, BYCX was publicly traded, although thinly traded, as of the Valuation Date. Therefore, historical trading data and market prices as of the Valuation Date were considered in our analysis under the market approach.

BYCX Trading History

We analyzed the trading history of BYCX common shares from January 1, 2010, through the Valuation Date. We concluded that BYCX was a thinly traded stock that experienced a highly volatile period between April 11, 2013, and May 10, 2013. According to discussions with Company management, this spike in volatility was possibly the result of investors covering short positions. As such, we adjusted BYCX’s trading volume to remove the impact of this abnormal period (“Normalized Trading Volume”).

Actual trading volume from January 1, 2013 through the Valuation Date was only 14.4% of the shares outstanding. Normalized Trading Volume was only 12.6% of shares outstanding.

BYCX also executed a 100:1 reverse-split in July 2012. We have adjusted both trading volumes and shares outstanding for all prior periods (“Adjusted Trading Volume” and “Adjusted Shares Outstanding”) to reflect the reverse-split.

The Adjust Trading Volume for BYCX common shares was 0.02% of the Adjusted Shares Outstanding on an annualized basis in 2010, 0.03% in 2011 and 0.20% in 2012. The following table illustrates trading volumes and weighted average prices from January 1, 2010, through the Valuation Date.

[1] All prices and volumes are adjusted to reflect the 100:1 reverse-split in July, 2012.

[2] Normalized prices and volumes were based on removal of trading data for the highly volatile month between April 11, 2013 and May 10, 2013.

EX E-36

Conclusion – Market Approach

We considered both the market price of one share of BYCX common stock as of the Valuation Date as well as the weighted average 2013 year-to-date stock price (“Weighted Average Value”) for our indication of value under the market approach. The price for one share of BYCX common stock as of market close on August 30, 2013 was $1.49 per share.

We computed the Weighted Average Price by calculating the weighted average share price from January 1, 2013 through the Valuation Date, weighted by Normalized Volume. Our concluded Weighted Average Value was $1.41 per share.

Our market approach analysis is presented in Schedule C.1.

COST APPROACH ANALYSIS

We considered the adjusted book value of equity method under the cost approach. While generally not employed for the valuation of a going concern, an analysis under the cost approach would provide an indication of the minimum value of BYCX.

Adjusted Book Value of Equity Method

The adjusted book value method is based on the financial accounting concept that owners’ equity is determined by subtracting the book value of the Company’s liabilities from the book value of its assets. This method assumes that when using generally accepted accounting principles, the assets and liabilities are recorded correctly. However, based on our review of trading history, the assets were deemed to be impaired (at a market value less than their book value).

The market recognizes that the fair market value of the equity of a business should be stated net of any costs required to liquidate the assets. A willing buyer in an FMV transaction would not be expected to pay full book value for an asset, even if it were not impaired, without considering the necessary costs to complete the transaction. Therefore, a discount to the full value of the net book value of the assets is appropriate.[1]

Since the cost approach was used to value a security interest, rather than a direct interest in the underlying assets, a seller would incur costs in order to liquidate the underlying assets. Although the firm is left with cash that can be distributed to shareholders, that cash will be net of costs.  Also, the cost approach in our analysis was used to establish a reasonable “floor estimate”.

__________________

[1] Shannon Pratt’s “Valuing a Business” (5th edition) recognizes that marketability and liquidity are interchangeable with respect to the ownership characteristics of operating assets.

EX E-37

Conclusion – Cost Approach

Through our discussions with Company management, we determined it was necessary to adjust one item on the BYCX balance sheet to more accurately reflect its fair value. BYCX’s “Investments held for sale” was adjusted downward by 50%, from $190 thousand to $95 thousand. This was done since Company management believes that the book value of the investments were not likely to be recoverable.

The adjusted book value of equity, on a marketable basis, was $1.7 million. However, given that the assets in use were impaired, when compared with the market value of equity observed during our historical review, we considered a liquidation value to be relevant in determining the floor value for the equity.

In order to liquidate the assets of a company such as BYCX, there are significant costs to be borne either by the seller, or reflected in the offer of a buyer. Also, many times the assets are sold on a piecemeal basis which incurs costs. Examples of these charges and costs include:

•	Broker fees
•	Dismantling expenses
•	Factoring charges
•	Auctioneering fees
•	Timing delays (which increase risk and incur capital charges)
•	Discounts incurred to sell assets of the investment in the unconsolidated affiliate company
•	Plugging and abandonment operations, if required
•	Site remediation, if required.

Based on our experience, we have observed similar discounts for the factors listed above in the range of 15% - 25% to arrive at an orderly liquidation value. This approach is consistent with the market’s impairment of the asset values shown on the financial statements based on a review of trading data.

We applied a point estimate of 20.0% to arrive at the adjusted book value of equity on a non-marketable basis. This value was then divided by the number of common shares outstanding as of the Valuation Date to arrive at our conclusion of value under the cost approach.

The indicated value of one share of BYCX common stock on a non-marketable basis as of the Valuation Date under the cost approach is $1.38. Our calculations for the cost approach are presented in Schedule D.1.

EX E-38

CONCLUSION

RECONCILIATION OF VALUATION METHODS

The value indication using the income approach reflects the Company’s expected future operating performance, as well as economic and industry expectations. The indication of value using this approach is $1.45 million, or $1.46 on a non-marketable, minority interest basis.

The value indication using the market approach yields an equity value of $1.41 per share on a non-marketable, minority interest basis. This value was derived from the normalized YTD weighted average stock price. The actual stock price as of the Valuation Date was $1.49 per share.

The value indication using the cost approach was obtained using the adjusted book value of equity method. This reflects the market value of the Company’s net assets. The value using this method was $1.38 per share, and should be considered a lower limit on the Company’s equity value.

FAIR MARKET VALUE CONCLUSION

Based on the procedures outlined herein and the corresponding analysis, it is our opinion that the fair market value range of one share of the Company’s common stock, on a non- marketable, minority interest basis, as of the Valuation Date, was $1.41-$1.46 share as presented in the following table and in Schedule G.1.

EX E-39

We are independent of Bayou City Exploration, Inc., and have no current or prospective economic interest in the assets that are the subject of this analysis. Our fee for these valuation services was in no way influenced by the results of our analysis. The Assumptions and Limiting Conditions and the Appraisal Certification are important components of this valuation report.

EX E-40

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

This valuation by ValueScope, Inc. is subject to and governed by the following Assumptions and Limiting Conditions and other terms, assumptions and conditions contained in the engagement letter.

LIMITATION ON DISTRIBUTION AND USE

The report, the final estimate of value, and the prospective financial analyses included therein are intended solely for the information of the person or persons to whom they are addressed and solely for the purposes stated; they should not be relied upon for any other purpose, and no party other than the Company may rely on them for any purpose whatsoever. Neither the valuation report, its contents, any reference to the appraiser nor ValueScope, Inc. may be referred to or quoted in any registration statement, prospectus, offering memorandum, sales brochure, other appraisal, loan or other agreement or document given to third parties without our prior written consent. In addition, except as set forth in the report, our analysis and report are not intended for general circulation or publication, nor are they to be reproduced or distributed to third parties without our prior written consent; provided, however, that if ValueScope, Inc. fails to inform the Company whether ValueScope, Inc. will provide such consent within five (5) business days after receiving the Company's request thereof, then ValueScope, Inc.’s consent shall be deemed conclusively to have been provided without any further action by the Company or ValueScope, Inc.

As required by new U.S. Treasury rules, we inform you that, unless expressly stated otherwise, any U.S. federal tax advice contained in this report, including attachments, is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any penalties that may be imposed by the Internal Revenue Service.

NOT A FAIRNESS OPINION

Neither our opinion nor our report are to be construed as an opinion of the fairness of an actual or proposed transaction, a solvency opinion, or an investment recommendation, but, instead, are the expression of our determination of the fair value between a hypothetical willing buyer and a hypothetical willing seller in an assumed transaction on an assumed valuation date where both the buyer and the seller have reasonable knowledge of the relevant facts.

OPERATIONAL ASSUMPTIONS

Unless stated otherwise, our analysis (i) assumes that, as of the valuation date, the Company and its assets will continue to operate as configured as a going concern, (ii) is based on the past, present and future projected financial condition of the Company and its assets as of the valuation date, and (iii) assumes that the Company has no undisclosed real or contingent assets or liabilities, other than in the ordinary course of business, that would have a material effect on our analysis.

EX E-41

COMPETENT MANAGEMENT ASSUMED

It should be specifically noted that the valuation assumes the property will be competently managed and maintained over the expected period of ownership. This appraisal engagement does not entail an evaluation of Management’s effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.

NO OBLIGATION TO PROVIDE SERVICES AFTER COMPLETION

Valuation assignments are accepted with the understanding that there is no obligation to furnish services after completion of this engagement. If the need for subsequent services related to a valuation assignment (e.g., including testimony, preparation for testimony, other activity compelled by legal process, updates, conferences, reprint or copy services, document production or interrogatory response preparation, whether by request of the Company or by subpoena or other legal process initiated by a party other than the Company) is requested, special arrangements for such services acceptable to ValueScope, Inc. must be made in advance. ValueScope, Inc. reserves the right to make adjustments to the analysis, opinion and conclusion set forth in the report as we deem reasonably necessary based upon consideration of additional or more reliable data that may become available.

NO OPINION IS RENDERED AS TO LEGAL FEE OR PROPERTY TITLE

No opinion is rendered as to legal fee or property title. No opinion is intended in matters that require legal, engineering or other professional advice that has been or will be obtained from professional sources.

LIENS AND ENCUMBRANCES

We will give no consideration to liens or encumbrances except as specifically stated. We will assume that all required licenses and permits are in full force and effect, and we make no independent on-site tests to identify the presence of any potential environmental risks.

INFORMATION PROVIDED BY OTHERS

Information furnished by others is presumed to be reliable; furthermore, we did not independently verify the accuracy of such information. All financial data, operating histories and other data relating to income and expenses attributed to the business have been provided by Management or its representatives and have been accepted without further verification except as specifically stated in the report.

EX E-42

PROSPECTIVE FINANCIAL INFORMATION

Valuation reports may contain prospective financial information, estimates or opinions that represent reasonable expectations at a particular point in time, but such information, estimates or opinions are not offered as forecasts, prospective financial statements or opinions, predictions or as assurances that a particular level of income or profit will be achieved, that events will occur or that a particular price will be offered or accepted. Actual results achieved during the period covered by our prospective financial analysis will vary from those described in our report, and the variations may be material.

Any use of Management’s projections or forecasts in our analysis will not constitute an examination, review or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (AICPA). We will not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles. The parties hereby irrevocably submit to the jurisdiction of the federal or state courts in the State of Texas, specifically and exclusively in the Tarrant County Court or the Federal District Court for the Northern District of Texas, over any dispute or proceeding arising out of this Agreement and agree that all claims in respect of such dispute or proceeding shall be heard and determined in such court. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

EX E-43

CERTIFICATION

I certify that, to the best of my knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions and conclusions of value are limited only by the reported assumptions and limiting conditions, and are my personal, impartial, independent, unbiased, objective professional analyses, opinions and conclusions.

3.	I have no present or prospective/contemplated financial or other interest in the business or property that is the subject of this report, and I have no personal financial or other interest or bias with respect to the property or the parties involved.

4.	My engagement in this assignment was not contingent upon developing or reporting predetermined results.

5.	My compensation for completing this assignment is fee-based and is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the outcome of the valuation, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6.	The economic and industry data included in the valuation report have been obtained from various printed or electronic reference sources that the valuation analyst believes to be reliable. The valuation analyst has not performed any corroborating procedures to substantiate that data.

7.	My analyses, opinions, conclusions (valuation engagement) and this summary report were developed in conformity with the 2008 American Institute of Certified Public Accountants Statement on Standards for Valuation Services No. 1.

8.	The parties for which the information and use of the valuation report is restricted are identified; the valuation report is not intended to be and should not be used by anyone other than such parties.

9.	The valuation analyst has no obligation to update the report or the opinion of value for information that comes to my attention after the date of the report.

EX E-44

10.

This report and analysis were prepared under the direction of Gregory E. Scheig. Mr. Scheig is a Certified Public Accountant (CPA), Accredited in Business Valuation (ABV), Certified in Financial Forensics (CFF) by the AICPA and has been awarded the CFA (Chartered Financial Analyst) charter.

Gregory E. Scheig, CPA/ABV/CFF, CFA

ValueScope, Inc.

EX E-45

SCHEDULES

EX E-46

EX E-47

EX E-48

Bayou City Exploration, Inc. **Schedule A.2**
Financial Statement Analysis **Valuation Date: September 1, 2013**

Historical Balance Sheets

	As of:											
	31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		30-Jun-13 [1]	
	Audited	%	Audited	%	Audited	%	Audited	%	Audited	%	Unaudited	%
Current Assets												
Cash & cash equivalents	$18,042	7.7%	$51,704	9.8%	$491,708	77.8%	$1,259,934	56.8%	$2,087,480	65.3%	$1,361,611	42.6%
Accounts receivable, trade and other	210,674	89.8%	165,946	31.5%	20,118	3.2%	13,778	0.6%	60,790	1.9%	59,639	1.9%
Accounts receivable, due from affiliates	-	0.0%	-	0.0%	-	0.0%	-	0.0%	104,167	3.3%	523,614	16.4%
Prepaid expenses and other current assets	-	0.0%	-	0.0%	5,520	0.9%	504,428	22.7%	117,142	3.7%	478,612	15.0%
Total Current Assets	228,716	97.5%	217,650	41.3%	517,346	81.8%	1,778,140	80.2%	2,369,579	74.2%	2,423,476	75.7%
Oil and gas properties, net	-	0.0%	308,967	58.7%	114,845	18.2%	156,038	7.0%	340,053	10.6%	407,405	12.7%
Fixed assets, net	5,834	2.5%	-	0.0%	-	0.0%	25,047	1.1%	19,680	0.6%	16,102	0.5%
Other investments at cost	-	0.0%	-	0.0%	-	0.0%	69,111	3.1%	126,128	3.9%	126,128	3.9%
Investment in unconsolidated affiliate company	-	0.0%	-	0.0%	-	0.0%	-	0.0%	150,099	4.7%	36,800	1.2%
Investments held for sale	-	0.0%	-	0.0%	-	0.0%	190,000	8.6%	190,000	5.9%	190,000	5.9%
Total Assets	$234,550	100.0%	$526,617	100.0%	$632,191	100.0%	$2,218,336	100.0%	$3,195,539	100.0%	$3,199,911	100.0%
Current Liabilities												
Accounts payable and accrued expenses	$354,789	151.3%	$133,071	25.3%	$87,191	13.8%	$154,705	7.0%	$53,953	1.7%	$48,686	1.5%
Accounts payable - minority shareholder	51,186	21.8%	-	0.0%	-	0.0%	84,906	3.8%	84,906	2.7%	84,906	2.7%
Accounts payable - related party	246,298	105.0%	134,906	25.6%	84,906	13.4%	-	0.0%	530,611	16.6%	-	0.0%
Turnkey partnership obligation	-	0.0%	-	0.0%	-	0.0%	1,242,509	56.0%	582,746	18.2%	1,168,383	36.5%
Notes payable - minority shareholders	616,569	262.9%	475,000	90.2%	100,000	15.8%	100,000	4.5%	100,000	3.1%	100,000	3.1%
Federal income taxes payable	-	0.0%	-	0.0%	-	0.0%	-	0.0%	32,697	1.0%	-	0.0%
Total Current Liabilities	1,268,842	541.0%	742,977	141.1%	272,097	43.0%	1,582,120	71.3%	1,384,913	43.3%	1,401,975	43.8%
Other long-term liabilities	43,806	18.7%	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total Liabilities	1,312,648	559.6%	742,977	141.1%	272,097	43.0%	1,582,120	71.3%	1,384,913	43.3%	1,401,975	43.8%
Common stock	133,268	56.8%	133,268	25.3%	145,018	22.9%	1,451	0.1%	4,951	0.2%	4,951	0.2%
Additional paid-in capital	13,284,765	NM	13,363,430	NM	13,395,739	NM	13,558,314	NM	13,912,814	NM	13,912,814	NM
Accumulated deficit	(14,496,131)	NM	(13,713,058)	NM	(13,180,663)	NM	(12,923,549)	NM	(12,107,139)	NM	(12,119,829)	NM
Total Shareholders' Equity	(1,078,098)	-459.6%	(216,360)	-41.1%	360,094	57.0%	636,216	28.7%	1,810,626	56.7%	1,797,936	56.2%
Total Liabilities & Shareholders' Equity	$234,550	100.0%	$526,617	100.0%	$632,191	100.0%	$2,218,336	100.0%	$3,195,539	100.0%	$3,199,911	100.0%

Notes:

[1] June 30, 2013 balance sheet obtained from quarterly statements filed with the SEC.

EX E-49

EX E-50

EX E-51

Bayou City Exploration, Inc. | **Schedule B.2**
Discounted Cash Flow Method | **Valuation Date: September 1, 2013**

Synthesis of Net Cash Flow

	For the Projected Year Ended September 1 :					
	2014	2015	2016	2017	2018	Residual
Sources of Cash Flow:						
Net income	$250,656	$256,923	$263,346	$269,929	$276,677	$283,594
Depletion, depreciation and amortization	88,398	90,608	92,873	95,195	97,575	100,014
Total Sources of Cash Flow	339,054	347,530	356,219	365,124	374,252	383,609
Uses of Cash Flow:						
Additions to working capital	($82,292)	$25,980	$26,630	$27,295	$27,978	$28,677
Capital expenditures	88,398	90,608	92,873	95,195	97,575	100,014
Net cash flow	332,948	230,942	236,716	242,634	248,700	254,917
Total Uses of Cash Flow	339,054	347,530	356,219	365,124	374,252	383,609
Net Cash Flow	**$332,948**	**$230,942**	**$236,716**	**$242,634**	**$248,700**	**$254,917**
Period (Mid - Period)	0.50	1.50	2.50	3.50	4.50	
Present Value (PV) Factor @ WACC = *16.0%*	0.9285	0.8004	0.6900	0.5948	0.5128	
PV Net Cash Flow	**$309,135**	**$184,849**	**$163,336**	**$144,327**	**$127,531**	

PV net cash flow		$929,177	
PV residual value		968,287	
Non-operating assets		257,928	*Schedule D.1*
Enterprise Value		**$2,155,393**	
Less: total debt		100,000	*Schedule A.2*
Equity Value - Control, Marketable		**$2,055,393**	
Less: Discount for lack of control	20.0%		*Schedule E.1*
Less: Discount for lack of marketability	12.0%		*Schedule F.1*
Less: Combined discount	29.6%	(608,396)	
Equity Value - Minority, Non-Marketable		$1,446,996	
Common shares outstanding		990,230	
Common Stock Value per Share - Minority, Non-Marketable		**$1.46**	

Residual Value

Residual net cash flow :	$254,917
Residual multiple :	7.4
Residual value :	**$1,888,275**
x PV Factor :	0.5128
PV Residual Value :	**$968,287**

EX E-52

EX E-53

Bayou City Exploration, Inc.
Historical Stock Price Review

Schedule C.1
Valuation Date: September 1, 2013

$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Adjusted STock Price
12,500
10,000
7,500
5,000
2,500
0
Trading Volume
1/3/12
2/3/12
3/3/12
4/3/12
5/3/12
6/3/12
7/3/12
8/3/12
9/3/12
10/3/12
11/3/12
12/3/12
1/3/13
2/3/13
3/3/13
4/3/13
5/3/13
6/3/13
7/3/13
8/3/13

Shares outstanding *As of September 1, 2013*	990,230
52 Week Low:	$0.35
52 Week High:	$7.00
[2] Normalized 52 Week Low:	$0.35
[2] Normalized 52 Week High:	$1.80

Period	[1] Adjusted Trading Volume	[1] Adjusted Shares Outstanding	Annualized Trading Volume %	[1] Adjusted Weighted Average Price	Indicated Enterprise Value (Minority Basis)
Valuation Date: Previous Closing Price				$1.49	$1,475,443
[2] Normalized YTD 2013	83,100	990,230	12.6%	$1.41	$1,392,626
Actual YTD 2013	95,300	990,230	14.4%	$1.73	
All 2012	1,936	990,176	0.20%	$3.00	
All 2011	321	990,036	0.03%	$5.70	
All 2010	178	990,036	0.02%	$4.79	

EX E-54

Bayou City Exploration, Inc.
Cost Approach

Schedule D.1
Valuation Date: September 1, 2013

Book Value of Equity Analysis

	As of: 30-Jun-13 [1] TTM	%		As of: 30-Jun-13 Adjusted	%
Current Assets					
Cash & cash equivalents	$1,361,611	42.6%		$1,361,611	43.9%
Accounts receivable, trade and other	59,639	1.9%		59,639	1.9%
Accounts receivable, due from affiliates	523,614	16.4%		523,614	16.9%
Prepaid expenses and other current assets	478,612	15.0%		478,612	15.4%
Total Current Assets	2,423,476	75.7%		2,423,476	78.1%
Oil and gas properties, net	407,405	12.7%		407,405	13.1%
Fixed assets, net	16,102	0.5%		16,102	0.5%
Non-operating assets					
Other investments at cost	126,128	3.9%		126,128	4.1%
Investment in unconsolidated affiliate company	36,800	1.2%		36,800	1.2%
Investments held for sale	190,000	5.9%	[1] (95,000)	95,000	3.1%
Total Non-operating assets	352,928	11.0%		257,928	8.3%
Total Assets	$3,199,911	100.0%		$3,104,911	100.0%
Current Liabilities					
Accounts payable and accrued expenses	$48,686	1.5%		$48,686	1.6%
Accounts payable - minority shareholder	84,906	2.7%		84,906	2.7%
Turnkey partnership obligation	1,168,383	36.5%		1,168,383	37.6%
Notes payable - minority shareholders	100,000	3.1%		100,000	3.2%
Total Current Liabilities	1,401,975	43.8%		1,401,975	45.2%
Other long-term liabilities	-	0.0%		-	0.0%
Total Liabilities	1,401,975	43.8%		1,401,975	45.2%
Common stock	4,951	0.2%			
Additional paid-in capital	13,912,814	NM			
Accumulated deficit	(12,119,829)	NM			
Total Shareholders' Equity	1,797,936	56.2%		**$1,702,936**	54.8%

Adjusted Book Value of Equity	$1,702,936
[2] Less: Discount for lack of marketability	20.0%
Adjusted Book Value of Equity *Non-Marketable Basis*	$1,362,349
Common shares outstanding	990,230
Equity Value per Share *	**$1.38**

** Represents a floor value per share in an orderly liquidation scenario.*

[1] Adjusted asset value downward by 50% based on discussions with Management. The full value of the asset is not expected to be recoverable.
[2] See Schedule F.1 for DLOM studies. Selected a DLOM of 20% to reflect estimated time/costs required to complete an orderly liquidation.

EX E-55

Bayou City Exploration, Inc.	Schedule E.1
Discount for Lack of Control (DLOC) Analysis	Valuation Date: September 1, 2013

SIC code and description:

SIC 1311 - Crude Petroleum and Natural Gas. Establishments primarily engaged in operating oil and gas field properties. Such activities may include exploration for crude petroleum and natural gas; drilling, completing, and equipping wells; operation of separators, emulsion breakers, desilting equipment, and field gathering lines for crude petroleum; and all other activities in the preparation of oil and gas up to the point of shipment from the producing property.

SIC 1381 - Drilling Oil and Gas Wells. Establishments primarily engaged in drilling wells for oil or gas field operations for others on a contract or fee basis.

SIC 1382 - Oil and Gas Field Exploration Services. Establishments primarily engaged in performing geophysical, geological, and other exploration services for oil and gas on a contract or fee basis.

MergerStat® / BVR Control Premium Study Transaction Summary - SIC 1311, 1381, 1382

Statistic	Count	Range	Mean	Median
Effective Date	27	3/10/2010 - 6/3/2013	N/A	N/A
Net Sales LTM (USD)	27	$0 - $31,278	$2,518	$147
EBITDA CashFlow LTM (USD)	27	($60) - $6,360	$616	$18
Deal Value ($mil-US)	27	$10 - $24,916	$3,668	$148
MergerStat Control Premium	27	-47.7% to 76.7%	27.3%	28.3%
Implied Minority Discount	27	-91.3% to 40.0%	**16.4%**	**22.0%**

MergerStat Indicated DLOC	
Mean	16.4%
Median	22.0%
Selected	20.0%

EX E-56

EX E-57

EX E-58

EX E-59